Exhibit 10.1

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of the 25th day of October 2022 (the “Execution Date”) by and among Helbiz, Inc., a Delaware corporation (“Purchaser”), Helbiz Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Purchaser (“Merger Sub”), and Wheels Labs, Inc., a Delaware corporation (“Target” and each of Purchaser, Merger Sub and Target, a “Party” and collectively, the “Parties”).

WITNESSETH

WHEREAS:

A. Purchaser is a publicly listed company whose securities are traded on the Nasdaq Capital Market, and is in the business of providing personal, urban micro-mobility solutions and related technology services;

B. The Target together with its existing Subsidiaries is a privately held company (each existing Subsidiary, a “Target Subsidiary,” and collectively, with the Target, the “Target Group”), is in the business of providing personal, urban micro mobility solutions and related technology (the business of the Company as currently conducted, the “Business”);

C. The Parties wish to effect a business combination through the statutory merger of Merger Sub with and into the Target, pursuant to which the Target would survive and become a wholly-owned subsidiary of Purchaser (the “Merger”), on the terms and conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”), and in connection with such wish Purchaser has provided $2,800,000 prior to the Effective time as a deposit for the Merger (the “Deposit”).

D. The Board of Directors of the Target has carefully considered the terms of this Agreement and has unanimously: (a) determined that this Agreement, and the transactions contemplated by this Agreement and the other Additional Agreements and the documents referenced herein and therein, including the Merger (collectively, the “Transactions”), are advisable and fair to, and in the best interests of, the Target and the Target Stockholders; (b) approved the Merger and the other Transactions upon the terms and conditions set forth herein in accordance with applicable provisions of the DGCL; and (c) directed that the adoption of this Agreement and approval of the principal terms of the Merger be submitted to the Target Stockholders for consideration and recommended that all of the Target Stockholders adopt this Agreement and approve the Merger.

E. The Board of Directors of Purchaser has approved and declared advisable and in the best interests of Purchaser and Merger Sub, respectively, this Agreement and the Transactions, and the Board of Directors of Merger Sub has determined that this Agreement and the Transactions, are fair to and in the best interests of Merger Sub and its sole stockholder, Purchaser.

F. Concurrently with the execution and delivery of this Agreement, Purchaser, the Company and Salvatore Palella have entered into the Support Agreement (substantially in the for attached as Exhibit J, the “Support Agreement”), pursuant to which, among other things, Salvatore Palella will agree, upon and subject to the terms set forth therein, to vote his shares of Purchaser Capital Stock (as defined below) in favor of this Agreement, the Merger and the other Transactions.

NOW THEREFORE: In consideration of the representations, warranties, conditions, covenants, obligations and promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

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Article I
DEFINITIONS

Certain capitalized terms are defined throughout this Agreement. In addition, the following terms, as used herein, have the following meanings:

1.1 “Action” means any legal action, suit, claim, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise, by or before any Governmental Entity.

1.2 “Additional Agreements” means, the (i) the Employee Retention Plan, (ii) the Target Securityholder Lock-Up Agreement substantially in the form attached hereto as Exhibit B (the “Post-Closing Target Securityholder Lock-Up Agreement”), (iii) Employment Agreements by and among each of the persons to be agreed upon by the Parties in good faith (the “Employment Agreements”) as mutually agreed by the parties thereto and (iv) the Escrow Agreement.

1.3 “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

1.4 “Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or controlled by a Person in which a Person’s assets, the business or its transactions are otherwise reflected, other than stock books and minute books.

1.5 “Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business.

1.6 [RESERVED]

1.7 “Closing Debt” means the aggregate amount of the Indebtedness of Target Group, excluding any amounts pertaining to the U.S. Small Business Administration Paycheck Protection Program, as of immediately prior to the Closing.

1.8 “COBRA” means collectively, the requirements of Sections 601 through 606 of ERISA and Section 4980B of the Code.

1.9 “Code” means the Internal Revenue Code of 1986, as amended.

1.10 “Contracts” means the Leases and all other contracts, agreements, leases (including equipment leases, car leases and capital leases), licenses, commitments, client contracts, statements of work (SOWs), sales and purchase orders and similar instruments, oral or written.

1.11 “Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing, a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

1.12 “Copyleft Terms” means any terms of a license commonly referred to as an open source, free Software, copyleft, or community source code license (including the GNU General Public License, GNU Lesser General Public License, or any other license governing public source code made available) or any similar license, in each case that require, as a condition of or in connection with any use, modification, reproduction, or distribution of any Software licensed thereunder, (i) that any proprietary Software incorporated into, linked to or with, derived from, or distributed with such Software be: (a) disclosed, made available, distributed, offered or delivered in source code form; (b) redistributed at no or minimal charge; or (c) licensed for the purpose of creating modifications to or derivative works; or (ii) the owner of the proprietary Software to grant to any Person rights or immunities under any Intellectual Property (including without limitation Patents) in such proprietary Software.

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1.13 “DGCL” means the Delaware General Business Corporation Law.

1.14 “Employee Retention Plan” means a program specifically designed to retain certain key employees, including certain executive officers currently employed by Target, for the duration of their employment with Purchaser, the form of which program Purchaser and Target shall negotiate in good faith prior to the Closing and which program shall be substantially similar to Helbiz’s 2021 Omnibus Incentive Plan.

1.15 “Environmental Laws” shall mean all Laws that prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act and the Clean Water Act.

1.16 “Equity Award” means the stock options and rights and restricted stock units to acquire shares of Target’s common stock which options are outstanding as of the date of this Agreement.

1.17 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

1.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.19 “Governmental Entity” means any domestic or non-U.S. legislative, administrative or regulatory authority, agency, commission, body, court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, foreign, Federal, state, or local, or other governmental or quasi-governmental entity of competent jurisdiction, including any supranational body.

1.20 “Hazardous Material” shall mean any material, emission, chemical, substance or waste that has been designated by any Governmental Entity to be radioactive, toxic, hazardous, a pollutant or a contaminant.

1.21 “Hazardous Material Activity” shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, labeling, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including, any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any recycling, product take-back or product content requirements.

1.22 “Indebtedness” means with respect to any Person, (a) all obligations of such Person for borrowed money under credit and debt facilities, or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements), including with respect thereto, all interests, fees and costs, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business), (e) all indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all guarantees by such Person, (g) all liability of such Person with respect to any hedging obligations, including interest rate or currency exchange swaps, collars, caps or similar hedging obligations, (h) any agreement to incur any of the same. For informational purposes, Indebtedness shall include any loans that are not carried as tangible liabilities on the Financial Statements on a stand-alone basis (whether or not such liabilities are included in the footnotes to the Financial Statements), (i) Sales tax payables, trade payables aged 30 days or greater from the date hereof and Financial liabilities (principal and unpaid interests) and (j) any other obligations of such Person over $250,000.

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1.23 “Information Statement” a written information statement of the type contemplated by Rule 14c-2 of the Exchange Act containing the information specified in Schedule 14C under the Exchange Act (including any amendment or supplement thereto), providing notice to the Purchaser stockholders of Purchaser’s Written Consent, which shall also constitute notice under Section 228 of the DGCL.

1.24 “Insurance Policy” means, the Representations and Warranties Insurance policy (the “R&W Insurance Policy”) Purchaser may obtain to cover claims with respect to those losses resulting from a breach of the representations and warranties of Article IV arising out of or relating to events which occurred before or at the Effective Time (including in connection with the transactions contemplated by this Agreement, and claims against Target in the course of its Business), which (a) has coverage of no less than $500,000 (and in the case of the contingent liability policy of no less than $750,000), (b) provides that the insurer thereunder shall have no right of subrogation or contribution against Target’s Representative, or any Affiliate thereof, except in the case of actual and intentional fraud in connection with the Agreement by such person, and (c) provides that no insured under the R&W Insurance Policy may amend, modify, revise, or otherwise waive the R&W Insurance Policy or any term thereof in any manner that would reasonably be expected to grant to the insurer thereunder subrogation rights broader than described in clause (b) above.

1.25 “Intellectual Property” means any and all intellectual property or industrial property rights existing, created, arising, or protected under applicable Law anywhere in the world, including all rights, title, and interest in and to any and all: (a) trademarks, service marks, certification marks, brand names, slogans, logos, symbols, trade dress, trade names, corporate and business names, social media identifiers and related accounts, and other indicia of source or origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of the same (collectively, “Trademarks”); (b) patents, patent applications, patentable inventions, invention disclosures and other patent rights, including provisionals, extensions, divisionals, continuations, continuations-in-part, re-issues, re-examinations, interferences, and counterparts thereof (collectively, “Patents”); (c) confidential information, trade secrets, inventions, know-how, processes, procedures, ideas, research and development, formulas, compositions, algorithms, source code, object code, technology, databases, manufacturing and production processes and techniques, specifications, prototypes, models, designs, and drawings; (d) published and unpublished works of authorship, whether copyrightable or not (including Software, website and mobile content, databases and other compilations of information), copyrights, design and database rights, and registrations and applications for any of the foregoing and all renewals, extensions, restorations and reversions thereof, and all moral rights associated with any of the foregoing (collectively, “Copyrights”); (e) mask works and all applications, registrations, and renewals in connection therewith; (f) Internet domain names and URLs; (g) rights recognized under applicable Law that are equivalent or similar to any of the foregoing, including: any and all rights of any kind whatsoever accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions, and otherwise throughout the world; any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and any and all claims and causes of action with respect to any of the foregoing and all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, or other violation of the foregoing; (h) copies and tangible embodiments thereof (in whatever form or medium); and (i) and all embodiments and fixations thereof and related documentation and registrations and all additions, improvements and accessions thereto, whether registered or unregistered or domestic or foreign.

1.26 “Inventory” is defined in the UCC.

1.27 “IT Assets” means technology devices, computers, hardware, Software (including firmware and middleware), systems, sites, servers, networks, workstations, routers, hubs, circuits, switches, interfaces, websites, platforms, data communications lines, automated processes, and all other information or operational technology, telecommunications, facilities, systems services, or equipment, and all associated documentation.

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1.28 “knowledge” means the actual knowledge of the executive officers of the relevant party after reasonable inquiry.

1.29 “Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

1.30 “Leases” means the leases set forth on Schedule 1.30 attached hereto, together with all fixtures and improvements erected on the premises leased thereby.

1.31 “Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

1.32 “Material Adverse Effect” or “Material Adverse Change” means a material adverse change or a material adverse effect upon the assets, liabilities, or condition (financial or otherwise) of (a) Target Group taken as a whole and the Business or of (b) Purchaser and its Subsidiaries, taken as a whole, provided, however, that “Material Adverse Effect” or “Material Adverse Change” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which Target operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) by Target with the written consent of or at the written request of Purchaser; (vi) any changes in applicable Laws or accounting rules (including U.S. GAAP) or the enforcement, implementation or interpretation thereof; (vii) the announcement, pendency or completion of the transactions contemplated by this Agreement; or (viii) any natural or man-made disaster or acts of God, disasters, emergencies, calamities, epidemics, pandemics, disease outbreaks (including COVID-19, SARS-CoV-2 virus or any mutation or variation thereof) or similar event; except, in the case of subclauses (i), (ii), (iv), (vi) and (viii), to the extent such change, event, circumstance or effect has a disproportionate adverse effect on such entity as compared to other Persons engaged in the same industry.

1.33 “Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by a Governmental Entity.

1.34 “Permitted Liens” means (i) all Liens which have been made available to Purchaser; (ii) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts (A) that are not delinquent, (B) that are not material to the business, operations and financial condition of Target so encumbered, either individually or in the aggregate, and (C) not resulting from a breach, default or violation by Target Group of any Contract or Law; (iii) liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings (and for which adequate accruals or reserves have been established on the Financial Statements), (iv) the Liens set forth on Schedule 4.14(c), (v) non-exclusive licenses to Intellectual Property granted in the ordinary course of business consistent with past practice and (vi) Liens that do not, individually or in the aggregate, materially and adversely affect, or materially disrupt, the ordinary course operation of the Business.

1.35 “Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

1.36 “Personal Information” means any information that relates, to, describes, identifies, could reasonably be used to identify, or could reasonably be linked directly or indirectly to a natural Personal or household or that is otherwise considered “personally identifiable information,” “personal information,” “personal data,” “nonpublic personal information,” “individually identifiable health information,” or other analogous term under Laws.

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1.37 “Predecessor” means an entity whose ownership, title and interest, including all rights, benefits, duties and liabilities were acquired in an uninterrupted chain of succession by Target.

1.38 “Primary Market” means any of the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Market, the Nasdaq Global Select Market, the Nasdaq Capital Market or the OTC QB, and any successor to any of the foregoing markets or exchanges.

1.39 “Process” or “Processing” means, with respect to data, the use, collection, receipt, processing, storage, recording, organization, safeguarding, security, adaption, alteration, ingestion, compilation, combination, enrichment, de-identification, transfer, retrieval, access, consultation, disclosure, sharing, dissemination or destruction of such data.

1.40 “Pro Rata Share” means for each Target Noteholder a percentage equal to (i) the aggregate principle plus interest outstanding under such Target Note divided by (ii) the aggregate principal and interest outstanding under all Target Notes, in each case as of the date that is 5 Business Days prior to the Closing.

1.41 “Public Official” means any Person employed by, representing or acting on behalf of a Governmental Entity or enterprise thereof (including a state-owned or state-controlled enterprise) or a public international organization, any representative or official of a political party or any candidate for any political office.

1.42 “Purchaser Capital Stock” means the Purchaser Common Stock and any other class or series of authorized capital stock of Purchaser, collectively.

1.43 “Purchaser Class A Common Stock” means the shares of Class A common stock of Purchaser, par value $0.00001 Per Share.

1.44 “Purchaser Class B Common Stock” means the shares of Class B common stock of Purchaser, par value $0.00001 Per Share.

1.45 “Purchaser Common Stock” means the shares of Purchaser Class A Common Stock and the shares of Purchaser Class B Common Stock, collectively.

1.46 "Purchaser Merger Securities” means the shares of Preferred Stock and the Warrants issuable hereunder (which term shall include any shares of Purchaser Class A Common Stock into which the Preferred Stock may be converted and the Warrant Shares).

1.47 “Purchaser Preferred Stock” means the preferred stock as authorized by the Purchaser’s certificate of incorporation, as amended.

1.48 “Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

1.49 “Related Party” with respect to any specified Person, means: (a) any Affiliate of such specified Person, or any director, executive officer, general partner or managing member of such Affiliate; (b) any Person who serves as a director, executive officer, partner, member or in a similar capacity of such specified Person; or (c) any other Person who holds, individually or together with any Affiliate of such other Person, more than five percent (5%) of the outstanding equity or ownership interests of such specified Person.

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1.50 “Release” means any releasing, spilling, emitting, leaking, pumping, pouring, injection, escaping, depositing, disposing, emptying, discharging, dispersing, dumping, leaching or migration of any Hazardous Materials into, onto, in, on or through the indoor or outdoor environment, including relating to any landfill, basin, subsurface or aboveground pipeline or other structure, wetland, quarry or natural resource (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through indoor or outdoor air, soil, subsurface strata, sediment, surface water or groundwater.

1.51 “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

1.52 “SEC” or the “Commission” means the United States’ Securities and Exchange Commission.

1.53 “Securities Act” means the Securities Act of 1933, as amended.

1.54 “Software” and all (a) computer programs, applications, middleware, firmware, microcode and other software (and all derivative works, foreign language versions, enhancements, versions, releases, fixes, upgrades and updates thereto), including operating systems, algorithms, heuristics, models and methodologies, compilations, development tools, compilers, comments, user interfaces, menus, buttons and icons, application programming interfaces, files, data scripts, architecture, algorithms, and higher level or “proprietary” languages, in each case, whether in source code, object code or other form or format, including code, libraries, subroutines and other components thereof, all documentation relating thereto; (b) testing, validation, verification and quality assurance materials; (c) descriptions, schematics, flow-charts and other work product used to design, plan, organize and develop any of the foregoing; (d) all documentation, including user manuals, web materials and architectural and design specifications and training materials, relating to any of the foregoing; (e) software development processes, practices, methods and policies recorded in permanent form, relating to any of the foregoing; and (f) performance metrics, sightings, bug and feature lists, build, release and change control manifests recorded in permanent form, relating to any of the foregoing.

1.55 “Subsidiary” means each entity of which at least fifty percent (50%) of the capital stock or other equity or voting securities are, as of the date of this Agreement and required to be under the conditions to Closing as set forth under Article IX hereof, as of the Closing, Controlled or owned, directly or indirectly, by Target, which for the avoidance of doubt shall include any variable interest entity through which all or a portion of the Business is conducted. With respect to Target, its direct and indirect subsidiaries as of the date of this Agreement and Closing are listed on Schedule 1.56, which Schedule includes a statement setting forth the amount of such direct and indirect equity ownership by Target.

1.56 “Tangible Personal Property” means all tangible personal property and interests therein, including machinery, computers and accessories, furniture, office equipment, communications equipment, automobiles, laboratory equipment and other equipment owned or leased by Target Group and other tangible property, including the items listed on Schedule 4.14(a).

1.57 "Target Capital Stock” means the Target Common Stock and the Target Preferred Stock, taken together.

1.58 "Target CEO” means the chief executive officer of Target, Marco McCottry.

1.59 “Target Common Stock” means the shares of common stock of the Target, $0.0001 par value Per Share.

1.60 “Target Convertible Security” means, any Target Note convertible into any security of Target, Target Options, Target Warrants or other security of Target convertible into, or exercisable for, any security of Target.

1.61 “Target Notes” means all of the issued and outstanding convertible promissory notes as amended from time to time issued by Target.

1.62 “Target Noteholder” means each Person who holds a Target Note.

1.63 “Target Option Plan” means the Target’s 2018 Stock Plan, as amended.

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1.64 “Target Optionholder” means each Person who holds a Target Option.

1.65 “Target Options” means all of the issued and outstanding options to purchase shares of Target Common Stock.

1.66 “Target Preferred Stock” means, collectively, the shares of the Series A-1 Preferred Stock, Series A-1-1 Preferred Stock, Series A-1-2 Preferred Stock, Series A-1-3 Preferred Stock, Series A-1-4 Preferred Stock and Series A-1-5 Preferred Stock of the Target, each with $0.0001 par value Per Share.

1.67 “Target Securities” means, collectively, Target Notes, Target Capital Stock, Target Options and Target Warrants.

1.68 “Target Securityholders” means, collectively, Target Noteholders, Target Stockholders, Target Optionholders and Target Warrantholders.

1.69 “Target Stockholder” means each Person who holds any shares of Target Capital Stock immediately prior to the Effective Time.

1.70 “Target Warrants” means any warrant to acquire Target Capital Stock.

1.71 “Target Warrantholder” means each Person who holds a Target Warrant.

1.72 “Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind that is in the nature of a tax (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental), together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

1.73 “Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

1.74 “Taxing Authority” means the Internal Revenue Service and any other Governmental Entity responsible or the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

1.75 “Total Adjustment Shares” means an amount of shares of Preferred Stock equal to (i) the amount of Closing Debt in excess of $7,000,000 divided by (ii) 80% of the VWAP.

1.76 “Total Adjustment Warrants” means an amount of Warrants, to extent such amount is not accounted for in the Total Adjustment Shares, equal to (i) the amount of Closing Debt in excess of $7,000,000 divided by (ii) 160% of the VWAP.

1.77 [Reserved].

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1.78 “Total Stock Consideration” means an amount of (i) Warrants and (ii) Series A Convertible Preferred Stock (the “Preferred Stock”) with a Certificate of Designations substantially in the form attached hereto as Exhibit H. Upon the approval of the majority of the holders of the Purchaser’s common stock, such Preferred Stock shall automatically convert into shares of Purchaser Class A Common Stock equal to (i) nine and nine-tenths (9.9%, as such percentage may be adjusted pursuant to the Certificate of Designations for failure to provide certain financial information as set out therein) of (a) the total issued and outstanding Purchaser Capital Stock immediately prior to the Closing (and shall not include the issuance of the Preferred Stock, Warrants and Warrant Shares contemplated hereby) less (b) any shares of Purchaser Capital Stock issued pursuant to a merger, acquisition, asset purchase or similar transaction with a party other than a Related Party that occurs prior to or at the Closing, less (ii) the Total Adjustment Shares.

1.79 “Transfer Agent” means Continental Stock Transfer & Trust which shall serve as transfer agent.

1.80 “Trading Days” means a day on which the shares of a Common Stock are quoted or traded on a Primary Market on which the shares of Common Stock are then quoted or listed; provided, that in the event that the shares of Common Stock are not listed or quoted, then Trading Day shall mean a Business Day.

1.81 “UCC” means the Uniform Commercial Code of the State of Delaware, or any corresponding or succeeding provisions of Laws of the State of Delaware, or any corresponding or succeeding provisions of Laws, in each case as the same may have been and hereafter may be adopted, supplemented, modified, amended, restated or replaced from time to time.

1.82 “U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

1.83 “Volume-Weighted Average Price” or “VWAP” means the volume weighted average price of the Purchaser Class A Common Stock calculated based on the ten (10) Trading Days ending on and including the Trading Day that is to the third (3nd) Business Day prior to the date of the Effective Time, starting with the opening of trading on the first (1st) Trading Day of such period and ending with the closing of trading on the Trading Day that is the third (3nd) Business Day prior to the date of the Effective Time, as reported by Bloomberg (or, in the event Bloomberg does not report such information, such third-party service as is mutually agreed upon in good faith by the Parties).

1.84 “Warrants” means those warrants (the form of which are attached as Exhibit I) to purchase shares of Preferred Stock (and after receipt of Purchaser Stockholder Approval, shares of Class A Common Stock) equal to (i) four and nine tenths of a percent (4.9%) of (a) the total issued and outstanding Purchaser Capital Stock immediately prior to the Closing (which shall not include the issuance of the Preferred Stock, the Warrants and the Warrant Shares contemplated hereby) less (b) any shares of Purchaser Capital Stock issued pursuant to a merger, acquisition, asset purchase or similar transaction with a party other than a Related Party that occurs prior to or at the Closing, less (ii) the Total Adjustment Warrants.

1.85 “Warrant Shares” means those shares of Preferred Stock or Class A Common Stock, as applicable, into which the Warrants may be converted.

Article II
MERGER

2.1 Merger. On the terms and subject to the conditions of this Agreement, at the Effective Time and in accordance with the DGCL, the Merger Sub shall be merged with and into the Target pursuant to which the separate corporate existence of Merger Sub shall cease, and the Target shall be the surviving corporation in the Merger (the “Surviving Corporation”).

2.2 Effective Time. As soon as practicable on the Closing Date, the Parties shall cause a certificate of merger substantially in the form attached as Exhibit A to be executed and filed by Purchaser with the Delaware Secretary of State (the “Certificate of Merger”), in accordance with the relevant provisions of the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Delaware Secretary of State or at such other time as the parties shall agree and as shall be specified in the Certificate of Merger. The date and time at which the Merger becomes effective is referred to herein as the “Effective Time”.

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2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, agreements, powers and franchises of the Target shall vest in the Surviving Corporation, and all debts, liabilities, duties and obligations of the Target shall become the debts, liabilities, duties and obligations of the Surviving Corporation. For the avoidance of doubt, all issued and any outstanding Target Securities shall be cancelled and converted and represent the right to receive a portion of Target Securityholder Consideration, if any, pursuant to Section 3.2 below.

2.4 Withholding Taxes. Purchaser and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as are required to be withheld and paid over to the applicable Governmental Entity under the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable provision of state, local or foreign Tax Law. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Target Securities in respect of which such deduction and withholding was made.

2.5 Certificate of Incorporation and Bylaws of Surviving Corporation. At the Effective Time: (i) the certificate of incorporation of the Surviving Corporation shall be amended and restated to be identical to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the DGCL and as provided in such certificate of incorporation, provided, however, that the certificate of incorporation of the Surviving Corporation shall be amended to change the name of the Surviving Corporation to “Wheels Labs, Inc.”; (i) the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation as of the Effective Time until thereafter amended in accordance with the DGCL and as provided in the certificate of incorporation of the Surviving Corporation and such bylaws.

2.6 Closing. Unless this Agreement is earlier terminated as provided herein, the closing of the Merger (the “Closing”) shall take place virtually, via electronic exchange of signatures, (i) as soon as possible but in no event later than the third (3rd) Business Day after the satisfaction or waiver (to the extent permitted by applicable law) of the conditions set forth herein (other than such conditions as may, by their terms, only be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or (ii) at such other time, date or location as the Parties may mutually agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date”.

2.7 Directors; Officers. At the Effective Time: The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time, each to hold the office of a director of the Surviving Corporation in accordance with the provisions of the DGCL and the certificate of incorporation and bylaws of the Surviving Corporation until his or her successor is duly elected and qualified.

2.8 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further action is necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties, or assets of the Target or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of the Merger or otherwise carry out the purposes of this Agreement, the officers and directors of Purchaser and the Surviving Corporation shall be fully authorized, in the name and on behalf of the Target or Merger Sub, to take such lawful action.

2.9 No Further Ownership Rights in Target Capital Stock and Target Securities. At the Effective Time, the register of Target Capital Stock shall be closed and thereafter there shall be no further registration of transfers of Target Capital Stock on the records of Target. From and after the Effective Time, the holders of certificates evidencing ownership of Target Securities of any kind or nature outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Target Securities, except as provided herein and as otherwise provided for herein or by Law.

2.10 Rights Not Transferable. The rights of the Target Stockholders pertaining to such Target Stockholder’s Target Capital Stock as of immediately prior to the Effective Time are personal to each such Target Stockholder and shall not be assignable or otherwise transferable for any reason (except by will or by the operation of the laws of descent after the death of a natural holder thereof). Any attempted transfer of such right by any Target Stockholder thereof (otherwise than as permitted by the immediately preceding sentence) shall be null and void.

2.11 Employee Retention Plan. As a post-closing condition to the Merger, prior to four months from the Effective Time Purchaser shall use its best efforts to obtain approval of the Purchaser’s stockholders for the Employee Retention Plan, and the Purchaser shall have enacted such Employee Retention Plan. The Employee Retention Plan shall specifically be designed to retain certain key employees, including certain named executive officers currently employed by Target for the duration of their employment with Parent. Rewards granted under such plan are not to exceed, represent or be exercisable for shares of Class A Common Stock representing more than (i) five (5) percent of (ii) all outstanding Purchaser’s Common Stock on a non-diluted basis at the Effective Time less any shares of Purchaser Capital Stock issued pursuant to a merger, acquisition, asset purchase or similar transaction with a party other than a Related Party that occurs prior to or at the Closing, less (iii) five (5) percent of the Total Adjustment Shares.

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2.12 Conversion of Preferred Stock. As a post-closing condition to the Merger, prior to four months from the Effective Time Purchaser shall use its best efforts to obtain approval of the Purchaser’s stockholders (this approval, the approval mentioned in Section 2.11 (Employee Retention Plan) and any other approval that may be required as a result of the Prior Stockholder Approval Conclusion (as defined herein), the “Purchase Stockholder Approval”) for the Series A Convertible Preferred Stock to convert into shares of Purchaser Class A Common Stock.

Article III
EXCHANGE CONSIDERATION

3.1 Effect on Target Notes. At the Effective Time in accordance with the terms of the Target Notes, each Target Noteholder shall be issued by Purchaser, in exchange for cancellation of the Target Notes, a number of shares of Preferred Stock and Warrants equal to the Target Noteholder’s Pro Rata Share of the Total Stock Consideration (rounded to the nearest whole share and as may be adjusted after the Closing pursuant to Section 3.16); provided, however, that if the operation of this Section 3.1 would result in the Target Notes receiving in the aggregate consideration in excess of the amount due to the Target Noteholders under the terms of the Target Notes (valuing the Preferred Stock based on the VWAP of the Purchaser Class A Common Stock) (such maximum consideration, the “Maximum Note Consideration” and the difference between the Total Stock Consideration and the Maximum Note Consideration, the “Target Securityholder Consideration”) then the holders of Target Notes shall instead be issued, in exchange for cancellation of the Target Notes, a number of shares of Preferred Stock equal to the Target Noteholder’s Pro Rata Share of the Maximum Note Consideration. Fifty percent (50%) of the Preferred Stock and Warrants to be issued hereunder shall be placed into escrow pursuant to the Escrow Agreement.

3.2 Effect on Issued and Outstanding Target Capital Stock. At the Effective Time, by virtue of the Merger and without any further action on the part of Purchaser, Merger Sub, the Target or any holder of any shares of Target Capital Stock, each share of Target Capital Stock issued and outstanding as of the Effective Time shall cease to be outstanding and shall be converted into the right to receive an amount equal to a portion of the Target Securityholder Consideration (as may be adjusted after the Closing pursuant to Section 3.16) remaining after the distribution of the Maximum Note Consideration pursuant to Section 3.1, if any, distributable in respect of such shares of Target Capital Stock pursuant to Target’s Restated Certificate of Incorporation (valuing the Preferred Stock based on the VWAP of the Purchaser Class A Common Stock). Should no Target Securityholder Consideration remain after the distribution pursuant to Section 3.1, at the Effective Time, each share of Target Capital Stock issued and outstanding as of the Effective Time shall cease to be outstanding and the holder of such shares of Target Capital Stock shall not be entitled to any consideration in respect of such shares of Target Capital Stock. Fifty percent (50%) of the Preferred Stock and Warrants to be issued hereunder shall be placed into escrow pursuant to the Escrow Agreement.

3.3 Target Treasury Shares. All shares of Target Capital Stock that are (i) held in the treasury of the Target or owned by the Target, or (ii) held by Purchaser or the Merger Sub, shall automatically be cancelled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

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3.4 Effect on Warrants. At the Effective Time, by virtue of the Merger and without any further action on the part of Purchaser, Merger Sub or the Target, or any holder of any capital stock of Purchaser, Merger Sub, or the Target each Target Warrant outstanding immediately prior to the Effective Time, whether vested or unvested, shall be terminated and cancelled for no consideration.

3.5 Effect on Options. At the Effective Time, by virtue of the Merger and without any further action on the part of Purchaser, Merger Sub or the Target or any holder of any capital stock of Purchaser, Merger Sub, or the Target, each Target Option outstanding immediately prior to the Effective Time, whether vested or unvested, shall be terminated and cancelled for no consideration.

3.6 Target Actions. The Target shall, prior to the Closing and subject to applicable laws, (i) terminate the Target Option Plan effective as of the Effective Time, (ii) to take or cause to be taken all actions, and obtain all consents, as are required (under the Target Option Plan, any applicable Contracts or otherwise) to effect the treatment of Target Notes, Target Options and Target Warrants pursuant to this Article III (and provide evidence of the same to Purchaser), and (iii) ensure that neither any holder of any Target Options, nor any other participant in the Target Option Plan, shall have any right to receive any payment or benefit with respect to any Target Option.

3.7 Adjustments. In the event of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), reorganization, reclassification, combination, recapitalization or other like change with respect to Target Common Stock or Purchaser Class A Common Stock occurring after the date hereof and prior to the Effective Time, all references herein to specified numbers of shares of any class or series affected thereby, and all calculations provided for that are based upon numbers of shares of any class or series (or trading prices therefor) affected thereby, shall be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated by this Agreement prior to such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change. The Total Stock Consideration may be further adjusted after the Closing pursuant to the Escrow Agreement (as defined below).

3.8 Fractional Shares. The number of Warrants and shares of Preferred Stock issued as consideration pursuant to this Article III shall be rounded up to the nearest whole number of Warrants or shares of Preferred Stock.

3.9 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Target Capital Stock (other than any shares to be cancelled pursuant to Section 3.2) outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has properly demanded appraisal rights for such shares in accordance with Section 262 of the DGCL, as applicable (“Dissenting Shares”), shall not be converted into or be exchangeable for the right to receive a portion of the Purchaser Merger Securities unless and until such holder fails to perfect or withdraws or otherwise loses such holder’s right to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or withdraws or loses such holder’s right to appraisal rights, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the portion of the Purchaser Merger Securities, if any, to which such holder is entitled, without interest. The Target shall give Purchaser: (a) prompt notice of any demands received by the Target for appraisal of shares of Target Capital Stock, attempted written withdrawals of such demands, and any other instruments served pursuant to the DGCL, as applicable, and received by the Target relating to Target Stockholders’ rights to appraisal with respect to the Merger; and (b) the opportunity to participate in all negotiations and proceedings with respect to any exercise of such appraisal rights under the DGCL, as applicable. The Target shall not, except with the prior written consent of Purchaser, not to be unreasonably withheld, conditioned or delayed, voluntarily make any payment with respect to any demands for payment of fair value for shares of capital stock of the Target, offer to settle or settle any such demands or approve any withdrawal of any such demands.

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3.10 Closing Statement.

(a) Not later than five (5) Business Days prior to the Closing Date, the Target shall prepare and deliver to Purchaser a draft version, and not later than one (1) Business Day prior to the Closing Date, a final version of a statement certified by an officer of Target (the “Closing Statement”), which statement shall be dated as of the Closing Date and shall set forth all of the following information (in addition to the other required data and information specified therein), as of immediately prior to the Closing:

(i) an estimated consolidated balance sheet of the Target as of immediately prior to the Effective Time, prepared in good faith and in accordance with the GAAP;

(ii) certification of the number of the Total Stock Consideration, by which not later than five (5) Business Days prior to the Closing Date, Purchaser shall prepare and deliver to Target a draft version, and not later than one (1) Business Day Prior to the Closing Date, a final calculation as to the amount of the Total Stock Consideration;

(iii) a good faith calculation of the Closing Debt along with the amount of Company Debt owed to each creditor of the Target;

(iv) with respect to each Person who is a Target Noteholder immediately prior to the Effective Time: (A) the name, latest known address and latest known email address of record; (B) the number of Target Notes held by such Target Noteholder and the principal amounts thereof and any interest due thereon; and (C) each Target Noteholder’s Pro Rata Share which shall collectively be 100%, and (D) the aggregate number of Warrants and shares of Preferred Stock issuable to such Target Noteholder pursuant to Section 3.1; and

(v) with respect to each Person who is a Target Stockholder immediately prior to the Effective Time: (A) the name, latest known address and latest known email address of record; (B) the number, class and series of the shares of Target Capital Stock held by such Target Stockholder; and (C) the aggregate number of Warrants and shares of Preferred Stock issuable to such Target Stockholder pursuant to Section 3.2, if any.

(b) Promptly after delivering the draft version of the Closing Statement to Purchaser, the chief executive officer and/or chief financial officer of the Target will meet with Purchaser to review and discuss the Closing Statement. Purchaser and the Target will discuss in good faith Purchaser’s reasonable comments to the draft version of the Closing Statement and Target shall make applicable correction of reasonable errors to such Closing Statement prior to delivering its final version.

3.12 No Further Ownership Rights. Any Purchaser Merger Securities issued upon conversion of the Target Securities in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to such Target Securities. From and after the Effective Time, the Target Securityholders shall cease to have any rights with respect Target Securities represented thereby, except as otherwise set forth herein or by applicable law.

3.13 Unclaimed Consideration. Each Target Securityholder who has not theretofore complied with the exchange procedures set forth in and contemplated by this Article III shall look only to Purchaser (subject to abandoned property, escheat and similar applicable law) for its claim, only as a general unsecured creditor thereof, to any portion of the Purchaser Merger Securities issuable pursuant to Section 3.1 or Section 3.2. Notwithstanding anything to the contrary contained herein, if any Target Security has not been surrendered prior to the earlier of the six (6) month anniversary of the Effective Time and such date on which the applicable portion of the Purchaser Merger Securities issuable pursuant to Section 3.1 or Section 3.2 in respect of such Target Security would otherwise escheat to, or become the property of, any Governmental Entity, any amounts payable in respect of such Target Security shall, to the extent permitted by applicable law, become the property of Purchaser, free and clear of all claims or interests of any Person previously entitled thereto. Notwithstanding anything to the contrary in this Section 3.13, no party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar applicable law.

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3.14 Surrender of Target Securities; Issuance of Purchaser Shares.

(a) Surrender of Certificates. Upon the acceptance of the surrender of Target Capital Stock by the Company, the Company shall issue the Purchaser Merger Securities to those Target Securityholders entitled to consideration. All Purchaser Merger Securities issued by the Company after Closing in accordance with the terms hereof, shall be deemed to have been issued in full satisfaction of all rights pertaining to such Target Capital Stock.

(b) Legend. Each certificate representing shares of Preferred Stock (or representing shares of Purchaser Class A Common Stock into which they are convertible), Warrants or Warrant Shares issued pursuant to this Agreement and subject to a Post-Closing Target Securityholder Lock-Up Agreement shall bear the legend set forth below, or legend substantially equivalent thereto, together with any other legends that may be required by any securities laws at the time of the issuance of such securities:

“THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A LOCK-UP AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). THE SECRETARY OF THE COMPANY WILL, UPON WRITTEN REQUEST, FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

3.15 Withholding Rights and Tax Rulings. Each of the Target, Purchaser, Merger Sub, the Surviving Corporation or any of their respective Affiliates or agents shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement or in connection with the Merger, such amounts as are required to be deducted and withheld therefrom under any applicable provision of federal, local or foreign Tax law or under any applicable legal requirements (including, for the avoidance of doubt, the regulation of withholding from assets and services), and the recipient of any such payment shall use commercially reasonable efforts to provide the applicable withholding agent with all necessary Tax forms, including, without limitation, an original and duly executed IRS Form W-9 or appropriate version of IRS Form W-8, as applicable. To the extent such amounts are so deducted and withheld and duly paid over to the applicable Taxing Authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

3.16 Escrow. Fifty percent (50%) of the Total Stock Consideration to be issued under this Agreement is to be placed into escrow pursuant to an escrow agreement (the “Escrow Agreement”), the form of which is to be negotiated in good faith among the Parties and an escrow agent to be agreed among the Parties (the “Escrow Agent”), for the payment of certain fees, expenses, awards, settlements, judgments or other items as to be set out in the Escrow Agreement. Pursuant to the terms of the Escrow Agreement, the Total Stock Consideration will be held in escrow until the later of (i) one-year from the Closing and (ii) if any litigation, investigation or other proceeding is initiated in relation to any matter related to the Merger (each, a “Legal Proceeding”) prior to the one-year anniversary of the Closing, the final conclusion of such Legal Proceeding. Any adjustments to the Total Stock Consideration made pursuant to the Escrow Agreement shall be made pari passu among all of the holders of the Total Stock Consideration.

Article IV
REPRESENTATIONS AND WARRANTIES
OF TARGET

Except as set forth in the disclosure schedules delivered by Target to the Purchaser prior to the execution of this Agreement (the “Disclosure Schedule”) (the inclusion of any fact or item in any Section or subsection of the Disclosure Schedules shall be deemed also disclosed and incorporated into each other Section or subsection of the Disclosure Schedules where it is reasonably apparent that such disclosure is relevant or applicable to such other Section or subsection), the Target hereby represents and warrants to Purchaser and Merger Sub that each of the following representations and warranties are true, correct and complete as of the date of this Agreement:

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4.1 Corporate Existence and Power. Each entity within Target Group (a “Target Entity”) is duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation. Each Target Entity has all power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on the Business, except where the failure to have any license, franchise, Permits, authorizations, permits, authorizations consents and approvals, would not have a Material Adverse Effect. Each Target Entity has the corporate power and authority to own or lease all of its properties and assets and to carry on its Business as it is now being conducted, and is duly licensed or qualified as a foreign corporation to do business, and is in good standing (to the extent such concept or comparable status is recognized) in each jurisdiction in which the character of its properties, rights and assets occupied, operated, owned or leased by it or the nature of its Business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. Target and each Target Subsidiary has offices located only at the addresses set forth on Schedule 4.1 of the Disclosure Schedule. 4.24.2 Authorization. Target has all necessary corporate power and authority to execute and deliver this Agreement and each other Additional Agreement to which it is or, at the Closing, will become a party (each, a “Target Transaction Document”) and, subject only to obtaining the Target Stockholder Approval, to perform its obligations under this Agreement and each other Target Transaction Document and to consummate the Merger. This Agreement constitutes, and, upon their execution and delivery, each Target Transaction Document will constitute, a valid and legally binding agreement of Target enforceable against Target in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity. Target’s Board of Directors, by resolutions duly adopted (and not thereafter modified or rescinded) by the unanimous vote of Target’s Board of Directors, has (i) approved this Agreement and the other Transactions and determined that this Agreement and the Transactions, upon the terms and subject to the conditions set forth herein, advisable, fair to and in the best interests of Target and the Target Stockholders, (ii) approved this Agreement in accordance with the provisions of DGCL and Target’s Charter Documents and (iii) directed that the adoption of this Agreement be submitted to the Target Stockholders for consideration and unanimously recommended that all of the Target Stockholders adopt this Agreement. The execution and delivery of written consents by or the affirmative vote of at least 75% percent of the voting power of the Target Stockholders in person or by proxy at a stockholder meeting of Target Stockholders holding a majority of the outstanding shares of Target Capital Stock (voting together as a single class on an as-converted to Common Stock basis) and a majority of the shares of Target Preferred Stock (voting together as a single class on an as-converted to Target Common Stock basis) (the “Target Stockholder Approval”) are necessary to authorize this Agreement and each other Additional Agreement, and to consummate the Merger. Target shall solicit the Target Stockholder Approval for this Agreement and the transactions contemplated hereby in accordance with the provisions of DGCL and the Charter Documents.

4.3 Governmental Authorization. The business of each Target Entity has been, and is being, conducted in compliance in all material respects of all applicable Laws. Target and each Target Entity has not received any written communication alleging any material noncompliance with any such Laws that has not been cured. Target and each Target Entity has obtained and is in compliance in all material respects with all material permits, licenses, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Entity necessary to conduct its business as presently conducted, except for any failure to obtain or comply that would not have a Material Adverse Effect. Except for the approvals listed on Schedule 4.3, neither the execution, delivery nor performance by Target of this Agreement or any Target Transaction Document requires any consent, approval, license, order or other action by or in respect of, or registration, declaration or filing with, any Governmental Entity (each of the foregoing, a “Governmental Approval”).

4.4 Non-Contravention. The execution, delivery or performance by the Target of this Agreement or any Target Transaction Document and the consummation of the Merger, do not and will not: (a) contravene or violate the organizational documents of any Target Entity, (b) contravene or violate any provision of any applicable law or order binding upon or applicable to Target or to any Target Entity, (c) except for the Contracts listed on Schedule 4.4 of the Disclosure Schedule result in any breach of, or constitute a default under (or an event that, with or without the giving of notice or the passage of time or both, would become a breach or default), require any consent of or notice to any Person pursuant to, or give to others any right of termination, cancellation, amendment or acceleration of, or result in the creation of a Lien on any property, right or asset of the Target Group or require any payment or reimbursement by or a loss of any material benefit relating to the Business pursuant to, or otherwise adversely affect the rights or obligations of the Target Group are entitled under, or result in the loss of any benefit under, any Contract or Permit of the Target Group which any of Target Capital Stock or any of Target Group’s assets is or may , except to the extent that the occurrence of any of the foregoing items set forth in clause (c) would not be material.

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4.5 Capitalization. Target’s authorized and issued and outstanding equity and debt capital, inclusive of all convertible and exercisable securities of Target Capital Stock is described on Schedule 4.5 annexed hereto.

(a) All of the issued and outstanding shares of Target Capital Stock have been duly authorized and validly issued, are fully paid and non-assessable and have not been issued in violation of any preemptive or similar rights of any Person. All of the issued and outstanding Target Capital Stock is owned of record by Target Stockholders and Noteholders as set forth on Schedule 4.5(a), free and clear of all Liens (other than usual and customary federal and state securities laws regarding the transfer of unregistered securities or in favor of the Company or other stockholders of the Company). Except as set forth on Schedule 4.5(a), no outstanding Target Capital Stock is subject to any right of first refusal, right of first offer, preemptive right or similar restriction. The only shares of Target Capital Stock that will be outstanding after Closing will be Target Capital Stock owned by the Purchaser following the consummation of the Merger. No other class of shares of Target is authorized or outstanding. Except as set forth in Schedule 4.5(a), there are no: (a) outstanding subscriptions, options, warrants, rights (including “phantom share rights”), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any shares of Target, or (b) agreements with respect to any of Target Capital Stock, including any voting trust, other voting agreement or proxy agreements, put or redemption rights with respect thereto.

(b) As of the Effective Time, there are no outstanding Target Convertible Securities or any agreement to issue Target Convertible Securities. Immediately after the Effective Time, Purchaser shall be the sole securityholder of the Surviving Corporation.

(c) Except as set forth on Schedule 4.5(c), no employee of Target or other Person has received an offer letter or other Contract which is still outstanding that contemplates a grant of, or right to purchase or receive: (i) Target Convertible Securities or (ii) any other securities of Target, that in each case, have not been issued or granted as of the date of this Agreement.

4.6 Charter Documents. Copies of the Charter Documents have heretofore been made available to Purchaser, and such copies are each true and complete copies of such instruments as amended and in effect on the date hereof. Target and each Target Entity has not taken any action in material violation or derogation of its Charter Documents that has not been remedied.

4.7 Corporate Records. All proceedings occurring since the date of incorporation of Target of the board of directors of Target, including all committees thereof, and of Target’s Stockholders, and all consents to actions taken thereby, are accurately reflected, in all material respects, in the minutes and records contained in the corporate minute books of Target and made available to the Purchaser. The stock register of stockholders of every class of Target Capital Stock is complete and accurate.

4.8 Assumed Names. Schedule 4.8 is a complete and correct list of all assumed or “doing business as” names currently or, within five (5) years of the date of this Agreement used by Target Group, including names on any websites. Since the date of Target’s incorporation, neither Target nor any Target Subsidiary has used any name other than the names listed on Schedule 4.8 to conduct the Business. Target Group has filed appropriate “doing business as” certificates in all applicable jurisdictions with respect to itself.

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4.9 Subsidiaries. Except as set forth on Schedule 4.9, Target owns or will own prior to the Effective Time any and all of the equity interests of each of the Subsidiaries set forth on Schedule 4.9, free and clear of all Liens. Target and each Target Subsidiary is duly organized and validly existing under the Laws of the State of its incorporation or formation and each Target Subsidiary is or will be at Closing, wholly-owned by Target. Target is not a participant in any joint venture, partnership, or similar arrangement. The share capital of each of Target and each Target Subsidiary is fully paid-up. Except for the Target Subsidiaries set forth on Schedule 4.9, Target (i) does not own or Control, directly or indirectly, any ownership, equity, profits or voting interest in any Person or has any agreement or commitment to purchase any such interest, and (ii) has not agreed and is not obligated to make, nor is bound by any Contract under which it may become obligated to make, any future investment (in the form of a loan, capital contribution or otherwise) in any other Person. Target has delivered to Purchaser a true and correct and complete copy of each and every agreement and contract to acquire any Person. On or before the Closing Date, any Person set forth on Schedule 4.9 shall be wholly-owned as of such date and there shall be not be outstanding any rights or options of any kind or nature held by any Person other than Purchaser to acquire any capital stock or to obtain or share in any profits of Target or any Target Subsidiary.

(a) Each Target Subsidiary has all corporate power and authority, and all governmental licenses, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on the Business as presently conducted and as proposed to be conducted, except where the failure to have any license, franchise, permits, authorizations, permits, authorizations consents and approvals, would not have a Material Adverse Effect. Each Target Subsidiary is qualified to do business as a foreign entity in any jurisdiction where the character of the property owned or leased by such Target Subsidiary or the nature of its activities make qualification of such Target Subsidiary in any such jurisdiction necessary. Each Target Subsidiary has offices or physical locations located only at the addresses set forth by its name on Schedule 4.9(a).

(b) No outstanding capital stock or other securities of any Target Subsidiary is subject to any right of first refusal, right of first offer, preemptive right or similar restriction. Except as set forth on Schedule 4.9(b), there are no: (i) outstanding subscriptions, options, warrants, rights (including “phantom stock rights”), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any shares of the capital stock or other securities of any Target Subsidiary, or (ii) agreements with respect to any of the capital stock or other securities of any Target Subsidiary, including any voting trust, other voting agreement or proxy with respect thereto. Any such subscriptions, options, warrants, rights (including “phantom stock rights”), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any shares of the capital stock or other securities of any Subsidiary shall be terminated prior to the Closing Date.

(c) Each Target Subsidiary has conducted and continues to conduct the Business in any material respect in compliance with all Laws, judgment, order and decree entered by any Governmental Entity, domestic or foreign, applicable to such Subsidiary or its Business. Each Target Subsidiary is not in any material respect in violation of, has not since the date of Target’s incorporation, violated, and to Target’s best knowledge, has not since the date of Target’s incorporation been threatened in writing to be charged with or given written notice of any violation of, any Law, or judgment, order or decree entered by any Governmental Entity, domestic or foreign.

(d) Each Target Subsidiary has all Permits necessary to operate its Business, as it is now being conducted, except where the failure to have such Permit would not have a Material Adverse Effect.

4.10 Consents. The Material Contracts and Permits listed on Schedule 4.10 are the only Material Contracts or Permits binding upon, or granted to Target or any Target Subsidiary or by which any of Target Capital Stock or any of Target Group’s assets are bound, requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any of the Target Transaction Documents or the consummation of the Transactions or the change of control contemplated hereby or thereby (each of the foregoing, a “Target Consent”).

4.11 Financial Statements.

(a) Target shall have provided by the date hereof correct and complete copies of quarterly interim unaudited financial statements as would be required pursuant to Article 8 of Regulation S-X if Target were required to file quarterly reports on Form 10-Q pursuant to the Securities and Exchange Act of 1934, as amended (the “1934 Act”), as of and for the fiscal quarters ended March 31, 2022, and June 30, 2022. (collectively, the “Unaudited Financial Statements” and the unaudited consolidated balance sheet as of such dates (the “Unaudited Balance Sheet Dates”) included therein, the “Unaudited Balance Sheets”).

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(b) Target shall have provided by the date hereof correct and complete copies of annual audited financial statements as would be required pursuant to Article 8 of Regulation S-X if Target were required to file an annual report on Form 10-K pursuant to the 1934 Act as of and for the fiscal years ended December 31, 2020 and 2021 (collectively, the “Financial Statements” and the audited consolidated balance sheet as of December 31, 2020, and 2021.

(c) The audited Financial Statements are materially true, complete and correct, and fairly present, in conformity with U.S. GAAP applied on a consistent basis, the financial position of Target Group as of the dates thereof and the results of operations of Target Group for the periods reflected therein. The Financial Statements (i) were prepared from the Books and Records of Target Group; and (ii) were prepared in accordance with U.S. GAAP consistently applied.

(d) Except: (i) as specifically disclosed, reflected or fully reserved against on the Unaudited Balance Sheet; (ii) liabilities and obligations incurred in the ordinary course of business since the date of the Balance Sheet; (iii) liabilities that are executory obligations arising under Contracts to which Target or any Target Subsidiary is a party (none of which results from, arises out of, or relates to any breach or violation of, or default under, a Material Contract or applicable Law); (iv) expenses incurred in connection with the negotiation, execution and performance of this Agreement, any Additional Agreement or any of the transactions contemplated hereby or thereby; (v) liabilities that would not have a Material Adverse Effect; and (vi) liabilities set forth on Schedule 4.11(d), neither Target nor any Target Subsidiary has any material liabilities, debts or obligations of any nature of the type required to be reflected on a balance sheet in accordance with GAAP.

(e) Schedule 4.11(e) sets forth a list and description (principal amount, interest rate and maturity date) of all Target Notes issued and outstanding as of the date of this Agreement. Pursuant to the terms of each Target Note, each Target Note may be exchanged for Preferred Stock pursuant to the terms of this Agreement without any need for further action by any of the Target Noteholders (including the provision of written consent). Except as set forth on Schedule 4.11(d), Target Group does not have any Indebtedness. Any and all such Indebtedness in excess of $7,000,000 shall be repaid in full as of the Closing Date, provided that the Purchaser at its discretion may elect to permit such excess Indebtedness to continue and be counted for the calculation of Total Adjustment Shares and the Total Adjustment Warrants.

(f) Neither Target nor any Target Subsidiary is a party to, or has any commitment to become a party to, any “off balance sheet arrangements” that would be required to be disclosed under Item 303(a) of Regulation S-K promulgated by the SEC or any “variable interest entities” (within the meaning Accounting Standards Codification 810). Since the date of Target’s formation (the “Applicable Date”), to the knowledge of Target, no material complaints from any source regarding accounting, internal accounting controls or auditing matters, including with respect to the Financial Statements, have been received by Target. To Target’s knowledge, since the Applicable Date, Target Group has not identified or been made aware of any fraud, whether or not material, that involves the management or other employees of Target or any Target Subsidiary that have a significant role in Target’s internal control over financial reporting and the preparation of the Financial Statements.

4.12 Books and Records.

(a) The Books and Records of Target and each Target Subsidiary accurately and fairly, in reasonable detail, reflect the transactions and dispositions of assets of and the providing of services by Target Group. Target and each Target Subsidiary maintains a system of internal controls over financial reporting consistent with reasonable practices for a Company of its stage designed to provide that:

(i) transactions are executed only in accordance with the respective management’s authorization;

(ii) all income and expense items are promptly and properly recorded for the relevant periods in accordance with the revenue recognition and expense policies maintained by Target, as permitted by U.S. GAAP; and

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(iii) access to assets is permitted only in accordance with the respective management’s authorization.

(b) All accounts, books, records and ledgers of Target and each Target Subsidiary are accurate, complete, and authentic in that they have been properly and accurately kept and completed in all material respects, and to Target’s knowledge there are no material inaccuracies or discrepancies of any kind contained or reflected therein. Except as disclosed on Schedule 4.12(b), neither Target nor any Target Subsidiary has any records, systems controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any mechanical, electronic or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership (excluding licensed software programs) and direct control of Target or such Target Subsidiary and which is not located at the relevant office.

(c) Target and each Target Subsidiary maintains a system of disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) designed to ensure that material information relating to Target and each Target Subsidiary is made known to Target’s principal executive officer and principal financial officer by others within those entities; and at Closing, such disclosure controls and procedures will be effective in all material respects to perform the functions for which they were established.

4.13 Absence of Certain Changes. Since the latest Unaudited Balance Sheet Date, Target Group has conducted the Business in the ordinary course consistent with past practices. Without limiting the generality of the foregoing, except as set forth on Schedule 4.13, since the latest Unaudited Balance Sheet Date, there has not been:

(a) any Material Adverse Effect;

(b) any material transaction, Material Contract entered into, or commitment made, by Target Group, or any of Target Group’s assets (including the acquisition or disposition of any assets) or any relinquishment by Target Group of any Material Contract or other material right, in each case other than transactions and commitments entered into in the ordinary course of business and those contemplated by this Agreement;

(c) (i) any redemption of, declaration, setting aside or payment of any dividend or other distribution with respect to any capital stock or other equity interests in Target; (ii) any issuance by Target of shares of capital stock or other equity interests in Target, or (iii) any repurchase, redemption or other acquisition, or any amendment of any term, by Target of any outstanding shares of capital stock or other equity interests;

(d) any material change in any compensation or benefits arrangement or agreement with any employee, officer, director or stockholder of Target or the Subsidiary, except for changes or amendments that are expressly provided for in this Agreement;

(e) (i) any creation or other incurrence of any Lien (other than Permitted Liens) on Target Capital Stock or any other capital stock or securities of Target or on any of Target Group’s assets, and (ii) any making of any loan, advance or capital contributions to or investment in any Person by Target Group;

(f) any material personal property damage, destruction or casualty loss or personal injury loss (whether or not covered by insurance) affecting the business or assets of Target Group;

(g) any material labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of Target Group, which employees were not subject to a collective bargaining agreement at the latest Unaudited Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of Target Group;

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(h) any sale, transfer, lease to others or otherwise disposition of any of its assets by Target Group except in the ordinary course of business consistent or immaterial amounts of other Tangible Personal Property not required by its business;

(i) any capital expenditure by Target Group in excess in any fiscal month of an aggregate of $500,000 or entering into any lease of capital equipment or property under which the annual lease charges exceed $100,000 in the aggregate by Target Group;

(j) any institution of litigation, settlement or agreement to settle any litigation, action, proceeding or investigation before any court or governmental body relating to Target Group or its property or suffering of any actual or threatened litigation, action, proceeding or investigation before any court or governmental body relating to Target Group or its property;

(k) any waiver by Target or the Subsidiary of a material right or of a material debt owed to it;

(l) the incurrence of any Indebtedness, or any loan of any monies to any Person or guarantee of any obligations of any Person by Target Group;

(m) except as required by U.S. GAAP, any change in the accounting methods or practices (including, any change in depreciation or amortization policies or rates) of Target Group or any revaluation of any of the assets of Target Group;

(n) except as described on Schedule 4.13(n) any amendment to Target or any Target Entity’s organizational documents, or any engagement by Target Group in any merger, consolidation, reorganization, reclassification, liquidation, dissolution or similar transaction;

(o) any acquisition of a majority of the assets or business of any Person;

(p) any material Tax election made by Target Group outside of the ordinary course of business consistent with past practice, or any material Tax election changed or revoked by Target Group; any material claim, notice, audit report or assessment in respect of Taxes settled or compromised by Target Group; any annual Tax accounting period changed by Target Group; any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement relating to any Tax entered into by Target Group; (excluding for clarity, any commercial agreements the primary purpose of which is not related to Taxes); or any right to claim a material Tax refund surrendered by Target.

(q) any transaction, or agreement to undertake a transaction, with an Affiliate of Target other than in the ordinary course of business consistent with past practice; or

(r) any commitment or agreement to do any of the foregoing.

4.14 Properties; Title to Target’s Assets.

(a) Except as set forth on Schedule 4.14(a), the items of Tangible Personal Property are in good operating condition and repair and function in accordance with their intended uses (ordinary wear and tear excepted) and are suitable for their present uses.

(b) All of the Tangible Personal Property is located at the office of Target or the offices of any Target Subsidiary.

(c) Target and each Target Subsidiary as applicable has good and valid title in and to, or in the case of the Leases and the assets which are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use, all of their assets reflected on the Balance Sheet. Except as set forth on Schedule 4.14(c), no such asset is subject to any Liens other than Permitted Liens. Target Group’s assets, including all Intellectual Property Rights, constitute all of the assets of any kind or description whatsoever, including goodwill, for Target Group to operate the Business immediately after the Closing in the same manner as the Business is currently being conducted.

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4.15 Litigation. Except as set forth on Schedule 4.15, there is no Action pending against, or to the best knowledge of Target threatened against or affecting, Target or any Subsidiary, any of its officers or directors in connection with the Business, or any Target Capital Stock or any of Target’s Group assets or any Contract before any court, Governmental Entity or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements. There are no outstanding judgments, awards, decree, injunction, or order of any Governmental Entity outstanding against Target, any Subsidiary of Target or any of its or their assets or properties which would not have Material Adverse Effect on Target or any Subsidiary of Target. Neither Target nor any Subsidiary of Target is, and has not been in the past three (3) years, subject to any material proceeding with any Governmental Entity . Neither Target nor any of its Subsidiaries is party to a settlement or similar agreement regarding any of the matters set forth in the preceding sentence that contains any ongoing material obligations, restrictions or liabilities (of any nature).

4.16 Contracts.

(a) Schedule 4.16(a) of the Disclosure Schedule lists all Contracts (collectively, “Material Contracts”) to which, as of the date of this Agreement, Target or any Target Entity is a party, or by which any of its tangible or intangible assets are bound, and which are currently in effect and constitute the following:

(i) all Contracts that require annual payments or expenses incurred by, or annual payments or income to, Target Group of $100,000 or more (other than standard purchase and sale orders entered into in the ordinary course of business consistent with past practice);

(ii) all sales, advertising, agency, lobbying, broker, sales promotion, market research, marketing or similar contracts and agreements, in each case requiring the payment of any commissions by Target Group in excess of $100,000 annually;

(iii) all Contracts with involving the payment of royalties or other amounts calculated based upon the revenues or income of Target Group or income or revenues related to any product of Target Group, in each case requiring the payment by Target in excess of $100,000 annually;

(iv) all employment Contracts, employee leasing Contracts, and consultant and sales representatives Contracts with any current officer, director, employee or consultant of Target Group, under which Target Group (A) has continuing obligations for payment of annual compensation of at least $100,000 (other than arrangements for at-will employment), (B) has severance or post termination obligations to such Person (other than COBRA obligations), or (C) has an obligation to make a payment upon consummation of the transactions contemplated hereby or as a result of a change of control of Target;

(v) all Contracts creating a joint venture, strategic alliance, limited liability company and partnership agreements to which Target Group is a party;

(vi) all Contracts relating to the acquisition of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise) by Target (other than acquisitions or dispositions of inventory in the ordinary course of business consistent with past practice);

(vii) each Contract that contains a put right, call right, right of first refusal, right of first offer or similar right pursuant to which the Target can, directly or indirectly, purchase or sell, as applicable, any securities, capital stock or other similar interests of any other Person;

(viii) all Contracts for material licensing agreements, including material Contracts licensing Intellectual Property, other than (a) “shrink wrap” or other licenses for generally commercially available Software (including open source Software) or hosted services, (b) licenses granted by Target substantially on Target’s standard forms, (c) Contracts with Target’s own employees, consultants or contractors entered into in the ordinary course of business consistent with past practice, (d) confidentiality and non-disclosure agreements entered into in the ordinary course of business consistent with past practice, and (e) licenses or sublicenses of Intellectual Property granted to or by Target to be used for the purposes of providing the services, or for the use of feedback, Trademarks or similar Intellectual Property for marketing or similar purposes, under the applicable Contract (clauses (a)–(e) collectively, “Standard Contracts”);

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(ix) any Contracts limiting the freedom of Target Group to compete in any line of business or with any Person or in any geographic area;

(x) any Contracts with any Related Party of the Target (other than employment agreements or offer letters that are consistent with the Target’s standard form and securities agreements and scientific advisory board agreements;

(xi) all Contracts providing for guarantees, indemnification arrangements and other hold harmless arrangements made or provided by Target Group; where such Related Party is a Securityholder of Target Group, or any Person beneficially owning 5% or more of the outstanding capital stock of Target or any of their respective Affiliates, is a party, other than any Contracts relating to such Affiliate’s status as a Target Shareholder;);

(xii) all Contracts relating to property or assets (whether real or personal, tangible or intangible) in which Target holds a leasehold interest (including the Leases) and which involve payments to the lessor thereunder in excess of $100,000 per year;

(xiii) any Contracts with respect to the Business relating to outstanding Indebtedness or Lien (A) of the Target for borrowed money (whether incurred, assumed, guaranteed or secured asset) by any Contract not cancellable by Target Group with no more than 60 days’ notice if the effect of such cancellation would result in monetary penalty to Target Group in excess of $100,000, or (B) pursuant to which the Target has provided funds to or made any loan to, or assumed, guaranteed or agreed to act as a surety with respect to any liability of, any Person;

(xiv) any Contract for which any of the benefits, compensation or payments (or the vesting thereof) will be increased or accelerated by the consummation of the transactions contemplated hereby or the amount or value thereof will be calculated on the basis of any of the transactions contemplated by this Agreement;

(xxiv) each Contract evidencing financial or commodity hedging or similar trading activities, including any interest rate swaps, financial derivatives master agreements or confirmations, or futures account opening agreements and/or brokerage statements or similar Contract;

(xxvi) (xxv)  each Contract that prohibits the payment of dividends or distributions in respect of the capital stock or other equity interests of Target Group, the pledging of the capital stock or other equity interests of Target Group or the incurrence of indebtedness by Target Group; each Contract obligating Target Group to purchase or otherwise obtain any product or service exclusively from a single third party or granting any third party the exclusive right to develop, market, sell or distribute any of Target Group’s products or services;

(xxvii) each Contract with current officers, directors or employees of Target pursuant to which Target Group has any (A) ongoing base compensation obligations in excess of $100,000 on an annual basis other than at-will employment agreements; or (B) indemnification obligations;

(xxviii)    each Contract related to any settlement of any proceeding;

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(xxix) each collective bargaining agreement or Contract with any union, staff association, works council or other agency or representative body certified or otherwise recognized for the purposes of bargaining collectively with respect to employees of Target Group; and

(xxx) each Contract under which the consequences of a default, non-renewal or termination would reasonably be expected to have a Material Adverse Effect.

(b) Except as set forth on Schedule 4.16(b), each Material Contract is a valid and binding agreement, and is in full force and effect (subject to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies), and neither Target Group nor, to Target’s knowledge, any other party thereto, is in material breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract. Except as set for the on Schedule 4.16(b), Target Group has not assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any Material Contracts, or granted any power of attorney with respect thereto.

(c) Except as set forth on Schedule 4.16(c), none of the execution, delivery or performance by Target of this Agreement or Additional Agreements to which Target is a party or the consummation by Target of the transactions contemplated hereby or thereby constitutes a default under or gives rise to any right of termination, cancellation or acceleration of any obligation of Target Group or to a loss of any material benefit to which Target Group is entitled under any provision of any Material Contract. Except as set for the on Schedule 4.16(c), each entity that is a constituent part of Target is in compliance with all covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or agreements evidencing any Indebtedness which is intended to survive the Closing as described on Schedule 4.11(d).

4.17 Licenses and Permits. Schedule 4.17 of the Disclosure Schedule lists each material license, franchise, permit, order or approval or other similar authorization (the “Permits”) required under applicable law to conduct the Business as currently conducted, together with the name of the Governmental Entity issuing such Permits. Except as indicated on Schedule 4.17, such Permits are valid and in full force and effect, and none of the Permits will be terminated or impaired or become terminable as a result of the Merger. Target Group has all Permits necessary to conduct the Business as it is now being conducted, except where the failure to obtain any Permit would not have a Material Adverse Effect on Target or any Subsidiary.

4.18 Compliance with Laws. Except as set forth on Schedule 4.18, Target Group is not in violation of, has not since August 7, 2018, violated, and, has not since August 7, 2018, been threatened in writing to be charged with or given written notice of any violation of, any Law, or judgment, order or decree entered by any Governmental Entity, domestic or foreign.

(a) Without limiting the foregoing paragraph, Target Group is not in material violation of, has not violated, and to Target’s knowledge is not under investigation with respect to nor has been threatened or charged with or given notice of any violation of any provisions of:

(i) each Law related to the protection or Processing or both of Personal Information as applicable to Target and/or any of its Subsidiaries due to the specific nature of the Business (“Data Protection Laws”);

(ii) the Foreign Corrupt Practices Act of 1977 (§§ 78dd-1 et seq.), as amended (the “Foreign Corrupt Practices Act”) or any comparable or similar Law of any jurisdiction applicable to Target; or

(iii) any Law regulating or covering conduct in, or the nature of, the workplace, including regarding sexual harassment or, on any impermissible basis, a hostile work environment.

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(b) Without limiting the foregoing paragraph, neither Target Group nor, to the knowledge of Target, any director, officer, employee, Affiliate or Person acting on behalf of Target is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(c) Except as set forth on Schedule 4.18(c), no Permit, license or registration is required by Target Group in the conduct of the Business under any of the Laws described in this Section 4.18, except where the failure to obtain any Permit would not have a Material Adverse Effect on Target or any Subsidiary.

4.19 Intellectual Property.

(a) Schedule 4.19(a) of the Disclosure Schedule sets forth a true, correct and complete list of all registered Intellectual Property and applications for registration of Intellectual Property owned by or filed by any Target Entity,(the “Target Registered Intellectual Property”), specifying as to each, as applicable: (i) the owner of such Intellectual Property; and (ii) the jurisdictions by or in which such Intellectual Property has been issued or registered or in which an application for such issuance or registration has been filed. Schedule 4.19(a) of the Disclosure Schedule shall also include a true, correct and complete list of all proprietary Software owned or purported to be owned by Target or any Target Entity (“Target Software”), in each case, that is included in the Target Group’s Owned Intellectual Property (as defined herein) and is material to Target Group or the conduct of the Business.

(b) Target Group has good, valid and marketable title and ownership of, or has sufficient and valid rights to use, all of the Target Owned Intellectual set forth on Schedule 4.19(a) and the IT Assets owned, leased, licensed or operated by Target or used (or held for use) in the operation of the Business, respectively, all of which ownership and rights shall survive immediately following the execution, delivery, and performance of this Agreement and the Additional Agreements and the consummation of the transactions contemplated hereby and thereby, on identical terms and without modification, cancellation, termination, suspension of, or acceleration of any right, obligation or payment with respect to any such Intellectual Property or IT Assets. Target Group (i) exclusively owns all right, title, and interest in and to all Intellectual Property owned or purported to be owned by Target Group (“Target Owned Intellectual Property”), or (ii) has valid rights or licenses to use all other Intellectual Property necessary for the conduct of the Business, in each case, free and clear of all Liens (other than Permitted Liens).

(c) All of the Target Group’s Registered Intellectual Property are subsisting, valid and, to the knowledge of Target, enforceable. Neither Target Group nor any of the Target Group’s Owned Intellectual Property are subject to any outstanding Order materially adversely affecting the validity or enforceability of, or Target Group’s ownership or exclusive use of, or exclusive rights in or to, any such Intellectual Property or otherwise restricting or materially adversely affecting Target Group’s right to own, license or use any Target Owned Intellectual Property. All of the Target Group’s Registered Intellectual Property has been maintained effectively by the filing of all necessary filings, maintenance and renewals and timely payment of requisite fees. To the knowledge of the Target, no loss or expiration of any Target Registered Intellectual Property is threatened, pending or reasonably foreseeable that would be materially adverse to the conduct of the Business.

(d) Target Group has not (i) been sued or charged in writing with, been a defendant in any Action that involves a claim of infringement of any Intellectual Property of any Person; or (ii) received any written claim, notice, invitation to license or similar communication (A) contesting or challenging the use, validity, enforceability or ownership by Target Group of any Intellectual Property of any Person, or (B) alleging that the Target Group or its current products or services or the conduct of the Business infringes, misappropriates or otherwise violates the Intellectual Property of any Person, whether directly or indirectly. Target has no knowledge of any other claim of infringement by Target Group of any Intellectual Property of any Person, and to the knowledge of Target, no Person has infringed, misappropriated or otherwise violated any Target Owned Intellectual Property.

(e) The conduct of the Business, and the current products or services of Target Group (including the use, manufacture, marketing, sale, offering for sale, importation, or other commercialization thereof), in each case, (i) to the knowledge of Target, currently do not infringe, misappropriate or otherwise violate and have not infringed, misappropriated or otherwise violated any Intellectual Property of any Person; and (ii) do not constitute and have not constituted unfair competition or trade practices under the Laws of any relevant jurisdiction.

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(f) No funding, facility or personnel of any Governmental Entity, university, college, other educational institution or research center was used in the development of any Target Owned Intellectual Property.

(g) To the knowledge of Target, as of the Execution Date there are no material disputes or litigation with respect to any material Target Owned Intellectual Property and Target is not a party to any dispute or litigation relating to any Target Owned Intellectual Property. Any Intellectual Property used by Target Group in the performance of any services under any Contract is, and upon the performance of such Contract remains, owned or in-licensed by Target Group and no client, customer or other third-party has any claim of ownership on the Target Owned Intellectual Property.

(h) Except as disclosed on Schedule 4.19(h), all employees, advisors, consultants or contractors who have contributed to or participated in the creation or development of Intellectual Property on behalf of Target Group either: (i) is a party to a “work-for-hire” agreement under which Target Group is deemed to be the original owner/author of all Intellectual Property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of Target Group all right, title and interest in such Intellectual Property, or (iii) has licensed to Target Group rights to use such Intellectual Property.

(i) Target has used commercially reasonable efforts and implemented sufficient measures designed to protect the confidentiality, integrity, value and availability to Target of all trade secrets, confidential Intellectual Property, or other confidential information material to Target or the conduct of the Business. No such trade secret or confidential information has been disclosed by Target to any Person (other than pursuant to a written confidentiality agreement with provisions reasonably restricting the use and disclosure thereof). To the knowledge of Target, each Person who is or was an employee or independent contractor of Target Group and (i) involved in the development or creation of any Rights for or on behalf of Target Group (including any Target Intellectual Property Rights) has signed a valid and enforceable agreement containing an irrevocable present assignment to Target Group;, as appropriate, of all such Intellectual Property Rights; or (ii) or (ii) privy to any trade secrets or other confidential information or material of Target Group or the conduct of the Business has signed a valid and enforceable written confidentiality agreement with provisions reasonably restricting the use and disclosure thereof. No such Person retains any right, title or interest in or to any such Intellectual Property or is in violation of any such assignment or confidentiality agreement.

(j) The IT Assets owned, leased, outsourced, or licensed by Target Group (including through cloud-based or other third-party service providers) in the operation of its Business are reasonably sufficient in all material respects for the current conduct of the Business, and the IT Assets are free from any disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines designed to facilitate or cause unauthorized access to, or disruption, significant impairment, disablement, or destruction of, Software, data or other materials. Prior to the Execution Date, there has been no unauthorized access to or unauthorized use of (i) any such IT Assets, (ii) any confidential information or Personal Information stored on or Processed by such IT Assets, or (iii) any confidential information that is in Target Group’s possession, custody, or control.

(k) Prior to the Closing, Target Group will use commercially reasonable efforts to implement and, from the date of such implementation through the Closing Date, use commercially reasonable efforts to maintain commercially reasonable security designed to safeguard the confidentiality, availability, security and integrity of the IT Assets and all confidential information and Personal Information stored thereon.

(l) No source code of any material Target Group Software has been disclosed or delivered to any escrow agent or, except pursuant to a written confidentiality Contract, otherwise provided or disclosed to any third party. Neither this Agreement, nor the transactions contemplated hereby will, and to Target’s knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, result in the disclosure or release of such source code to any third-party. Target Group has not used any material open source, free or community Software licensed in such a way that would subject any Target Owned Intellectual Property to Copyleft Terms.

(m) Prior to the Closing, Target Group will use or has used commercially reasonable efforts to establish and implement and, from the date of such establishment and implementation through the Closing Date, use commercially reasonable efforts to maintain written policies and organizational, physical, administrative and technical measures regarding, the integrity and availability of the IT Assets, privacy, cyber security and data security that are commercially reasonable for an enterprise of the size and nature of Target Group, taken as a whole, and at least consistent with applicable industry standards, and consistent in all material respects with (i)  Target Group’s contractual commitments relating to privacy, cyber security and data security, and (ii) Target Group’s public facing statements or policies relating to privacy, cyber security and data security of Personal Information (such policies and measures, collectively, “Target’s Privacy and Security Policies”).

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(n) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) since the Applicable Date Target Group has complied in all material respects with all applicable Data Protection Laws, including with respect to the Processing of Personal Information in its possession or control and (ii) since the establishment and implementation of the Privacy and Security Policies, Target has complied in all material respects with its Privacy and Security Policies.

(o) Target Group will implement, or has implemented Target’s Privacy and Security Policies, prior to Closing commercially reasonable measures that are consistent in all material respects with standard industry practices designed to ensure the confidentiality, privacy and security of Personal Information in its possession or control from unauthorized access by any unauthorized Person. The transactions contemplated by this Agreement will not result in the violation of any Data Protection Laws or the of Target’s Privacy and Security Policies.

4.20 Suppliers. Schedule 4.20 of the Disclosure Schedule sets forth a complete and accurate list of the top ten (10) suppliers of Target for the twelve (12)-month period ended on June 30, 2022 based on the U.S. dollar value purchased from each supplier during such period (each, a “Significant Supplier”). As of the Execution Date, no Significant Supplier or other material supplier, vendor, collaborator, distributor or licensor of Target has cancelled or otherwise terminated its relationship with Target or has materially altered, in a manner adverse to Target, its relationship with Target. To the knowledge of Target, no such Significant Supplier or other material supplier, vendor, collaborator, distributor or licensor has any plan or intention, and has not threatened to terminate, cancel or otherwise materially modify in a manner adverse to Target its relationship with Target. Prior to the Closing, Target shall update Schedule 4.20 to provide the same information for the twelve (12)-month period ended on September 30, 2022.

4.21 Accounts Receivable and Payable.

(a) All accounts receivable of Target Group reflected on the Financial Statements, and all accounts receivable arising subsequent to the date thereof, represent valid obligations arising from services actually performed by Target Group. The accounts payable of Target reflected on the Financial Statements, and all accounts payable arising subsequent to the date thereof, arose from bona fide transactions.

(b) To the best of Target’s knowledge, there is no contest, claim, or right of setoff in any agreement with any maker of an account receivable relating to the amount or validity of such account, receivables or note involving an amount in excess of $100,000. Except as set forth on Schedule 4.21(b), to the best knowledge of Target, all accounts and receivables are good and collectible in the ordinary course of business.

(c) Except as set forth on Schedule 4.21(c), Target is not indebted to any of its Affiliates and no Affiliates are indebted to Target.

4.22 Pre-payments. Except as set forth on Schedule 4.22 or as set forth in the Unaudited Financial Statements, Target has not received any payments with respect to any services to be rendered or goods to be provided after the Closing except in the ordinary course of business.

4.23 Employees.

(a) Schedule 4.23(a) sets forth a true, correct and complete list of each of the five most highly compensated employees of Target as of the Execution Date setting forth the name, title, current salary or compensation rate for each such person and total compensation (including bonuses and commissions) paid to each such person for the fiscal year ended December 31, 2021.

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(b) Except as set forth on Schedule 4.23(b), Target Group is not a party to or subject to any collective bargaining agreement, or any similar agreement, and to Target’s knowledge there has been no activity or proceeding by a labor union or representative thereof to organize any employees of Target Group.

(c) There are no pending or, to the knowledge of Target, threatened claims or proceedings against Target Group under any worker’s compensation policy or long-term disability policy.

4.24 Employment Matters.

(a) Schedule 4.24(a) sets forth a true and complete list of every employment agreement, commission agreement, employee group or executive medical, life, or disability insurance plan, and each incentive, bonus, profit sharing, retirement, deferred compensation, equity, phantom stock, stock option, stock purchase, stock appreciation right or severance plan of Target now in effect or under which Target Group has any obligation, or any understanding between Target Group and any employee concerning the terms of such employee’s employment that does not apply to Target Group’s employees generally (collectively, “Labor Agreements”). Target Group has previously delivered to Purchaser true and complete copies of each such Labor Agreement, any employee handbook or policy statement of Target Group.

(b) Except as disclosed on Schedule 4.24(b), to the knowledge of Target, no employee of Target Group, in the ordinary course of his or her duties, has breached any obligation to a former employer in respect of any covenant against competition or soliciting clients or employees or servicing clients or confidentiality or any proprietary right of such former employer.

(c) Since June 30, 2019 Target and each Target Subsidiary has complied in all material respects with all Labor Agreements and all applicable laws relating to employment or labor. There is no legal prohibition with respect to the permanent residence of any employee of Target Group in the United States or his or her permanent employment by Target Group. To the Target’s knowledge, no present or former employee, officer, director or manager of Target has, or will have on the Closing Date, any claim against Target Group for any matter including for wages, salary, or vacation or sick pay, or otherwise under any Labor Agreement. All accrued obligations of Target applicable to its employees, whether arising by operation of Law, by Contract, by past custom or otherwise, for payments by Target to any trust or other fund or to any Governmental Entity, with respect to unemployment or disability compensation benefits, social security benefits, under ERISA or otherwise, have been paid or adequate accruals therefor have been made.

4.25 Withholding. Except as disclosed on Schedule 4.25, all material obligations of Target and each Target Subsidiary applicable to its employees, whether arising by operation of Law, by contract, by past custom or otherwise, or attributable to payments by Target and each Target Subsidiary to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits or any other benefits for its employees with respect to the employment of said employees through the date hereof have been paid or adequate accruals therefor have been made on the Financial Statements. Except as disclosed on Schedule 4.25, all reasonably anticipated obligations of Target and each Target Subsidiary with respect to such employees (except for those related to wages during the pay period immediately prior to the Closing Date and arising in the ordinary course of business), whether arising by operation of Law, by contract, by past custom, or otherwise, for salaries and holiday pay, bonuses and other forms of compensation payable to such employees in respect of the services rendered by any of them prior to the date hereof have been or will be paid by Target and by each Target Subsidiary prior to the Closing Date.

4.26 Employee Benefits and Compensation.

(a) Schedule 4.26 of the Disclosure Schedule sets forth each “employee benefit plan” (as defined in Section 3(3) of ERISA), bonus, deferred compensation, equity-based or non-equity-based incentive, severance or other plan or written agreement relating to employee or director benefits or employee or director compensation or fringe benefits, maintained or contributed to by Target Group at any time during the five calendar year period immediately preceding the date hereof and/or with respect to which Target Group could incur or could have incurred any direct or indirect, fixed or contingent liability (each a “Plan” and collectively, the “Plans”). Each Plan is in compliance with applicable law in all material respects.

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(b) Each Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service and, to the knowledge of Target, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination. No event which constitutes a “reportable event” (as defined in Section 4043(c) of ERISA) for which the 30-day notice requirement has not been waived by the Pension Benefit Guaranty Corporation (the “PBGC”) has occurred with respect to any Plan. No Plan subject to Title IV of ERISA has been terminated or is or has been the subject of termination proceedings pursuant to Title IV of ERISA. Full payment has been made of all amounts which Target was required under the terms of the Plans to have paid as contributions to such Plans on or prior to the date hereof (excluding any amounts not yet due) and no Plan which is subject to Part 3 of Subtitle B of Title I of ERISA has incurred an “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived.

(c) Neither Target nor, to the knowledge of Target, any other “disqualified person” or “party in interest” (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively), has engaged in any transaction in connection with any Plan that could reasonably be expected to result in the imposition of a penalty pursuant to Section 502(i) of ERISA, damages pursuant to Section 409 of ERISA or a tax pursuant to Section 4975(a) of the Code. Target has not maintained any Plan (other than a Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code) which provides benefits with respect to current or former employees or directors following their termination of service with Target (other than as required pursuant to COBRA or pursuant to an agreement providing for the reimbursement of COBRA in exchange for a release of claims). Each Plan subject to the requirements of COBRA has been operated in substantial compliance therewith.

(d) No individual will accrue or receive additional benefits, service or accelerated rights to payment of benefits as a direct result of the transactions contemplated hereby. No material liability, claim, investigation, audit, action or litigation has been incurred, made, commenced or, to the knowledge of Target, threatened, by or against any Plan or Target with respect to any Plan (other than for benefits payable in the ordinary course and PBGC insurance premiums). No Plan or related trust owns any securities in violation of Section 407 of ERISA. With respect to each Plan which is an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) as of the most recent actuarial valuation report prepared for each such Plan, the aggregate present value of the accrued liabilities thereof (determined in accordance with Statement of Financial Accounting Standards No. 35) did not exceed the aggregate fair market value of the assets allocable thereto.

(e) No Plan is a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) and Target has not been obligated to contribute to any multiemployer plan. No material liability has been, or could reasonably be expected to be, incurred under Title IV of ERISA (other than for PBGC insurance premiums payable in the ordinary course) or Section 412(f) or (n) of the Code, by Target or any entity required to be aggregated with Target pursuant to Section 4001(b) of ERISA and/or Section 414 (b), (c), (m) or (o) of the Code with respect to any “employee pension benefit plan” (as defined in Section 3(2) of ERISA).

(f) There is no unfunded non-tax-qualified Plan which provides a pension or retirement benefit.

(g) Target has not made any commitment to create or cause to exist any employee benefit plan which is not listed on Schedule 4.26 of the Disclosure Schedule, or to modify, change or terminate any Plan (other than as may be necessary for compliance with applicable law).

(h) Target does not have any plan, arrangement or agreement providing for “deferred compensation” that is subject to Section 409A(a) of the Code, or any plan, arrangement or agreement that is subject to Section 409A(b) of the Code.

(i) With respect to each Plan, Target has delivered or caused to be delivered to Purchaser and its counsel true and complete copies of the following documents, as applicable, for each respective Plan: (i) all Plan documents, with all amendments thereto; (ii) the current summary plan description with any applicable summaries of material modifications thereto as well as any other material employee or government communications; (iii) all current trust agreements and/or other documents establishing Plan funding arrangements; (iv) the most recent IRS determination letter and, if a request for such a letter has been filed and is currently pending with the IRS, a copy of such filing; (v) the three most recently prepared IRS Forms 5500; (vi) the three most recently prepared financial statements; and (vii) all material related contracts, including without limitation, insurance contracts, service provider agreements and investment management and investment advisory agreements.

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(j) Each Plan that is a group health plan (as defined in Section 733(a) of ERISA) (i) has at all times complied in all material respects with the applicable health insurance reform requirements added to Section 715 of ERISA by the Patient Protection and Affordable Care Act and the guidance issued thereunder (“PPACA”), including annual reporting requirements under Code Section 1094 and 1095; and (ii) has for all months beginning June 30, 2019 made offers of coverage to all Full-Time Employees of Target and its ERISA Affiliates that is Affordable and provides Minimum Value in accordance with Section 4980H of the Code and the regulations and guidance issued thereunder. For purposes of this Section 4.26(j), the terms “Full-Time Employee,” “Affordable” and “Minimum Value” shall have the meanings ascribed to them by the PPACA.

4.27 Real Property.

(a) Except as set forth on Schedule 4.27(a), Target Group does not own, or otherwise have an interest in, any Real Property, including under any Real Property lease, sublease, space sharing, license or other occupancy agreement. Target and each Target Subsidiary has good and valid title to its respective leasehold estates in the offices described on Schedule 4.27(a), free and clear of all Liens. Neither Target nor any Target Subsidiary has breached or violated any local zoning ordinance, and no notice from any Person has been received by Target Group or served upon Target Group claiming any violation of any local zoning ordinance except where such breach, violation or claim would not have a Material Adverse Effect on Target Group.

(b) With respect to each Lease: (i) it is valid, binding and in full force and effect; (ii) all rents and additional rents and other sums, expenses and charges due thereunder have been paid; (iii) the lessee has been in peaceable possession since the commencement of the original term thereof; (iv) no waiver, indulgence or postponement of the lessee’s obligations thereunder has been granted by the lessor; (v) there exist no material default or event of default thereunder by Target or a Target Subsidiary or, to Target’s knowledge, by any other party thereto; (vi) there exists no occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default by Target or any Target Subsidiary thereunder; and (vii) to Target’s knowledge, there are no outstanding claims of breach or indemnification or notice of default or termination thereunder.. The Real Property leased by Target Group is in a state of maintenance and repair in all material respects adequate and suitable for the purposes for which it is presently being used, and there are no material repair or restoration works likely to be required in connection with any of the leased Real Properties. Except as set forth on Schedule 4.27(b), Target Group is in physical possession and actual and exclusive occupation of the whole of the leased property, none of which is subleased or assigned to another Person. The Lease leases all useable square footage of the premise located at the leased Real Property. Target Group does not owe any brokerage commission with respect to any Real Property.

4.28 Accounts. Schedule 4.28 sets forth a true, complete and correct list of the checking accounts, deposit accounts, safe deposit boxes, and brokerage, commodity and similar accounts of Target and of each Target Subsidiary, including the account number and name, the name of each depositary or financial institution and the address where such account is located and the authorized signatories thereto.

4.29 Tax Matters. Except as set forth on Schedule 4.29:

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(a) (i) Target and each Target Subsidiary has duly and timely filed all material Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes which have become due; (ii) all such Tax Returns are true, correct and complete and accurate in all material respects; (iii) there is no Action, pending or proposed in writing, with respect to Taxes of Target Group; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of Target Group for which a Lien may be imposed on any of Target Group’s assets has been waived or extended, which waiver or extension is in effect; (v) Target Group has complied in all material respects with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by Target Group ; (vi) no stock transfer Tax, sales Tax, use Tax, real estate transfer Tax or other similar Tax will be imposed on the transfer of the Target Capital Stock to the Purchaser pursuant to this Agreement; (vii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of Target Group; (viii) other than the ruling application in connection with the agreement, there is no outstanding request for a ruling from any Taxing Authority, request for a consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority, or agreement with any Taxing Authority, with respect to Target Group; (ix) no written claim has ever been made by a Taxing Authority in a jurisdiction where Target Group has not paid any Tax or filed Tax Returns, asserting that Target Group is or may be subject to Tax in such jurisdiction, Target Group is not nor has it ever been subject to Tax in any country other than the respective countries of incorporation of Target Group members by virtue of having a permanent establishment or other place of business in that country, and the members of Target Group are and have always been tax residents solely in their respective countries of incorporation or formation; (x) Target has made available to Purchaser true, complete and correct copies of all Tax Returns relating to, and all audit reports and correspondence relating to each proposed adjustment, if any, made by any Taxing Authority with respect to, any taxable period ending on or after December 31, 2018; (xi) is not, and has never been, a party to any Tax sharing or Tax allocation Contract (other than a commercial agreement the primary purpose of which is not related to Taxes); (xii) to the knowledge of Target, no issue has been raised by a Taxing Authority in any prior Action relating to Target Group with respect to any Tax for any period which, by application of the same or similar principles, could reasonably be expected to result in a proposed Tax deficiency of Target Group for any other period; and (xiii) the Target Group has not requested any non-automatic extension of time within which to file any Tax Return, which Tax Return has since not been filed.

(b) Target Group will not be required to include any material item of income or exclude any material item of deduction for any taxable period ending after the Closing Date as a result of the use of a method of accounting with respect to any transaction that occurred on or before the Closing Date.

(c) The unpaid Taxes of Target Group (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Unaudited Financial Statements and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Target in filing its Tax Return.

(d) Target Group has been in compliance in all material respects with all applicable transfer pricing laws and legal requirements. The prices for any property or services (or for the use of any property), including interest and other prices for financial services, provided by or to Target Group are arm’s-length prices for purposes of the relevant transfer pricing laws.

4.30 Environmental Laws.

(a) Except as set forth in Schedule 4.30(a), Target Group has not (i) received any written notice of any alleged claim, violation of or Liability under any Environmental Law which has not heretofore been cured or for which there is any remaining liability; (ii) disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Materials, arranged for the disposal, discharge, storage or release of any Hazardous Materials, or exposed any employee or other individual to any Hazardous Materials so as to give rise to any Liability or corrective or remedial obligation under any Environmental Laws; or (iii) entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to liabilities arising out of Environmental Laws or the Hazardous Materials Activities of Target Group.

(b) Target Group and all of its operations and property have been in material compliance with all applicable Environmental Laws and all real property owned or leased by Target Group have been and will be operated in material compliance with all applicable Environmental Laws.

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(c) Target Group will use, is using, and has used commercially reasonable efforts to take assignment of or otherwise obtain all Permits, licenses, identification numbers, approvals, registrations or other authorizations required or issued under any Environmental Law necessary for Target’s operations.

(d) Target Group is not (i) conducting or actually responsible for (pursuant to any contractual obligation or requirement of any Governmental Entity or Environmental Law) any remediation, reporting, investigation, monitoring or other action or (ii) actually responsible for any liability or cost, in each case of (i) or (ii), relating to the presence or any Release or threatened Release of any Hazardous Materials on any Real Property or other property (including of any soil, groundwater, surface water, sediment, building, or aboveground or subsurface structure, third-party property or formerly owned, operated or leased property), including relating to any sampling, installation or operation of vapor intrusion systems or other remedial systems or the imposition of institutional or engineering controls. Target has not received notice of any allegations that it is responsible for (i) conducting (pursuant to any contractual obligation or requirement of any Governmental Entity or Environmental Law) any remediation, reporting, investigation, monitoring or other action or (ii) any liability or cost, in each case of (i) or (ii), relating to the presence or any Release or threatened Release of any Hazardous Materials on any Real Property or other property (including of any soil, groundwater, surface water, sediment, building, or aboveground or subsurface structure, third-party property or formerly owned, operated or leased property), including relating to any sampling, installation or operation of vapor intrusion systems or other remedial systems or the imposition of institutional or engineering controls.

(e) Target Group is not subject to any liability for any actual exposure by any Person or damage to any property relating to the Release of any Hazardous Materials and has not received notice of any allegations of liability for such exposure.

(f) Target Group has not received any notice, demand, letter, claim or request for information indicating that Target Group may be in violation of or, directly or indirectly subject to liability relating to any Environmental Law or the Release of any Hazardous Materials.

(g) Target Group is not subject to any Order, asset retirement obligation, financial assurance requirement, or indemnity or other agreement with any third party, relating to liability relating to any Environmental Law or the Release of any Hazardous Materials.

(h) There are no circumstances or conditions, including the presence of any aboveground or subsurface structures, involving or affecting Target Group or, after acquisition of the Real Property and assignment of leases of the Real Property, any Real Property that could reasonably be expected to result in any claim, liability, investigation or cost of Target Group relating to any Environmental Law, including any restriction on the ownership, use or transfer of or otherwise relating to the Real Property.

(i) Target Group has made available to Purchaser correct and complete copies of all Permits, reports, studies, assessments, audits, records, sampling data, notices, correspondence, agreements and other information that it has in its care, custody or control relating both to (i) any Environmental Law or Hazardous Materials and (ii) Target Group, any Target Predecessor, or any properties currently or formerly owned or operated by any of them.

4.31 Finders’ Fees. Except as set forth on Schedule 4.31, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Target Group or any of Affiliates who might be entitled to any fee or commission from Target, Merger Sub, Purchaser or any of their Affiliates upon consummation of the transactions contemplated by this Agreement.

4.32 Powers of Attorney and Suretyships. Except as set forth on Schedule 4.32, neither Target nor any Target Subsidiary has any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or any obligation or liability (whether actual, accrued, accruing, contingent, or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person.

4.33 Directors and Officers. Schedule 4.33 sets forth a true, correct and complete list of all directors and executive officers of Target and of each Target Subsidiary.

4.34 Anti-Corruption; Sanctions.

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(a) The operations of Target and each Target Subsidiary are and have been conducted at all times in compliance with all applicable anti-bribery, anti-corruption and anti-money laundering Laws, in all applicable jurisdictions (foreign or domestic), including the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations under any of the foregoing Laws, (collectively, the “Anti-Corruption Laws”). Neither Target Group nor any director or officer of Target, nor, to the knowledge of Target, any employee, agent or representative of Target Group has, directly or indirectly, violated any, or been subject to actual or, to the knowledge of Target, pending or threatened Actions, demand letters, settlements or enforcement actions relating to any Anti-Corruption Law or any Law related to terrorism financing.

(b) Neither Target Group nor any director or officer of Target, nor, to the knowledge of Target, any employee, agent or representative of Target Group has, directly or indirectly, given, made, offered or received or agreed to give, make, offer or receive any payment, gift, contribution, commission, rebate, promotional allowance, expenditure or other economic advantage: (i) which would violate any applicable Anti-Corruption Law; or (ii) to or for a Public Official with the intention of (A) unlawfully influencing any official act or decision of such Public Official; (B) inducing such Public Official to do or omit to do any act in violation of their lawful duty; (C) securing any unlawful advantage; or (D) inducing such Public Official to influence or affect any act or decision of any Governmental Entity or commercial enterprise owned or controlled by any Governmental Entity, in each case, in order to assist Target, or, to the knowledge of Target, any employee, agent or representative of Target in obtaining or retaining business for or with, or in directing business to, Target or any other Person.

(c) Neither Target Group nor any director or officer of Target, nor, to the knowledge of Target, any employee, agent or representative of Target, is a Person that is the subject of economic sanctions administered by OFAC (including the designation as a “Specially Designated National or Blocked Person” thereunder), Her Majesty’s Treasury, the European Union, the Bureau of Industry Security of the U.S. Department of Commerce, or any applicable sanctions measures under the U.S. International Emergency Economic Powers Act, the U.S. Trading with the Enemy Act, the U.S. Iran Sanctions Act, the U.S. Comprehensive Iran Sanctions, Accountability and Divestment Act of 2010, the U.S. Iran Threat Reduction and Syria Human Rights Act of 2012, the U.S. National Defense Authorization Act of 2012 or the U.S. National Defense Authorization Act of 2013, or any executive order, directive or regulation pursuant to the authority of any of the foregoing, including the regulations of the U.S. Department of the Treasury set forth under 31 CFR, Subtitle B, Chapter V, or any orders or licenses issued thereunder (collectively, “Sanctions”), nor, to the knowledge of Target, are any of the foregoing designated as a Specially Designated National or Blocked Person by OFAC. At no time has Target Group been in violation of applicable Sanctions.

4.35 Insurance. All forms of insurance owned or held by and insuring Target Group are set forth on Schedule 4.35, and such policies are in full force and effect. All premiums with respect to such policies have been paid, and no notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation or termination. To Target’s knowledge, there is no existing default or event which, with or without the passage of time or the giving of notice or both, would constitute as noncompliance with any such policy or constitute a default under any such policy or entitle any insurer to terminate or cancel any such policy. Such policies will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement or the Target Transaction Documents. The insurance policies to which Target Group is a party are sufficient for compliance with all requirements of all Contracts to which Target Group is a party or by which Target Group is bound. In the three (3) years preceding the date of this Agreement, Target Group has not been refused any insurance with respect to its assets or operations or had its coverage limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance. Target Group does not have any self-insurance arrangements.

4.36 Related Party Transactions. Except as set forth in Schedule 4.36, as contemplated by this Agreement or as provided in the Financial Statements, no Affiliate of Target (a) is a party to any Contract, or has otherwise entered into any transaction, understanding or arrangement, with Target or (b) owns any property or right, tangible or intangible, which is used by Target. None of the contracts listed in Schedule 4.36 was entered into on a basis other than on arm’s length.

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4.37 Full Disclosure. Target is not aware of any facts pertaining to Target Group or the Business which could have a Material Adverse Effect and which have not been disclosed in this Agreement or the Financial Statements or otherwise disclosed to the Purchaser by Target Group in writing.

4.38 Awareness of Purchaser Capital Structure. Target is aware of the terms of the Class B Common Stock (including the preferential voting rights granted to the shares of Class B Common Stock). Target understands that the Company may extend the Mandatory Conversion Date (as defined in the Purchaser’s Amendment to the Amended and Restated Certificate of Incorporation) prior to or after the issuance and/or conversion of the Series A Convertible Preferred Stock, and it understands the effect any such extension would have to the holders of Series A Convertible Preferred Stock or any shares of Class A Common Stock into which they may be converted.

Article V
REPRESENTATIONS AND WARRANTIES
OF PURCHASER AND MERGER SUB

Except as disclosed in the Purchaser SEC Documents filed with or furnished to the SEC prior to the execution of this Agreement (other than any risk factor disclosures or other similar cautionary or predictive statements therein), (the inclusion of any fact or item in any Section or subsection of the this Article V shall be deemed also disclosed and incorporated into each other Section or subsection of this Article V where it is reasonably apparent that such disclosure is relevant or applicable to such other Section or subsection), Purchaser, Merger Sub and all Subsidiaries of Purchaser (the “Purchaser Parties” or “Purchaser Party”) hereby represent and warrant to Target that each of the following representations and warranties are true, correct and complete as of the date of this Agreement and:

5.1 Corporate Existence and Power. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the Delaware. Merger Sub is a Company duly organized and validly existing under the laws of the State of Delaware. Merger Sub does not hold and has not held any material assets or incurred any material liabilities, and has not carried on any business activities other than in connection with the Merger.

5.2 Corporate Authorization. The execution, delivery and performance by the Purchaser Parties of this Agreement and the Additional Agreements and the consummation by the Purchaser Parties of the transactions contemplated hereby and thereby are within the corporate powers of the Purchaser Parties and have been duly authorized by all necessary corporate action on the part of the Purchaser Parties. This Agreement has been duly executed and delivered by the Purchaser Parties and it constitutes, and upon its execution and delivery, the Additional Agreements will constitute, a valid and legally binding agreement of the Purchaser Parties, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity. This Agreement and the other Additional Agreements and the transactions contemplated thereunder have been duly approved by the Purchaser, in its capacity as sole shareholder of Merger Sub.

5.3 Governmental Authorization. The business of the Purchaser Parties has been, and is being, conducted in compliance in all material respects of all applicable Laws. No Purchaser Party has received any written communication alleging any material noncompliance with any such Laws that has not been cured. Each Purchaser Party has obtained and is in compliance in all material respects with all material permits, licenses, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Entity necessary to conduct its business as presently conducted. Except for the approvals listed on Schedule 5.3, neither the execution, delivery nor performance by Target of this Agreement or any Additional Agreements requires any Governmental Approval as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements or the consummation of the transactions contemplated hereby or thereby.

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5.4 Non-Contravention. None of the execution, delivery or performance by the Purchaser of this Agreement or any Additional Agreements does or will: (a) contravene or conflict with the organizational or constitutive documents of any Purchaser Party, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to a Purchaser Party, (c) except for the Contracts listed on Schedule 5.4 requiring Purchaser Consents (but only as to the need to obtain such Purchaser Consents), constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Purchaser Party or require any payment or reimbursement or to a loss of any material benefit relating to the Business to which the Purchaser Party are entitled under any provision of any Permit, Contract or other instrument or obligations binding upon the Purchaser Parties or by which any of the Purchaser Common Stock or any of the Purchaser Parties’ assets is or may be bound or any Permit, (d) result in the creation or imposition of any Lien on any of the Purchaser Common Stock, (e) cause a loss of any material benefit relating to the Business to which a Purchaser Party is entitled under any provision of any Permit or Contract binding upon the Purchaser Parties, (f) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Purchaser Parties’ assets, or (g) require any consent, approval or waiver from any Person pursuant to any provision of the Charter Documents, except for such consent, approval or waiver which shall be obtained prior to the Closing.

5.5 Finders’ Fees. Except for any liabilities for fees or commissions described on Schedule 5.5, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Purchaser Parties or their Affiliates who might be entitled to any fee or commission from the Purchaser or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.

5.6 Issuance of Securities.

(a) The Preferred Stock, when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable and will represent (i) nine and nine-tenths (9.9%) of (a) the total issued and outstanding Purchaser Capital Stock immediately prior to the Closing (and shall not include the issuance of the Preferred Stock contemplated hereby) less (b) any shares of Purchaser Capital Stock issued pursuant to a merger, acquisition, asset purchase or similar transaction with a party other than a Related Party that occurs prior to or at the Closing, less (ii) the Total Adjustment Shares.

(b) The Warrants, when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable and will represent the right to purchase (i) four and nine-tenths (4.9%) of (a) the total issued and outstanding Purchaser Capital Stock immediately prior to the Closing (and shall not include the issuance of the Preferred Stock contemplated hereby) less (b) any shares of Purchaser Capital Stock issued pursuant to a merger, acquisition, asset purchase or similar transaction with a party other than a Related Party that occurs prior to or at the Closing, less (ii) the Total Adjustment Warrants.

(c) The Warrant Shares, when issued in accordance with the terms of the Warrants Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable.

5.7 Capitalization.

(a) The authorized capital stock of Purchaser consists of 300,000,000 shares of common stock (of which 285,774,102 are Purchaser Class A Common Stock and 14,225,898 shares are Purchaser Class B Common Stock) and 100,000,000 shares of Purchaser Preferred Stock of which 57,228,752 shares of Purchaser Class A Common Stock are issued and outstanding as of the date hereof, 14,225,898 shares of Purchaser Class B Common Stock are issued and outstanding as of the date hereof, and no shares of Purchaser Preferred Stock are issued and outstanding. No other shares of capital stock or other voting securities of Purchaser are issued, reserved for issuance or outstanding. All issued and outstanding shares of Purchaser Class A Common Stock and all issued and outstanding shares of Purchaser Class B Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware General Corporation Law, the Purchaser’s organizational documents or any contract to which Purchaser is a party or by which Purchaser is bound. Except as set forth in the Purchaser’s organizational documents, there are no outstanding contractual obligations of Purchaser to issue, repurchase, redeem or otherwise acquire any shares of Purchaser Class A Common Stock, Purchaser Class B Common Stock or any capital stock of Purchaser.

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(b) The Merger Sub is authorized to issue 10,000 shares with $0.00001 par value (“Merger Sub Common Stock”) of which 1,000 shares of Merger Sub Common Stock are issued and outstanding as of the date hereof. No other shares or other voting securities of Merger Sub are issued, reserved for issuance or outstanding. All issued and outstanding shares of Merger Sub Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Law of the State of Delaware, the Merger Sub’s organizational documents or any contract to which Merger Sub is a party or by which Merger Sub is bound. Except as set forth in the Merger Sub’s organizational documents, there are no outstanding contractual obligations of Merger Sub to repurchase, redeem or otherwise acquire any shares of Merger Sub Common Stock or any capital equity of Merger Sub. There are no outstanding contractual obligations of Merger Sub to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

5.8 Information Supplied. None of the information supplied or to be supplied by the Purchaser expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to Purchaser’s stockholders with respect to the solicitation of proxies to approve the transactions contemplated by this Agreement and the Additional Agreements, if applicable, including the SEC Statement or any Other Filings, or in any other Additional Purchaser SEC Documents, will, at the time of the Purchaser Stockholder Meeting or at the Effective Time, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by Purchaser or that is included in the Purchaser SEC Documents, the Additional Purchaser SEC Documents, the SEC Statement or any Other Filing).

5.9 Listing. Purchaser Class A Common Stock, and Purchaser Public Warrants are listed on the Nasdaq Capital Market, with trading symbols of HLBZ, and HLBZW respectfully.

5.10 Board Approval. The Purchaser’s board of directors (including any required committee or subgroup of such board) has, as of the date of this Agreement, unanimously (i) declared the advisability of the transactions contemplated by this Agreement, and (ii) determined that the transactions contemplated hereby are in the best interests of the stockholders of Purchaser.

5.11 Purchaser SEC Documents and Financial Statements. Purchaser has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Purchaser with the SEC since Purchaser’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, and will use commercially reasonable efforts to file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement inclusive of, but not limited to the Information Statement, subject to approval by the SEC (the “Additional Purchaser SEC Documents”). Purchaser has made available to Target copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least two (2) days prior to the date of this Agreement: (i) Purchaser’s Annual Reports on Form 10-K for each fiscal year of Purchaser beginning with the first year Purchaser was required to file such a form, (ii) all proxy statements relating to Purchaser’s meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iii) its Form 8-Ks filed since the beginning of the first fiscal year referred to in clause (i) above, and (iv) all other forms, reports, registration statements and other documents filed by Purchaser with the SEC since Purchaser’s formation (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), and (iv) above, whether or not available through EDGAR, are, collectively, the (“Purchaser SEC Documents”). The Purchaser SEC Documents were, and the Additional Purchaser SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Purchaser SEC Documents did not, and the Additional Purchaser SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any Purchaser SEC Document or Additional Purchaser SEC Document has been or is revised or superseded by a later filed Purchaser SEC Document or Additional Purchaser SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements in or omissions in any information supplied or to be supplied by Target expressly for inclusion or incorporation by reference in any SEC Statement or Other Filing. As used in this Section 5.11, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

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5.12 Certain Business Practices. Neither the Purchaser nor any of its Subsidiaries, nor any director, officer or employee of the Purchaser or any Subsidiaries of the Purchaser (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 or (iii) made any other unlawful payment. Neither the Purchaser, nor any Subsidiaries of the Purchaser, nor any director, officer or employee of the Purchaser (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer or employee of the Purchaser or any Subsidiaries of the Purchaser) has, since the IPO, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Purchaser or assist the Purchaser in connection with any actual or proposed transaction, which, if not given or continued in the future, would reasonably be expected to adversely affect the business or prospects of the Purchaser and would reasonably be expected to subject the Purchaser to suit or penalty in any private or governmental litigation or proceeding.

5.13 Anti-Corruption; Sanctions.

(a) The operations of the Purchaser and its Subsidiaries is and have been conducted at all times in compliance with all applicable anti-bribery, anti-corruption and anti-money laundering Laws, in all applicable jurisdictions (foreign or domestic), including the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations under any of the foregoing Laws, (collectively, the “Anti-Corruption Laws”). Neither the Purchaser nor any director or officer of the Purchaser, nor, to the knowledge of the Purchaser, any employee, agent or representative of the Purchaser have, directly or indirectly, violated any, or been subject to actual or, to the knowledge of the Purchaser, pending or threatened Actions, demand letters, settlements or enforcement actions relating to any Anti-Corruption Law or any Law related to terrorism financing.

(b) Neither the Purchaser, any of its Subsidiaries nor any director or officer of the Purchaser or any of its Subsidiaries, nor, to the knowledge of the Purchaser or any of its Subsidiaries, any employee, agent or representative of the Purchaser or any of its Subsidiaries have, directly or indirectly, given, made, offered or received or agreed to give, make, offer or receive any payment, gift, contribution, commission, rebate, promotional allowance, expenditure or other economic advantage: (i) which would violate any applicable Anti-Corruption Law; or (ii) to or for a Public Official with the intention of (A) unlawfully influencing any official act or decision of such Public Official; (B) inducing such Public Official to do or omit to do any act in violation of their lawful duty; (C) securing any unlawful advantage; or (D) inducing such Public Official to influence or affect any act or decision of any Governmental Entity or commercial enterprise owned or controlled by any Governmental Entity, in each case, in order to assist the Purchaser or any of its Subsidiaries, or, to the knowledge of the Purchaser or any of its Subsidiaries, any employee, agent or representative of the Purchaser or any of its Subsidiaries in obtaining or retaining business for or with, or in directing business to, the Purchaser or any of its Subsidiaries or any other Person.

(c) Neither the Purchaser or any of its Subsidiaries, nor any director or officer of the Purchaser or any of its Subsidiaries, nor, to the knowledge of the Purchaser or any of its Subsidiaries, any employee, agent or representative of the Purchaser or any of its Subsidiaries, is a Person that is the subject of economic sanctions administered by OFAC (including the designation as a “Specially Designated National or Blocked Person” thereunder), Her Majesty’s Treasury, the European Union, the Bureau of Industry Security of the U.S. Department of Commerce, or any applicable sanctions measures under the U.S. International Emergency Economic Powers Act, the U.S. Trading with the Enemy Act, the U.S. Iran Sanctions Act, the U.S. Comprehensive Iran Sanctions, Accountability and Divestment Act of 2010, the U.S. ran Threat Reduction and Syria Human Rights Act of 2012, the U.S. National Defense Authorization Act of 2012 or the U.S. National Defense Authorization Act of 2013, or any executive order, directive or regulation pursuant to the authority of any of the foregoing, including the regulations of the U.S. Department of the Treasury set forth under 31 CFR, Subtitle B, Chapter V, or any orders or licenses issued thereunder (collectively, “Sanctions”), nor, to the knowledge of the Purchaser or any of its Subsidiaries, are any of the foregoing designated as a Specially Designated National or Blocked Person by OFAC. At no time has the Purchaser been in violation of applicable Sanctions.

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5.14 Purchaser Transactions. Except as described in the Purchaser SEC Documents, there are no transactions, agreements, arrangements or understandings between any of Purchaser, on the one hand, and any director, officer, employee, stockholder, warrant holder or Affiliate of Purchaser.

5.15 Litigation. Except as set forth on Schedule 5.15 there is no (i) Action pending, or, to the knowledge of Purchaser or any of its Subsidiaries, threatened against Purchaser or any of its Subsidiaries, or any of its assets or properties, or (ii) judgment, decree, injunction, rule or order of any Governmental Entity outstanding against Purchaser or any of its or their assets or properties. Neither Purchaser nor any of its Subsidiaries is a party to a settlement or similar agreement regarding any of the matters set forth in the preceding sentence that contains any ongoing obligations, restrictions or liabilities (of any nature) that are material to Purchaser.

5.16 Compliance with Laws. Except as set forth on Schedule 5.16, neither Purchaser nor any of its Subsidiaries is in violation of, has not since September 11, 2019, violated, and, has not since September 11, 2019, been threatened in writing to be charged with or given written notice of any violation of, any Law, or judgment, order or decree entered by any Governmental Entity, domestic or foreign.

(a) Without limiting the foregoing paragraph, neither Purchaser nor any of its Subsidiaries is in material violation of, has not violated, and to the Purchaser’s or to any of its Subsidiaries’ best knowledge is not under investigation with respect to nor has been threatened or charged with or given notice of any violation of any provisions of:

(i) each Law related to the protection or Processing or both of Personal Information as applicable to the Purchaser due to the specific nature of the Purchaser’s or any of its Subsidiaries’ business, (“Data Protection Laws”);

(ii) the Foreign Corrupt Practices Act of 1977 (§§ 78dd-1 et seq.), as amended (the “Foreign Corrupt Practices Act”) or any comparable or similar Law of any jurisdiction applicable to the Purchaser or any of its Subsidiaries; or

(iii) any Law regulating or covering conduct in, or the nature of, the workplace, including regarding sexual harassment or, on any impermissible basis, a hostile work environment.

(b) Without limiting the foregoing paragraph, neither the Purchaser nor any of its Subsidiaries nor, to the knowledge of the Purchaser or any of its Subsidiaries, any director, officer, employee, Affiliate or Person acting on behalf of the Purchaser nor any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(c) Except as set forth on Schedule 5.16(c), no Permit, license or registration is required by the Purchaser or any of its Subsidiaries in the conduct of the Purchaser’s or any of its Subsidiaries’ business under any of the Laws described in this Section 5.16, except where the failure to obtain any Permit would not have a Material Adverse Effect on the Purchaser or any of its Subsidiaries.

5.17 Intellectual Property.

(a) Schedule 5.17(a) of the Disclosure Schedule sets forth a true, correct and complete list of all registered Intellectual Property and applications for registration of Intellectual Property owned by or filed in the name of Purchaser (the “Purchaser Registered Intellectual Property”), specifying as to each, as applicable: (i) the owner of such Intellectual Property; and (ii) the jurisdictions by or in which such Intellectual Property has been issued or registered or in which an application for such issuance or registration has been filed. Schedule 5.17(a) of the Disclosure Schedule shall also include a true, correct and complete list of all proprietary Software owned or purported to be owned by Purchaser (“Purchaser Software”), in each case, that is included in the Purchaser Owned Intellectual Property and is material to Purchaser or the conduct of the Purchaser’s business.

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(b) Purchaser has good, valid and marketable title and ownership of, or has sufficient and valid rights to use, all of the Purchaser Owned Intellectual Property set forth on Schedule 5.17(a) and the IT Assets owned, leased, licensed or operated by Purchaser or used (or held for use) in the operation of the Purchaser’s business, respectively, all of which ownership and rights shall survive immediately following the execution, delivery, and performance of this Agreement and the Additional Agreements and the consummation of the transactions contemplated hereby and thereby, on identical terms and without modification, cancellation, termination, suspension of, or acceleration of any right, obligation or payment with respect to any such Intellectual Property or IT Assets. Purchaser (i) exclusively owns all right, title, and interest in and to all Intellectual Property owned or purported to be owned by Purchaser (“Purchaser Owned Intellectual Property”), or (ii) has valid rights or licenses to use all other Intellectual Property necessary for the conduct of the Purchaser’s business, in each case, free and clear of all Liens (other than Permitted Liens).

(c) All of Purchaser Registered Intellectual Property are subsisting, valid and enforceable. Neither Purchaser nor any of the Purchaser Owned Intellectual Property are subject to any outstanding Order materially adversely affecting the validity or enforceability of, or Purchaser’s ownership or exclusive use of, or exclusive rights in or to, any such Intellectual Property or otherwise restricting or materially adversely affecting Purchaser’s right to own, license or use any Purchaser Owned Intellectual Property. All of Purchaser Registered Intellectual Property has been maintained effective by the filing of all necessary filings, maintenance and renewals and timely payment of requisite fees. No loss or expiration of any of Purchaser Registered Intellectual Property is threatened, pending or reasonably foreseeable that would be materially adverse to the conduct of the Purchaser’s business.

(d) Purchaser has not (i) been sued or charged in writing with, been a defendant in any Action that involves a claim of infringement of any Intellectual Property of any Person; or (ii) received any written claim, notice, invitation to license or similar communication (A) contesting or challenging the use, validity, enforceability or ownership by Purchaser of any Intellectual Property of any Person, or (B) alleging that Purchaser or its current products or services or the conduct of the Purchaser’s business infringes, misappropriates or otherwise violates the Intellectual Property of any Person, whether directly or indirectly. There are no other claims of infringement by Purchaser of any Intellectual Property of any Person, and to the knowledge of Purchaser, no Person has infringed, misappropriated or otherwise violated any Purchaser Owned Intellectual Property.

(e) Purchaser, the conduct of the Purchaser’s business, and the current products or services of Purchaser (including the use, manufacture, marketing, sale, offering for sale, importation, or other commercialization thereof), in each case, (i) currently do not infringe, misappropriate or otherwise violate and have not infringed, misappropriated or otherwise violated any Intellectual Property of any Person; and (ii) do not constitute and have not constituted unfair competition or trade practices under the Laws of any relevant jurisdiction.

(f) No funding, facility or personnel of any Governmental Entity, university, college, other educational institution or research center was used in the development of any Purchaser Owned Intellectual Property.

(g) As of the Execution Date there are no material disputes or litigation with respect to any material Purchaser Owned Intellectual Property and Purchaser is not a party to any dispute or litigation relating to any Purchaser Owned Intellectual Property. Any Intellectual Property used by Purchaser in the performance of any services under any Contract is, and upon the performance of such Contract remains, owned or in-licensed by Purchaser, and no client, customer or other third-party has any claim of ownership on the Purchaser Owned Intellectual Property.

(h) Except as disclosed on Schedule 5.17(h), all employees, advisors, consultants or contractors who have contributed to or participated in the creation or development of any Intellectual Property on behalf of Purchaser: (i) is a party to a “work-for-hire” agreement under which Purchaser is deemed to be the original owner/author of all Intellectual Property rights therein; and (ii) has executed an assignment or an agreement to assign in favor of Purchaser all right, title and interest in such Intellectual Property.

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(i) Purchaser has used commercially reasonable efforts and implemented sufficient measures designed to protect the confidentiality, integrity, value and availability to Purchaser of all trade secrets, confidential Intellectual Property, or other confidential information material to Purchaser or the conduct of the Purchaser’s business. No such trade secret or confidential information has been disclosed by Purchaser to any Person (other than pursuant to a written confidentiality agreement with provisions reasonably restricting the use and disclosure thereof). Each Person who is or was an employee or independent contractor of Purchaser privy to any trade secrets or other confidential information material to Purchaser or the conduct of the Purchaser’s business has signed a valid and enforceable written confidentiality agreement with provisions reasonably restricting the use and disclosure thereof. No such Person retains any right, title or interest in or to any such Intellectual Property or is in violation of any such confidentiality agreement.

(j) The IT Assets owned, leased, outsourced, or licensed by Purchaser (including through cloud-based or other third-party service providers) in the operation of its business are reasonably sufficient in all material respects for the current conduct of the Purchaser’s business, and the IT Assets are free from any disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines designed to facilitate or cause unauthorized access to, or disruption, significant impairment, disablement, or destruction of, Software, data or other materials. Prior to the Execution Date, there has been no unauthorized access to or unauthorized use of (i) any such IT Assets, (ii) any confidential information or Personal Information stored on or Processed by such IT Assets, or (iii) any confidential information that is in Purchaser’s possession, custody, or control.

(k) Prior to the Closing, Purchaser will use commercially reasonable efforts to implement and, from the date of such implementation through the Closing Date, use commercially reasonable efforts to maintain commercially reasonable security designed to safeguard the confidentiality, availability, security and integrity of the IT Assets and all confidential information and Personal Information stored thereon.

(l) No source code of any material Purchaser Software has been disclosed or delivered to any escrow agent or, except pursuant to a written confidentiality Contract, otherwise provided or disclosed to any third party. Neither this Agreement, nor the transactions contemplated hereby will, and no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, result in the disclosure or release of such source code to any third-party. Purchaser has not used any material open source, free or community Software licensed in such a way that would subject any Purchaser Owned Intellectual Property to Copyleft Terms.

(m) Prior to the Closing, Purchaser will use or has used commercially reasonable efforts to establish and implement and, from the date of such establishment and implementation through the Closing Date, use commercially reasonable efforts to maintain written policies and organizational, physical, administrative and technical measures regarding, the integrity and availability of the IT Assets, privacy, cyber security and data security that are commercially reasonable for an enterprise of the size and nature of Purchaser, taken as a whole, and at least consistent with applicable industry standards, and consistent in all material respects with (i) any Purchaser’s contractual commitments relating to privacy, cyber security and data security, and (ii)  Purchaser’s public facing statements or policies relating to privacy, cyber security and data security of Personal Information (such policies and measures, collectively, the “Privacy and Security Policies”).

(n) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) since the Applicable Date, Purchaser has complied in all material respects with all applicable Data Protection Laws, including with respect to the Processing of Personal Information in its possession or control and (ii) since the establishment and implementation of the Privacy and Security Policies, Purchaser has complied in all material respects with its Privacy and Security Policies.

(o) Purchaser will implement, or has implemented, prior to Closing commercially reasonable measures consistent in all material respects with standard industry practices designed to ensure the confidentiality, privacy and security of Personal Information in its possession or control from unauthorized access by unauthorized Persons. The transactions contemplated by this Agreement will not result in the violation of any Data Protection Laws of Purchaser’s Privacy and Security Policies.

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(p) To the knowledge of the Purchaser and of any of its Subsidiaries, there is no legitimate basis for any present or future Action against Purchaser or any of its Subsidiaries giving rise to any material liability relating to any Purchaser Registered Intellectual Property, Purchaser Owned Intellectual Property, or any of the other obligations as set forth in this Section 5.17.

5.18 Expenses, Indebtedness and Other Liabilities. Except as set forth in the Purchaser SEC Documents, Purchaser does not have any Indebtedness or other liabilities.

5.19 Tax Matters.

(a) (i) The Purchaser has duly and timely filed all material Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes which have become due; (ii) all such Tax Returns are true, correct and complete and accurate in all material respects; (iii) there is no Action pending with respect to Taxes of the Purchaser; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of the Purchaser for which a Lien may be imposed on any of the Purchaser’s assets has been waived or extended, which waiver or extension is in effect; (v) the Purchaser has complied in all respects with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Purchaser; (vi) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of the Purchaser; (vii) there is no outstanding request for a ruling from any Taxing Authority, request for a consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority, or agreement with any Taxing Authority, with respect to the Purchaser; (viii) no claim has ever been made by a Taxing Authority in a jurisdiction where the Purchaser has not paid any Tax or filed Tax Returns, asserting that the Purchaser is or may be subject to Tax in such jurisdiction, the Purchaser is not nor has it ever been subject to Tax in any country other than the respective countries of incorporation or formation of the Purchaser members by virtue of having a permanent establishment or other place of business in that country; (ix) there is no outstanding power of attorney from the Purchaser authorizing anyone to act on behalf of the Purchaser in connection with any Tax, Tax Return or Action relating to any Tax or Tax Return of the Purchaser; (x) the Purchaser is not, and has ever been, a party to any Tax sharing or Tax allocation Contract; (xi) the Purchaser is and has never been included in any consolidated, combined or unitary Tax Return; (xii) to the knowledge of the Purchaser, no issue has been raised by a Taxing Authority in any prior Action relating to the Purchaser with respect to any Tax for any period which, by application of the same or similar principles, could reasonably be expected to result in a proposed Tax deficiency of the Purchaser for any other period; and (xiv) the Purchaser has not requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed.

(b) The Purchaser will not be required to include any item of income or exclude any item of deduction for any taxable period ending after the Closing Date as a result of the use of a method of accounting with respect to any transaction that occurred on or before the Closing Date.

(c) The unpaid Taxes of the Purchaser (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Unaudited Financial Statements and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Purchaser in filing its Tax Return.

(d) The Purchaser has been in compliance, in all material respects, with all applicable transfer pricing laws and legal requirements. The prices for any property or services (or for the use of any property), including interest and other prices for financial services, provided by or to the Purchaser are arm’s-length prices for purposes of the relevant transfer pricing laws.

(e) The Purchaser is not aware of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

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(f) The Target Stockholders acknowledge that following the Closing, any Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) Certificate or IRS Forms W-9 will be retained by Purchaser, and will be made available to the Taxing Authorities upon request.

5.20 Insurance. All forms of insurance owned or held by and insuring the Purchaser are set forth on Schedule 5.20, and such policies are in full force and effect. All premiums with respect to such policies covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation or termination. To the Purchaser’s knowledge, there is no existing default or event which, with or without the passage of time or the giving of notice or both, would constitute as noncompliance with any such policy or constitute a default under any such policy or entitle any insurer to terminate or cancel any such policy. Such policies will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement or the Additional Agreements. The insurance policies to which the Purchaser is a party are sufficient for compliance with all requirements of all Contracts to which the Purchaser is a party or by which the Purchaser is bound. In the three (3) years preceding the date of this Agreement, the Purchaser has not been refused any insurance with respect to its assets or operations or had its coverage limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance. The Purchaser does not have any self-insurance arrangements.

5.21 Environmental Laws.

(a) Except as set forth in Schedule 5.21(a), the Purchaser has not (i) received any written notice of any alleged claim, violation of or Liability under any Environmental Law which has not heretofore been cured or for which there is any remaining liability; (ii) disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Materials, arranged for the disposal, discharge, storage or release of any Hazardous Materials, or exposed any employee or other individual to any Hazardous Materials so as to give rise to any Liability or corrective or remedial obligation under any Environmental Laws; or (iii) entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to liabilities arising out of Environmental Laws or the Hazardous Materials Activities of the Purchaser.

(b) The Purchaser and all of its operations and property have been in material compliance with all applicable Environmental Laws and all real property owned or leased by the Purchaser have been and will be operated in material compliance with all applicable Environmental Laws.

(c) The Purchaser will use, is using, and has used commercially reasonable efforts to take assignment of or otherwise obtain all Permits, licenses, identification numbers, approvals, registrations or other authorizations required or issued under any Environmental Law necessary for the Purchaser’s operations.

(d) The Purchaser is not (i) conducting or actually responsible for (pursuant to any contractual obligation or requirement of any Governmental Entity or Environmental Law) any remediation, reporting, investigation, monitoring or other action or (ii) actually responsible for any liability or cost, in each case of (i) or (ii), relating to the presence or any Release or threatened Release of any Hazardous Materials on any Real Property or other property (including of any soil, groundwater, surface water, sediment, building, or aboveground or subsurface structure, third-party property or formerly owned, operated or leased property), including relating to any sampling, installation or operation of vapor intrusion systems or other remedial systems or the imposition of institutional or engineering controls. The Purchaser has not received notice of any allegations that it is responsible for (i) conducting (pursuant to any contractual obligation or requirement of any Governmental Entity or Environmental Law) any remediation, reporting, investigation, monitoring or other action or (ii) any liability or cost, in each case of (i) or (ii), relating to the presence or any Release or threatened Release of any Hazardous Materials on any Real Property or other property (including of any soil, groundwater, surface water, sediment, building, or aboveground or subsurface structure, third-party property or formerly owned, operated or leased property), including relating to any sampling, installation or operation of vapor intrusion systems or other remedial systems or the imposition of institutional or engineering controls.

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(e) The Purchaser is not subject to any liability for any actual exposure by any Person or damage to any property relating to the Release of any Hazardous Materials and has not received notice of any allegations of liability for such exposure.

(f) The Purchaser has not received, nor, to the knowledge of the Purchaser, has any Predecessor received, any notice, demand, letter, claim or request for information indicating that the Purchaser or any of its Predecessors may be in violation of or, directly or indirectly subject to liability relating to any Environmental Law or the Release of any Hazardous Materials.

(g) The Purchaser is not subject to any Order, asset retirement obligation, financial assurance requirement, or indemnity or other agreement with any third party, relating to liability relating to any Environmental Law or the Release of any Hazardous Materials.

(h) There are no circumstances or conditions, including the presence of any aboveground or subsurface structures, involving or affecting the Purchaser or, after acquisition of the Real Property and assignment of leases of the Real Property, any Real Property that could reasonably be expected to result in any claim, liability, investigation or cost of the Purchaser relating to any Environmental Law, including any restriction on the ownership, use or transfer of or otherwise relating to the Real Property.

(i) The Purchaser has made available to Target correct and complete copies of all Permits, reports, studies, assessments, audits, records, sampling data, notices, correspondence, agreements and other information that it has in its care, custody or control relating both to (i) any Environmental Law or Hazardous Materials and (ii) the Purchaser, any Purchaser Predecessor, or any properties currently or formerly owned or operated by any of them.

5.22 Powers of Attorney and Suretyships. Except as set forth on Schedule 5.22, Purchaser has no general or special powers of attorney outstanding (whether as grantor or grantee thereof) or any obligation or liability (whether actual, accrued, accruing, contingent, or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person.

5.23 Full Disclosure. The Purchaser is not aware of any facts pertaining to the Purchaser which could have a Material Adverse Effect and which have not been disclosed in this Agreement or the Financial Statements or otherwise disclosed to the Purchaser by the Purchaser in writing. No representation or warranty of the Purchaser in this Agreement, nor any document, statement or certificate furnished or to be furnished by the Purchaser pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

Article	VI COVENANTS OF THE PARTIES PENDING CLOSING

6.1 Conduct of Business. Target and each Target Subsidiary and Purchaser and each Subsidiary of Purchaser covenants and agrees that:

(a) from the date hereof through the Closing Date, each party shall conduct business only in the ordinary course, (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices, and shall not enter into any material transactions outside the ordinary course of business without the prior written consent of the other party and shall use its reasonable best efforts to preserve intact its business relationships with employees, clients, suppliers and other third parties. Notwithstanding the foregoing, however, nothing in this Article VI shall prohibit or restrict the Purchaser from entering into any equity compensation arrangement at any time prior to Closing; provided, however, that Purchaser shall not, at any time prior to Closing, enter into any equity compensation transaction (1) wherein an Affiliate of Purchaser is a party to the transaction if not in the ordinary course of business, (2) such transaction results in a Change of Control, and/or (3) such transaction directly or indirectly causes a material impediment, delay or prevents the any of the Transactions contemplated herein. Without limiting the generality of the foregoing, from the date hereof until and including the Closing Date or earlier termination of this Agreement, without the other party’s prior written consent (which shall not be unreasonably withheld), neither party shall, and each party shall cause each of its Subsidiaries not to:

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(i) amend, modify or supplement its certificate of incorporation and bylaws or other organizational or governing documents, other than as necessary to carry out the Transactions pursuant to this Agreement;

(ii) other than in the ordinary course of business, amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way, any material term or any other right or asset of Target or Purchaser;

(iii) modify, amend or enter into any Material contract, agreement, lease, license or commitment, other than in the ordinary course of business, which (A) is with respect to Real Property, (B) extends for a term of one year or more or (C) obligates the payment of more than $100,000 (individually or in the aggregate);

(iv) make any capital expenditures in excess of $100,000 individually, or $100,0000 in the aggregate;

(v) sell, lease, license or otherwise dispose of any of its respective assets or assets covered by any Material Contract other than for the sale, lease or license of Target’s products and services in the ordinary course of business consistent with past practice;

(vi) except as consented to in writing by Target or the Purchaser, as the case may be, pay, declare or promise to pay any dividends or other distributions with respect to its capital stock or other equity securities, or pay, declare or promise to pay any other payments to any stockholder or shareholder or other equityholder (other than payment of salary, benefits, leases, commissions and other regular, necessary or contractually required similar payments in the ordinary course);

(vii) except as set forth on Schedule 6.1(a)(vii) or Schedule 4.11, or consented to in writing by Target or the Purchaser as the case may be, obtain or incur any loan or other Indebtedness, including drawings under Target’s or the Purchaser’s existing lines of credit, or repay or satisfy any Indebtedness other than in the ordinary course other than repayment of Indebtedness in accordance with the terms thereof;

(viii) suffer or incur any Lien, except for Permitted Liens, on the respective Parties’ assets;

(ix) suffer any material damage, destruction or loss of property related to any of Target’s or the Purchaser’s assets, not covered by insurance;

(x) delay, accelerate or cancel any receivables or Indebtedness owed to Target Group or the Purchaser or write off or make further reserves against the same;

(xi) except as contemplated hereunder, merge or consolidate with or acquire any other Person or be acquired by any other Person, or modify or amend the terms of any agreement with any Subsidiary;

(xii) permit any insurance policy protecting any of Target Group’s or the Purchaser’s assets to lapse, unless simultaneously with such lapse, a replacement policy underwritten by an insurance Target of nationally recognized standing having comparable deductions and providing coverage equal to or greater than the coverage under the lapsed policy for substantially similar premiums or less is in full force and effect;

(xiii) adopt any severance, retention or other employee plans, materially amend any of its employee plans or fail to continue to make timely contributions thereto in accordance with the terms thereof;

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(xiv) institute, settle or agree to settle any litigation, action, proceeding or investigation before any court or governmental body in each case in excess of $150,000 (exclusive of any amounts covered by insurance) or that imposes injunctive or other non-monetary relief on such party;

(xv) make any change in its accounting principles or methods or write down the value of any Inventory or assets except as required by GAAP;

(xvi) change the place of business or jurisdiction of organization;

(xvii) other than (a) in connection with the exchange of Target Notes and Target Capital Stock into shares of common stock of the Purchaser to effectuate the Merger, (b) agreed upon in writing by Purchaser, issue, redeem or repurchase any Target Capital Stock or other securities, or issue any securities exchangeable for or convertible into any shares of Target Capital Stock or other securities or rights of Target (other than as otherwise contemplated herein) or (c) issue any additional promissory notes convertible into any shares of Target Capital Stock or other securities or rights of Target;

(xviii) make or change any material Tax election or change any annual Tax accounting periods, or enter into any Tax sharing or similar agreement or closing agreement;

(xix) enter into any transaction with or distribute or advance any assets or property to any of its Affiliates other than the payment of salary and benefits in the ordinary course; or

(xx) agree to do any of the foregoing.

(b) Neither Target nor any Target Subsidiary nor the Purchaser nor any Subsidiary of Purchaser shall knowingly and intentionally (i) take or agree to take any action that would make any representation or warranty of such party inaccurate or misleading in any respect at, or as of any time prior to, the Closing Date or (ii) omit to take, or agree to omit to take, any action necessary to prevent any such representation or warranty from being inaccurate at any such time.

6.2 Exclusive Dealings. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms (the “Pre-Closing Period”), each of Purchaser, Target and Merger Sub shall not directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations with any Person concerning any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction or (iii) approve, recommend or enter into any Alternative Transaction or any Contract related to any Alternative Transaction. For purposes of this Agreement, the term “Alternative Transaction” shall mean any of the following transactions involving Target Group (other than the transactions contemplated by this Agreement): (y) any merger, consolidation, share exchange, business combination or other similar transaction, or (z) any sale, lease, exchange, transfer or other disposition of a material portion of the assets of such Person (other than sales of inventory in the ordinary course of business) or any class or series of the capital stock or other equity interests of Target Group in a single transaction or series of transactions, except that the term “Alternative Transaction” shall not include Target or any Target Subsidiary issuing, redeeming or repurchasing any Target Capital Stock or other securities. Purchaser and Target, also agree that, promptly following the execution of this Agreement, each shall, and shall cause each of its Subsidiaries to and shall use its reasonable best efforts to, (A) cease any solicitations, discussions or negotiations with any Person (other than the Parties) conducted prior to the execution of this Agreement in connection with any alternate transaction or any inquiry or request for information that could reasonably be expected to lead to, or result in, an alternate transaction and (B) terminate access to any physical or electronic data room maintained by or on behalf of Purchaser, Target or any of its Subsidiaries, only after having provided a copy to Purchaser and to Target, and instruct each person that has prior to the date hereof executed a confidentiality agreement in connection with its consideration of acquiring Purchaser or Target to return or destroy all confidential information furnished to such Person by or on behalf of it or any of its Subsidiaries prior to the date hereof.

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6.3 Access to Information. During the Pre-Closing Period, Target, each Target Subsidiary and the Purchaser shall each, to the best of its ability, (a) continue to give the other party, its legal counsel and other representatives full access to the offices, properties and, Books and Records, (b) furnish to the other party, its legal counsel and other representatives such information relating to the business of Target and the Purchaser as such Persons may request and (c) cause the employees, legal counsel, accountants and representatives to cooperate with the other party in its investigation of the Business; provided that no investigation pursuant to this Section 6.3 (or any investigation prior to the date hereof) shall affect any representation or warranty given by Target or the Purchaser and, provided further, that any investigation pursuant to this Section 6.3 shall be conducted in such manner as not to interfere unreasonably with the conduct of the Business of Target and each Target Subsidiary. Notwithstanding anything to the contrary in this Agreement, neither party shall be required to provide the access described above or disclose any information if doing so is reasonably likely to (i) result in a waiver of attorney-client privilege, work product doctrine or similar privilege or (ii) violate any contract to which it is a party or to which it is subject or applicable Law.

6.4 Notices of Certain Events. During the Pre-Closing Period, each of the Purchaser and Target shall, and Target shall cause each Target Subsidiary to, promptly notify the other party after obtaining actual knowledge of:

(a) any notice or other communication from any Person alleging or raising the possibility that the consent of such Person is or may be required in connection with the Transactions or that the Transactions might give rise to any Action or other rights by or on behalf of such Person or result in the loss of any rights or privileges of Target (or the Purchaser, post-Closing) to any such Person or create any Lien on any Target Capital Stock or capital stock of the Purchaser or any of Target’s or the Purchaser’s assets;

(b) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement or the Additional Agreements;

(c) any Actions commenced or threatened against, relating to or involving or otherwise affecting either party or any of their stockholders or their equity, assets or business or that relate to the consummation of the Transactions or the Additional Agreements;

(d) the occurrence of any fact or circumstance which constitutes or results, or would reasonably be expected to constitute or result in a Material Adverse Change; and

(e) any inaccuracy of any representation or warranty of such party contained in this Agreement at any time during the term hereof, or any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, that would reasonably be expected to cause any of the conditions set forth in Article IX and Article X not to be satisfied.

6.5 Target shall provide by November 15, 2022 correct and complete copies of quarterly interim unaudited financial statements as would be required pursuant to Article 8 of Regulation S-X if Target were required to file quarterly reports on Form 10-Q pursuant to the 1934 Act as of and for the fiscal quarter ended September 30, 2022 (upon the earlier of such unaudited financial statements being provided or November 15, 2022, the term “Unaudited Financial Statements” shall include such unaudited financial statements and the unaudited consolidated balance sheet as of September 30, 2022 shall be included in the definition of the “Unaudited Balance Sheet Dates”). Target shall use its best efforts to assist the Purchaser in the preparation of all pro-forma information that may be required pursuant to Article 8 of Regulation S-X.

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6.6 Preparation of the Information Statement.

(a) If based on discussion with the SEC and/or Nasdaq, Purchaser reasonably concludes that the SEC or Nasdaq requires it to file an Information Statement prior to the Effective Time to complete the Merger (the “Prior Stockholder Approval Conclusion”), as promptly as reasonably practicable after the Prior Stockholder Approval Conclusion, (i) Target and Purchaser shall jointly prepare, and Purchaser shall file with the SEC the Information Statement concerning Purchaser’s Written Consent and the Transactions to be sent to the Purchaser’s Stockholders. Purchaser and Target each shall use its reasonable best efforts to respond promptly to comments from the SEC. Purchaser shall cause the Information Statement be mailed to the Purchaser Stockholders as promptly as reasonably practicable after the SEC declares that it has no further comments to the Information Statement. The remainder of this subsection 6.6 as it applies to an Information Statement as well as the provisions in subsection 8.5 (Cooperation with Purchaser to Prepare the Information Statement), shall not be applicable if there is no Prior Stockholder Approval Conclusion.

(b) Each of Purchaser or Target, as applicable, shall promptly notify the other of (i) the receipt of comments from the SEC or Nasdaq, (ii) any request by the SEC for any amendment or supplement to the Information Statement, or (iii) any need for additional information, and shall promptly provide the other with all other copies of any correspondence between it or any of its Affiliates and the SEC with respect to the Information Statement and advise the other on any oral comments with respect to the Information Statement received from the SEC. In each case, no response to any comments from the SEC, the staff of the SEC or Nasdaq relating to the Information Statement will be made by Target or Purchaser without the other’s prior consent (which shall not be unreasonably withheld, conditioned or delayed) and without providing the other party and its outside counsel a reasonable opportunity to review and comment thereon (unless pursuant to a telephone call initiated by the SEC) , and each party shall consider in good faith all comments reasonably proposed by the other party.

(c) Each of Target and Purchaser agrees, as to itself and its Subsidiaries, that the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in the Information Statement will not at any date that the Information Statement is mailed to the stockholders of Purchaser does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing sentence, no Party (or any of its Affiliates) makes any representation or warranty with respect to statements made in any of the foregoing documents based on information supplied by another Party for inclusion therein. If at any time prior to the receipt of the Stockholder Approval, any information relating to Target or Purchaser, or any of their respective Affiliates, directors or officers, should be discovered by Target or Purchaser which is required to be set forth in an amendment or supplement to the Information Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, is not misleading, the party which discovers such information shall promptly notify the other party and each of Purchaser and Target shall use its reasonable best efforts to cause an appropriate amendment or supplement describing such information to be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of Purchaser.

(d) Each of Purchaser and Target will provide the other and their respective legal counsel, a reasonable opportunity to review and comment on drafts of any documents related to Target Stockholders meeting or the issuance of the Purchaser Merger Securities in respect of the Merger, prior to filing such documents with the SEC. Each Party shall in the Information Statement and any other such documents, consider in good faith all comments reasonably and promptly proposed by the other Party or its legal counsel and each agrees that all information relating to Purchaser and its Subsidiaries included in the Information Statement and any other such filings shall be in form and content satisfactory to Purchaser, acting reasonably, and all information relating to Target and its Subsidiaries included in the Information Statement and any other such filings shall be in form and content satisfactory to Target, acting reasonably. Each of Target and Purchaser shall furnish all information concerning such Person and its Affiliates to the other and provide such other assistance as may be reasonably requested by such other party to be included therein and shall otherwise reasonably assist and cooperate with the other in the preparation of the Information Statement and any other such filings and the resolution of any comments received from the SEC or other governing body.

6.7 Written Consents.

(a) Target shall provide Purchaser with a copy of a written consent substantially in the form attached as Exhibit D approving those Transaction requiring the approval of the Target Stockholders evidencing the Target Stockholder Approval (the “Target Written Consent”) prior to Closing.

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(b) If there has been a Prior Stockholder Approval Conclusion, Purchaser shall provide Target with a copy of a written consent approving those Transaction requiring the approval of its shareholders (the “Purchaser Written Consent”) by no later than 5:00 p.m., New York City time, prior to Closing.

6.8 Obligations of Merger Sub. Purchaser shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the transactions contemplated under this Agreement, upon the terms and subject to the conditions set forth in this Agreement.

6.9 Nasdaq Listing. From the date hereof through the Closing Date, Purchaser shall maintain listing on the Nasdaq Capital Market and, accordingly, the shares of Purchaser Class A Common Stock underlying the Preferred Stock to be issued in the Merger shall have been authorized and approved for listing on the Nasdaq Capital Market (subject to the Purchaser Stockholder Approval and official notice of issuance) prior to the Closing Date.

6.10 Convertible Shares Target shall cause the holders of all of its Target Convertible Securities (other than Target Notes) to convert, exercise or otherwise agree to cancel all Target Convertible Securities.

Article VII
COVENANTS OF TARGET

In addition to Target’s covenants found elsewhere in this Agreement, Target covenants and agrees that:

7.1 Reporting and Compliance with Laws. During the Pre-Closing Period, Target shall on behalf of Target Group duly and timely file all Tax Returns required to be filed with the applicable Taxing Authorities, pay any and all Taxes required by any Taxing Authority and duly observe and conform in all material respects, to all applicable Laws and Orders.

7.2 Obtain Consents. Target shall obtain each Target Consent set forth on Schedule 4.10 (excluding the consent with Neutron Holdings Inc. (d/b/a Lime) and Governmental Approval as promptly as practicable hereafter.

7.3 Termination of Existing Employment Agreements. Target shall use its commercially reasonable efforts to enter into an Employment Agreement with each of the individuals set forth in Schedule 7.3, in form and substance provided by Purchaser.

7.4 [Reserved]

7.5 No Trading. Target acknowledges and agrees that it is aware, and that its Affiliates are aware (and each of their respective representatives is aware or, upon receipt of any material nonpublic information of the Purchaser, will be advised) of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded Target. Target hereby agrees that, while it is in possession of such material nonpublic information of the Purchaser, it shall not purchase or sell any securities of the Purchaser in violation of such Laws, communicate such information to any third party without the consent of the Purchaser, take any other action with respect to the Purchaser in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

7.6 Target Information. If there has been a Prior Stockholder Approval Conclusion, Target shall promptly provide to Purchaser correct, complete and current information (“Target Information”) regarding the Target (as “the company being acquired”) that would be required in the Information Statement. The Target Information shall be updated so that it is correct, complete, and current prior to any filing of the Information Statement. Within ten (10) days of the receipt of any comments from the Commission regarding the Target Information, Target shall provide Purchaser with a response to such comments as well as any, revisions, as applicable to the Target Information for inclusion in the Information Statement (which revisions shall include any restatements of Financial Statements and Balance Sheets that may result from such comments). Target (i) will use commercially reasonable efforts to provide within 30 days of the end of a fiscal quarter of Target to and (ii) will within 45 days of the end of a fiscal quarter of Target, provide the financial information that would be required by Item 17(b)(8) of Form S-4 if the Registration Statement were to be filed 46 days (assuming the 45th and 46th days are Business Days) after the end of such quarter.

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Article VIII
COVENANTS OF ALL PARTIES HERETO

The Parties hereto covenant and agree that:

8.1

[RESERVED]

8.2

[RESERVED]

8.3 Commercially Reasonable Efforts; Further Assurances.

(a) Subject to the terms and conditions of this Agreement, each Party shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, or as reasonably requested by the other Parties, to consummate and implement expeditiously each of the transactions contemplated by this Agreement, and to cause the conditions to the Merger set forth in Article II to be satisfied as promptly as reasonably practicable, including using all reasonable best efforts to accomplish the following as promptly as reasonably practicable: (i) obtain all necessary actions, nonactions, waivers, consents, approvals, registrations, permits, orders, expirations, terminations of waiting periods and other confirmations from any Governmental Entity that are or may become necessary, proper or advisable in connection with the consummation of the transactions contemplated by this Agreement, including the Merger prior to the Effective Time, (ii) the preparation and making of all registrations, filings, forms, notices, petitions, statements, submissions of information, applications and other documents (including filings with Governmental Entities) that are or may become necessary, proper or advisable in connection with the consummation of the transactions contemplated by this Agreement, including the Merger, (iii) the taking of all steps as may be necessary, proper or advisable to obtain an approval from, or to avoid an Action by, any Governmental Entity or other person in connection with the consummation of the transactions contemplated by this Agreement, including the Merger; (iv) the defending of any lawsuits or other Actions, whether judicial or administrative, challenging this Agreement or that would otherwise prevent or delay the consummation of the transactions contemplated by this Agreement, including the Merger, performed or consummated by each party in accordance with the terms of this Agreement, including seeking to have any stay, temporary restraining order or injunction entered by any court or other Governmental Entity vacated or reversed; (v) avoid an Action or proceeding by any Governmental Entity, and (vi) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement. The Parties hereto execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or desirable in order to consummate or implement expeditiously each of the transactions contemplated by this Agreement.

(b) Without limiting the generality of Section 8.3(a), each Party agrees to, and shall cause its respective Affiliates to, make as promptly as practicable any filings or notifications required to be made by it under any other applicable antitrust, competition, or trade regulation Law and to supply as promptly as practicable to the appropriate Governmental Entity any additional information and documentary material that may be requested by such Governmental Entity pursuant to the applicable antitrust, competition, or trade regulation Law.

(c) Subject to applicable Law, each of Target and Purchaser agrees to (i) cooperate and consult with the other regarding obtaining and making all notifications and filings with Authorities, (ii) furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any notifications or filings, (iii) keep the other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement, including promptly furnishing the other with copies of notices or other communications received by such party from, or given by such party to, any third party or any Governmental Entity with respect to such transactions, (iv) permit the other party to review and incorporate the other Party’s reasonable comments in any communication to be given by it to any Governmental Entity with respect to any filings required to be made with, or action or nonactions, waivers, expirations or terminations of waiting periods, clearances, consents or orders required to be obtained from, such Governmental Entity in connection with execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and (v) to the extent reasonably practicable, consult with the other in advance of and not participate in any meeting or discussion relating to the transactions contemplated by this Agreement, either in person or by telephone, with any Governmental Entity in connection with the proposed transactions unless it gives the other party the opportunity to attend and observe; provided, however, in each of clauses (iii) and (iv) above, that materials may be redacted (A) to remove references concerning the valuation of such party and its Affiliates, (B) as necessary to comply with contractual arrangements or applicable Laws, and (C) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns.

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8.4 Post-Closing Lock-Up. Subject to Closing, each Target Securityholder holding or beneficially owning more than 1% of Purchaser Class A Common Stock (including shares underlying the Preferred Stock) upon the consummation of the Merger (a “Lock-Up Target Securityholder”) is to enter into a Post-Closing Target Securityholder Lock-Up Agreement for a period of 12 months. .

8.5 Cooperation with Purchaser to Prepare the Information Statement.

(a) Notwithstanding anything in this Agreement to the contrary, it is understood and agreed that as soon as reasonably practicable, after receiving all necessary information relating to Target members from Target for inclusion in the Information Statement, the Purchaser shall prepare and file with the SEC the Information Statement, or such other form, statement, or report as may be required under the United States federal securities laws for the purpose of effecting the actions to be taken by Purchaser Stockholder Approval. Each party shall use its reasonable best efforts to prepare the Information Statement (including any and all financial statements and financial information) and thereafter resolve all SEC comments on the Information Statement as promptly as practicable after such filing, and Purchaser and Target shall take all action reasonably required of it (other than qualifying to do business in any jurisdiction in which it is not now so qualified, or filing a general consent to service of process) to be taken under any applicable state securities laws in connection with the issuance of Purchaser Merger Securities pursuant to the terms of this Agreement. Each of Purchaser and Target shall furnish all information as may be reasonably requested by the other party in connection with any such action and the preparation, filing and distribution of the Information Statement and any other such filing. As promptly as practicable after all SEC comments on the Information Statement shall have been resolved, Purchaser shall cause the Information Statement to be mailed to its stockholders as of the record date for the Purchaser Stockholder Approval.

(b) Target shall cause itself and each Person who intends to serve as a director or executive manager of Purchaser following Closing to provide Purchaser with all reasonable information concerning the Business of Target Group and the management, operations and financial condition of Target Group as is required by the SEC for inclusion in the Information Statement (“Target Information”), including, all financial statements required by relevant securities laws and regulations (the “Required Target Financial Statements”), which shall be prepared under such accounting principles and for such periods as required by the forms, rules and regulations of the SEC or as requested by the SEC in connection with its review of the Information Statement or any Other Filing. Subject to Target’s review and approval of the Information Statement including Target Information and the consent of Target’s auditor to the inclusion of the Required Target Financial Statements (in each case, such approval or consent not to be unreasonably withheld, conditioned or delayed), Target acknowledges and agrees that Target Information (including Target’s Financial Statements), or summaries thereof or extracts therefrom, may be included in the Information Statement and any other filings required under the Exchange Act, Securities Act or any other United States federal, foreign or blue sky laws (“Other Filings”). Purchaser and Target will also take any other action required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or blue sky laws and the rules and regulations thereunder in connection with the Merger.

8.6Repayment of Target Indebtedness. Except as agreed upon by Purchaser in writing, prior to or concurrent with the Closing, and subject to the adjustment provided in Section 3.1(a), Target shall repay and extinguish all Indebtedness that exceeds $7,000,000 in the aggregate without any further liability to Target or Purchaser, and shall deliver, at least five (5) Business Days prior to the Closing Date, executed waivers, payoff letters or final invoices, as applicable, from each vendor, lender, creditor, noteholder or other counterparty entitled to such Indebtedness.

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8.7 Confidentiality. Except as necessary to complete the Information Statement or Other Filings, Target, on the one hand, and Purchaser and Merger Sub, on the other hand, shall hold and shall cause their respective representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all documents and information concerning the other party furnished to it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the party to which it was furnished, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources, which source is not the agent of the other party, by the party to which it was furnished or are the terms of this Agreement or this Agreement), and each party shall not release or disclose such information to any other person, except its representatives in connection with this Agreement. In the event that any party believes that it is required to disclose any such confidential information pursuant to applicable Laws, to the extent legally permissible, such party shall give timely written notice to the other party so that such party may have an opportunity to obtain a protective order or other appropriate relief. Each party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information. The parties acknowledge that some previously confidential information will be required to be disclosed in the Information Statement, if required, and any other SEC Statements and Other Filings.

8.8 Execution of Employment Agreements with Senior Management. Target and Purchaser will identify members of Target’s senior management team and will execute an offer letter or other employment related agreement with each such senior management member as set forth on Schedule 8.8, in such form and terms as agreed upon by Target, such persons and Purchaser (such employees of Target, the “Continuing Employees”).

(a) Purchaser shall, with respect to the Continuing Employees (i) during their employment until December 31, 2023, provide annual base salary or hourly wage rate (as applicable), and annual cash target bonus and incentive opportunity that are no less favorable in the aggregate than such employee’s base salary or hourly wage rate (as applicable) and annual cash target bonus opportunity immediately prior to the Closing, (ii) during their employment through December 31, 2023, and only to the extent that the Continuing Employees do not receive benefits through a professional employer organization, provide employee benefits (other than equity-based arrangements) to each Continuing Employee that are substantially similar in the aggregate to the employee benefits provided to similarly situated employees of Purchaser; (iii) give full credit for purposes of eligibility, vesting and the calculation of benefit accruals (other than for purposes of equity-based compensation) under any employee benefit plans or arrangements maintained by Purchaser or Target (collectively, the “Purchaser Plans”) for such Continuing Employees’ service with Target (or any predecessor entity) to the same extent recognized by Target, (iv) use commercially reasonable efforts to waive all limitations as to preexisting conditions, exclusions, waiting periods, actively at work requirements and evidence of insurability with respect to participation and coverage requirements applicable to the Continuing Employees under any Purchaser Plan that is a welfare benefit plan that such employees may be eligible to participate in after the Closing Date, and (v) use commercially reasonable efforts to provide credit under any Purchaser Plan that is a welfare plan for any deductible expenditures for the remainder of the coverage period during which any transfer of coverage occurs; provided, however, that no such service shall be recognized or credit given to the extent such recognition or credit would result in the duplication of benefits.

(b) Nothing contained in this Section 8.7 shall (i) be treated as the establishment, an amendment or other modification of any particular benefit plan, (ii) require Purchaser, the Surviving Corporation, any successor thereto or Target to employ or continue to employ any particular employee of Target or maintain any benefit plan or arrangement after the Closing Date or (iii) give any third party any right to enforce the provisions of this Section 8.7. Nothing in this Agreement shall prohibit the Target, the Purchaser or any of its or their Subsidiaries from amending, modifying or terminating any or all compensation or benefit plans, programs, policies, practices, agreements and arrangements sponsored or maintained by the Target, the Purchaser or any of their Subsidiaries, including each Purchaser Plan.

8.9 Certain Tax Matters. Each of Purchaser and Target shall use its reasonable best efforts to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Neither Purchaser nor Target shall take any action, or fail to take any action, that could reasonably be expected to cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Purchaser and Target intend to report and, except to the extent otherwise required by a change in Law, shall report, for U.S. federal income tax purposes, the Merger as a “reorganization” within the meaning of Section 368(a) of the Code, unless otherwise required by applicable Law.

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8.10 Cooperation. The parties agree hereby agrees to cooperate in full with such other party, whether prior to or following the Closing, with respect to any and all Actions that may arise in connection with this Merger Agreement among the Purchaser, Target, Merger Sub, and the other parties thereto.

Article IX
CONDITIONS TO CLOSING

9.1 Condition Precedent to the Obligations of the Parties. The obligations of all of the Parties to consummate the Closing are subject to the satisfaction, or the waiver at the discretion of both Purchaser and Target, of all of the following further conditions:

(a) No provisions of any applicable Law, and no Order shall restrain or prohibit, or impose any condition on, the Closing;

(b) The required stock exchange and regulatory review (including SEC and Nasdaq) has been completed, and all governmental approvals required for the Merger shall have been obtained;

(c) There shall not be any Action brought, commenced or threatened by any Governmental Entity to enjoin or otherwise restrict the consummation of the Closing;

9.2 Conditions Precedent to Obligations of Purchaser. The obligation of Purchaser to consummate the Closing is subject to the satisfaction, or waiver at Purchaser’s discretion, of all of the following further conditions:

(a) Target shall have duly performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, except for any unintentional noncompliance as would not in the aggregate reasonably be expected to have a Material Adverse Effect.

(b) All of the representations and warranties of Target contained in this Agreement and in any certificate delivered by Target pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall: (i) be true and correct at and as of the date of this Agreement, and (ii) be true and correct as of the Closing Date as if made as of the Closing Date (in each case, except if otherwise specified, when made or when deemed to have been made, then as of such date), except in each case for any inaccuracies in such representations and warranties which would not in the aggregate reasonably be expected to have a Material Adverse Effect.

(c) There shall have been no continuing event, change or occurrence which individually or together with any other event, change or occurrence, would reasonably be expected to have a Material Adverse Effect upon Target.

(d) Purchaser shall have received a certificate signed by the Chief Executive Officer of Target (i) to the effect set forth in clauses (a) through (c) of this Section 9.2 and (ii) setting out updated information as of the Closing Date for Schedule 1.30, Schedule 1.56 (the “Target Certificate”).

(e) Purchaser shall have received Target’s Unaudited Financial Statements.

(f) Purchaser shall have received (i) a copy of the Charter Documents of Target, (ii) copies of resolutions duly adopted by the board of directors of Target and by vote or consent of the Target Stockholders authorizing this Agreement, the Additional Agreements and the transactions contemplated hereby and thereby, (iii) a good standing certificate for each Target certified as of a date no later than thirty (30) days prior to the Closing Date from the Delaware Secretary of State.

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(g) A Post-Closing Target Securityholder Lock-Up Agreement shall have been duly executed and delivered by each Party thereto other than Purchaser.

(h) [Reserved]

(i) The Target Stockholder Approval for the Merger shall have been obtained.

(j) The Purchaser shall have entered into the Employment Agreement with each individual set forth on Schedule 8.8.

(k) [Reserved]

(l) The Purchaser shall receive any and all FIRPTA certifications from Target Stockholders as may be necessary or required under Law.

(m) The Purchaser shall receive a duly executed copy of the Certificate of Merger from Target.

(n) The Purchaser shall receive from Target written evidence of: (i) release of any and all Liens with respect to any shares of capital stock of Target and each Target Entity; (ii) all of the outstanding Target Convertible Securities shall have been converted, exercised or exchanged for capital stock of Target or cancelled prior to the completion of the Merger; (iv) the termination of all stockholder agreements, voting agreements, rights of first refusal, put or similar rights, pledge agreements, operating agreements, rights to acquire capital stock of Target, and similar contracts or agreements between any stockholders of Target or any pre-closing member or stockholder of any Subsidiary, (ii) amendments to the Target Notes providing for the treatment of the Target Notes set forth herein; (iii) termination of any broker’s or finders’ fees agreements binding upon Target or any Target Subsidiary; and (iv) termination of any and all agreements related to profit sharing with respect to any Target Subsidiary.

(o) The Purchaser shall have received from DA Davidson & Co. a fairness opinion stating that the Total Stock Consideration to be paid by Purchaser for Target plus the Deposit is fair, from a financial point of view, to Purchaser. Target is not responsible for such fairness opinion, and the cost of such fairness opinion is to be borne by Purchaser.

(p) [Reserved]

(q) The Security Agreement, dated March 1, 2022 among Target, and the twelve secured parties identified therein shall have terminated such that any Target collateral thereunder shall be free and clear of all liens, security interests, claims, rights, encumbrances and restrictions of any kind by the twelve secured parties pursuant to such Security Agreement.

(r) The Purchaser shall have received each Target Consent set forth on Schedule 4.10 (excluding the Target Consent from Neutron Holdings Inc. (d/b/a Lime) ) and Governmental Approval.

(s) Target has delivered written evidence, reasonably acceptable to Purchaser, that Purchaser will be able to obtain for all periods prior to the Closing in its fiscal year ending December 31, 2022 a SOC 2 Report covering all services and supporting infrastructure included on Target’s mobile apps with correct results on production environment to all scenarios.

9.3  Conditions Precedent to Obligations of Target. The obligations of Target to consummate the Closing is subject to the satisfaction, or the waiver at Target’s discretion, of all of the following further conditions:

(a) (i) The Purchaser and Merger Sub shall each have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of Purchaser and Merger Sub contained in this Agreement, and in any certificate or other writing delivered by the Purchaser pursuant hereto, disregarding all qualifications and expectations contained therein relating to materiality shall be true and correct in all respects at and as of the Closing Date, as if made at and as of such date, except for any inaccuracies in such representations and warranties which would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Purchaser or on Purchaser’s ability to consummate the transactions contemplated by this Agreement and the Additional Agreements.

(b) There shall have been no continuing event, change or occurrence which individually or together with any other event, change or occurrence, would reasonably be expected to have a Material Adverse Effect upon Purchaser.

(c) Target shall have received a true and correct list of Purchaser’s authorized and issued Capital Stock and all additional equity interest at and after giving effect to the Closing and the issuance of the Preferred Stock as contemplated within this Agreement, including the names and percentages of each equityholders’ ownership as used in the final calculation as to the Total Stock Consideration, such list as provided in Schedule 9.3(c).

(d) Target shall have received evidence of the issuance of the Purchaser Merger Securities to the Target Securityholders entitled to Purchaser Merger Securities at the Closing.

(e) Target shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of Purchaser to the effect set forth in clauses (a) through (d) of this Section 9.3 (the “Purchaser Certificate”).

(f) Purchaser Class A Common Stock and Purchaser’s Public Warrants shall continue to be listed for trading on the Nasdaq Capital Market.

(g) Purchaser shall have executed and delivered to Target a copy of each Additional Agreement to which it is a party.

(h) Purchaser shall have filed the Certificate of Designations for the Preferred Stock substantially in the form attached hereto as Exhibit H, and there shall be no shares of Preferred Stock outstanding immediately prior to the Effective Time.

9.4 Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article IX to be satisfied if such failure was caused by the failure of such Party or any of its Affiliates to comply with or perform any of its covenants or obligations set forth in this Agreement.

Article X
INDEMNIFICATION

10.1 Indemnification Insurance of the Purchaser.

(a)	Target hereby agrees if requested to reasonably cooperate with Purchaser’s efforts and provide assistance as reasonably requested by Purchaser to obtain the R&W Insurance Policy.

(b)	If the R&W Insurance Policy is bound at Closing, Parent and Purchaser shall pay or cause to be paid the total premium, underwriting fee, brokerage commissions, and surplus lines tax with respect to such policy, which aggregate amount shall be characterized as an excluded liability and shall not exceed $1,000,000.

(c)	Following the Closing, the disinterested members of the board of directors of the Purchaser shall have the authority to institute and prosecute any claims hereunder in good faith on behalf of the Purchaser to enforce the terms of this Agreement.

10.2 Indemnification of Officers, Directors, Employees and Fiduciaries by Purchaser.

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(a) Purchaser agrees that all rights to indemnification and exculpation from liabilities, including advancement of expenses, for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of Target (the “D&O Indemnified Parties”) as provided in the Certificate of Incorporation of Target, the Bylaws of Target or any indemnification contract between such directors or officers and Target (in each case, as in effect on, and, in the case of any indemnification contracts, to the extent made available to Purchaser prior to, the date of this Agreement) shall survive the Merger and shall continue in full force and effect. For a period of six (6) years from the Effective Time, the Surviving Corporation shall, and Purchaser shall cause the Surviving Corporation as outlined in Section 10.3 to, obtain a non-cancellable prepaid insurance policy (the “D&O Policy”) maintaining in effect the exculpation, indemnification and advancement of expenses equivalent to the provisions of the Certificate of Incorporation of Target and the Bylaws of Target as in effect immediately prior to the Effective Time with respect to acts or omissions occurring prior to the Effective Time and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any D&O Indemnified Parties; provided that all rights to indemnification in respect of any claim made for indemnification within such period shall continue until the disposition of such action or resolution of such claim. From and after the Effective Time, Purchaser shall guarantee and stand surety for, and shall cause the Surviving Corporation to honor, in accordance with their respective terms, each of the covenants contained in this Section 10.2. Purchaser shall bear the cost of obtaining the D&O Tail Policy.

(b) [Reserved]

(c) The covenants contained in this Section 10.2 are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties and their respective heirs and shall not be deemed exclusive of any other rights to which any such person is entitled, whether pursuant to Applicable Law, contract or otherwise.

(d) In the event that Purchaser or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors or assigns of Purchaser or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 10.2.

10.3 Indemnification of Officers, Directors, Employees and Fiduciaries by Surviving Corporation.

(a) Upon consummation of the Merger, the Surviving Corporation shall indemnify and hold harmless, in accordance with and to the full extent permitted by the laws of the State of Delaware as in effect at the time of the adoption of Section 10.2 and Section 10.3 or as such laws may be amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the Surviving Corporation to provide broader indemnification rights than said law permitted the Surviving Corporation to provide prior to such amendment), any person (and the heirs and legal representatives of any such person) made or threatened to be made a party to (or, in the case of directors and officers, otherwise involved in), any threatened, pending, or completed action, suit, arbitration, alternative dispute resolution procedure, legislative hearing or inquiry or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact that such person is or was a director, officer or employee of the Surviving Corporation, of any constituent corporation absorbed in a consolidation or merger or of a Subsidiary of the Surviving Corporation, or serves or served as such or in a fiduciary capacity with another enterprise at the request of the Surviving Corporation, any such constituent corporation or a Subsidiary, whether the basis of such proceeding is an alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, against all expenses, liabilities and losses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by any such person in connection with such proceeding.

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(b) In furtherance of the foregoing indemnification provisions and not in limitation thereof, the Surviving Corporation shall pay or reimburse all expenses (including attorneys’ fees) reasonably incurred by any person who is or was a director or officer of the Surviving Corporation, or any Subsidiary and any such person who serves or served as such or in a fiduciary capacity at the request of one of the foregoing entities with another enterprise in advance of the final disposition of any such proceeding, promptly upon receipt by the Surviving Corporation of an undertaking of such person to repay such expenses if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such person is not entitled to be indemnified by the Surviving Corporation. Subject to the approval of either (i) the Chief Executive Officer or (ii) the General Counsel and the Chief Financial Officer acting together and upon such terms and conditions as the approving officer or officers deem appropriate, the Surviving Corporation may provide independent legal counsel or pay or reimburse the expenses (including attorneys’ fees) reasonably incurred by any person who is or was an employee of the Surviving Corporation, or any Subsidiary and any such person who serves or served as such or in a fiduciary capacity at the request of one of the foregoing entities with another enterprise in advance of the final disposition of any such proceeding, promptly upon receipt by the Surviving Corporation of an undertaking of such person to repay such expenses if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such person is not entitled to be indemnified by the Surviving Corporation.

(c) Subject to the approval of either the Chief Financial Officer or the Vice President, Treasurer, the Surviving Corporation may purchase and maintain insurance in such amounts as the Board of Directors deems appropriate to protect each of itself and any person who is or was a director, officer, employee, agent or fiduciary of the Surviving Corporation, a constituent corporation, or a Subsidiary or is or was serving at the request of one of such entities as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Surviving Corporation shall have the power to indemnify such person against such liability under the provisions of Section 10.2 and Section 10.3 and the laws of the State of Delaware. To the extent that the Surviving Corporation maintains any policy or policies providing such insurance, each such current or former director, officer or employee, and each such agent or fiduciary to which rights of indemnification have been provided shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such current or former director, officer, employee, agent or fiduciary.

10.4 Payment of Claim. In the event that Purchaser is entitled to any claim for any Losses pursuant to R&W Insurance Policy under this Agreement or otherwise in connection with the transactions contemplated by this Agreement, the Purchaser’s sole and exclusive remedy for such Losses shall be the recovery under the R&W Insurance Policy in accordance with this Article X, in each case, subject to the limitations set forth in this Article X.

10.5 Insurance. In calculating amounts of losses payable to any party covered by the R&W Insurance Policy hereunder, the amount of any losses shall be determined net of amounts actually recovered under the R&W Insurance Policy.

10.6 Survival of Indemnification Rights. The representations and warranties of Target shall terminate at the Closing (the “Survival Period”). The coverage to which any covered party is entitled from the R&W Insurance Policy pursuant to Section 10.1 for losses shall survive as provided in the R&W Insurance Policy.

10.7 Sole and Exclusive Remedy. The remedies provided in this Article X and the rights to enforce the Additional Agreements in accordance with their terms shall be deemed the sole and exclusive remedies of the Purchaser, from and after the Closing Date, with respect to any and all claims arising out of or related to this Agreement or in connection with the transactions contemplated hereby, except nothing in this Agreement (i) will limit the parties’ rights to seek injunctive relief or other equitable remedies, (ii) would prevent Purchaser or Target from bringing an action for fraud (with scienter) against the Person who committed such Fraud (with scienter) or (iii) limit the right of any Person to pursue remedies under any Additional Agreement against the parties thereto.

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Article XI
DISPUTE RESOLUTION

11.1 Consent to Jurisdiction. Each Party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Delaware Chancery Court (or, if the Delaware Chancery Court shall be unavailable, any other court of the State of Delaware or, in the case of claims to which the federal courts have subject matter jurisdiction, any federal court of the United States of America sitting in the State of Delaware) in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding except in such courts, (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such courts, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such courts, and (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such courts. Each of the Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.1. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by law.

11.2 Waiver of Jury Trial; Exemplary Damages.

(a) THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT.

(b) Each of the parties to this Agreement acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective party and that such party has discussed the legal consequences and import of this waiver with legal counsel. Each of the parties to this Agreement further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

Article XII
TERMINATION

12.1 Termination Without Default. In the event a Governmental Entity shall have issued an Order, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which Order is final and non-appealable, Purchaser or Target shall have the right, at its sole option, to terminate this Agreement without liability to the other party.

12.2 Termination Upon Default.

(a) The Purchaser may terminate this Agreement by giving notice to Target on or prior to the Closing Date, without prejudice to any rights or obligations Purchaser may have, if: (i) Target shall have breached any representation, warranty, agreement or covenant contained herein to be performed on or prior to the Closing Date, which has rendered the satisfaction of any of the conditions set forth in Section 9.2 impossible; and (ii) such breach shall not be cured by thirty (30) days following receipt by Target of a written notice from Purchaser describing in reasonable detail the nature of such breach. The Purchaser may terminate this Agreement by giving notice to Target on or prior to the date that is two days from the date hereof, without prejudice to any rights or obligations Purchaser may have, if upon conclusion of the review of the Disclosure Schedules hereto, the Purchaser determines in good faith that the Merger is not in the interests of the Purchaser.

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(b) Target may terminate this Agreement by giving notice to Purchaser, without prejudice to any rights or obligations Target may have, if: (i) Purchaser shall have breached any of its covenants, agreements, representations, and warranties contained herein to be performed on or prior to the Closing Date, which has rendered the satisfaction of any of the conditions set forth in Section 9.3 impossible; and (ii) such breach shall not be cured by thirty (30) days following receipt by Purchaser of a written notice from Target describing in reasonable detail the nature of such breach. Target may terminate this Agreement by giving notice to Purchaser on or prior to the date that is two days from the date hereof, without prejudice to any rights or obligations Target may have, if upon conclusion of the review of the Disclosure Schedules hereto, Target determines in good faith that the Merger is not in the interests of Target.

12.3 Other Termination. This Agreement may be terminated prior to the Closing as follows:

(a) by written notice by Purchaser to Target, if (i) there shall have been a Material Adverse Effect on Target following the date of this Agreement which is uncured and continuing or (ii) Target amends, changes or modifies or seeks to amend, change or modify; Target Group Disclosure Schedules, the Financial Statements delivered to the Purchaser pursuant to Article IV which amendment, change or modification will constitute a Material Adverse Effect; or

(b) by written notice by Target to Purchaser, if (i) there shall have been a Material Adverse Effect on Purchaser following the date of this Agreement which is uncured and continuing or (ii) Purchaser Class A Common Stock is no longer listed on the Nasdaq Capital Market; or

(c) by mutual written consent of Purchaser and Target; or

(d) by the Company or Purchaser, if the Closing has not occurred on or before 5:00 p.m., Pacific Time, on December 1, 2022, which date may be extended from time to time by mutual written consent of Purchaser and the Company (such date, as so extended from time to time, the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 12.3(d) will not be available to a Party if such Party’s material breach of its obligations under this Agreement has been the proximate cause of, or has directly resulted in, the failure of the Closing to occur by the Termination Date.

12.4 Effect of Termination. If this Agreement is terminated pursuant to this Article XII, this Agreement shall become void and of no effect without liability of any party (or any shareholder, director, officer, employee, Affiliate, agent, consultant or representative of such party) to the other party hereto; provided that, if such termination shall result from the willful breach by a party of its covenants and agreements hereunder or fraud, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such failure. The provisions of Section 9.4, Article XI, Article XII and Article XIII shall survive any termination hereof pursuant to this Article XII.

Article XIII
MISCELLANEOUS

13.1 Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00 PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax, on the date that transmission is confirmed electronically, if by 4:00 PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; (c) if email, on the date of transmission; or (d) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to Target (or, following the Closing, the Surviving Target):

Wheels Labs, Inc.

8305 W Sunset Blvd., Fl. 5

Los Angeles, CA90069

Attn.: Chief Executive Officer

e-mail:

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with a copy to (which shall not constitute notice):

Fenwick & West, LLP

801 California Street

Mountain View, CA 94041

Attention: Kris Withrow & Ryan Slunaker

Email: kwirthrow@fenwick.com & rslunaker@fenwick.com

if to the Purchaser or Merger Sub:

Helbiz, Inc.

32 Old Slip, 32nd Floor

New York, NY 10005

Attn.: Salvatore Palella, Chief Executive Officer

e-mail: ceo@helbiz.com

with a copy to (which shall not constitute notice):

Ortoli Rosenstadt, LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

Attn.: William S. Rosenstadt, Esq.

e-mail : wsr@orllp.legal

13.2 Amendments; No Waivers; Remedies.

(a) This Agreement cannot be amended, except by a writing signed by each party, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c) Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(d) Notwithstanding anything else contained herein, neither shall any party seek, nor shall any party be liable for, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

13.3 Arm’s-length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

13.4 Public Announcements. Except as required by law or applicable stock exchange rules and except with respect to the Additional Purchaser SEC Documents, the parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto, though such approval is not to be unreasonably withheld, conditioned or delayed. Notwithstanding anything in this Agreement to the contrary, following the Closing Date and the public announcement of the Merger, if a party is required to make such a disclosure as required by law or applicable stock exchange rules, the party making such determination will, if practicable in the circumstances, use reasonable best efforts to allow the other party reasonable time to comment on such disclosure in advance of its issuance.

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13.5 Fees and Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees, printing and mailing expenses, and disbursements of accountants and other advisors, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such costs and expenses, whether or not the Closing has taken place, except that fees and expenses shall be paid by the Target where: (i) Purchaser terminates the Agreement in good faith for Target’s failure to satisfy Sections 6(f)-(k) of the Term Sheet or (ii) Target terminates the Agreement without cause. If the Closing has taken place, at Closing, Purchaser shall pay directly to Target Counsel a sum, not to exceed $400,000 of the actual legal fees of Target (which amount shall be in addition to any other legal fees of Target paid directly by Target) (the “Target Counsel Fee”). If any amount of the Target Counsel Fee is not paid at Closing, such unpaid amount shall bear interest at a per annum rate equal to five (5%) percent (compounded quarterly) until the earlier of (i) payment in full or (ii) entry of a final judgment thereof, at which time the principal amount of any money judgment remaining unsatisfied shall accrue interest at the highest rate allowed by applicable law. The parties hereto acknowledge and agree that Target Counsel is an intended third-party beneficiary and may enforce the terms of the Agreement, including any claim to monies owed to Target Counsel under this Section 13.5.

13.6 No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other party. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

13.7 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof, except that matters referred to in Article II that relate to the effectuation of the Merger are exclusively governed by the Laws of the State of Delaware.

13.8 Counterparts; Digital Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

13.9 Entire Agreement. This Agreement together with the Additional Agreements, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any Additional Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof.

13.10 Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

13.11 Construction of Certain Terms and References; Captions. In this Agreement:

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(a) References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross- references to sections and subsections, schedules, and exhibits of this Agreement.

(b) The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, and, unless the context requires otherwise, “party” means a party signatory hereto.

(c) Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;” “or” means “and/or;” “any” means “any one, more than one, or all;” and, unless otherwise specified, any financial or accounting term has the meaning of the term under United States generally accepted accounting principles as consistently applied heretofore by Target.

(d) Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time. Any reference to a numbered schedule means the same-numbered section of the Disclosure Schedule. Any reference in a schedule contained in the Disclosure Schedules delivered by a party hereunder shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the applicable representations and warranties (or applicable covenants) that are contained in the section or subsection of this Agreement that corresponds to such schedule and any other representations and warranties of such party that are contained in this Agreement to which the relevance of such item thereto is reasonably apparent on its face. The mere inclusion of an item in a schedule as an exception to (or, as applicable, a disclosure for purposes of) a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item would have a Material Adverse Effect or establish any standard of materiality to define further the meaning of such terms for purposes of this Agreement.

(e) If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

(f) Captions are not a part of this Agreement, but are included for convenience, only.

13.12 Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

13.13 Third Party Beneficiaries. Except as provided in Article X or otherwise specified under this Agreement, neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto. The parties acknowledge that the Target Securityholders are intended third party beneficiaries and, in each Target Securityholder’s individual capacity or through a designated representative, shall be entitled to enforce the provisions of this Agreement including without limitation, enforcement of any obligations owed at or after the Closing to any Target Securityholder under this Agreement.

13.14 Waiver of Conflict; Privilege.

(a) Each of the parties hereto acknowledge and agree that Fenwick & West, LLP (“Target Counsel”) has acted as counsel to Target in connection with the negotiation of this Agreement and consummation of the transactions contemplated hereby.

(b) Purchaser hereby consents and agrees to and agrees to cause Target to consent and agree to, Target Counsel representing the Target Stockholders (collectively, the “Seller Parties”) after the Closing, including with respect to disputes in which the interests of the Seller Parties may be directly adverse to Purchaser and its Affiliates (including Target).

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(c) In connection with the foregoing, Purchaser hereby irrevocably waives and agrees not to assert, and agrees to cause Target to irrevocably waive and not to assert, any conflict of interest arising from or in connection with (i) Target Counsel’s prior representation of Target or (ii) Target Counsel’s representation of the Seller Parties after the Closing.

(d) Purchaser further agrees, on behalf of itself and, after the Closing, on behalf of Target, that all communications in any form or format whatsoever between or among any of Target Counsel, Target, any of the Seller Parties, or any of their respective directors, officers employees or other representatives that directly relate to the negotiation, documentation and consummation of the transactions contemplated by this Agreement or any dispute arising under this Agreement (collectively, the “Deal Communications”) shall be deemed to be retained and owned collectively by Target Stockholders’ interests, shall be represented by Target Counsel on behalf of the Target Stockholders and shall not pass to or be claimed by Purchaser or Target. All Deal Communications that are attorney-client privileged (the “Privileged Deal Communications”) shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to Target Counsel and Target Stockholders, shall be represented by Target Counsel on behalf of the Target Stockholders and shall not pass to or be claimed by Purchaser or Target.

(e) Notwithstanding the foregoing, in the event that a dispute arises between any Indemnified Party, on the one hand, and a third party other than Target Counsel or any Target Stockholders, on the other hand, Purchaser or Target may assert the attorney-client privilege to prevent the disclosure of the Privileged Deal Communications to such third party; provided, however, that neither Purchaser nor Target may waive such privilege without the prior written consent of Target Counsel. In the event that Purchaser or Target is legally required by an Order or otherwise to access or obtain a copy of all or a portion of the Deal Communications, Purchaser (x) shall, to the extent legally permissible, reasonably promptly notify Target Counsel in writing (including by making specific reference to this Section), (y) agrees that Target Counsel can seek a protective order and (z) agrees to use, at the Securityholders’ sole cost and expense, commercially reasonable efforts to assist therewith.

(f) To the extent that files or other materials maintained by either Target Counsel constitute property of its clients, only Target Counsel and Target Stockholders shall hold such property rights and neither Target Counsel shall have no duty to reveal or disclose any such files or other materials or any Deal Communications by reason of any attorney-client relationship between a Target Counsel, on the one hand, and Target, on the other hand.

13.15 Time. Time is of the essence in each and every provision of this Agreement.

13.16 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Party may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Purchaser:

HELBIZ, INC.

By: /s/Salvatore Palella

Name: Salvatore Palella

Title: Chief Executive Officer

Purchaser:

HELBIZ, INC.

By: /s/Salvatore Palella

Name: Salvatore Palella

Title: Chief Executive Officer

Target:WHEELS LABS, INC.

By: /s/ Marco McCottry

Name: Marco McCottry

Title: CEO

Signature Page to Merger Agreement]

EXHIBITS AND SCHEDULES

EXHIBIT AFORM OF CERTIFICATE OF MERGER

EXHIBIT BFORM OF POST-CLOSING TARGET SECURITYHOLDER LOCK-UP AGREEMENT

EXHIBIT C[RESERVED]

EXHIBIT DFORM OF TARGET WRITTEN CONSENT

EXHIBIT E[RESERVED]

EXHIBIT F[RESERVED]

EXHIBIT G[RESERVED]

EXHIBIT HFORM OF CERTIFICATE OF DESIGNATIONS

EXHIBIT IFORM OF WARRANTS

EXHIBIT JFORM OF SUPPORT AGREEMENT

SCHEDULES INDEX

DISCLOSURE SCHEDULES OF WHEELS LABS, INC.

DISCLOSURE SCHEDULES OF HELBIZ, INC.

EXHIBIT A

FORM OF CERTIFICATE OF MERGER

CERTIFICATE OF MERGER

OF

WHEELS LAB, INC.

(a Delaware corporation)

with and into

HELBIZ MERGER SUB INC.

(a Delaware corporation)

Pursuant to the provisions of Section 251 of the Delaware General Corporation Law (the “DGCL”), Helbiz Merger Sub Inc., a Delaware corporation, hereby certifies the following information relating to the merger of Wheels Labs, Inc., a Delaware corporation (“Wheels”), with and into Helbiz Merger Sub Inc., a Delaware corporation (the “Merger”):

FIRST: The names and states of incorporation of the constituent corporations (the “Constituent Corporations”) to the Merger are:

Name	State of Incorporation

Wheels Labs, Inc.	Delaware
Helbiz Merger Sub Inc.	Delaware

SECOND: The Agreement and Plan of Merger, dated as of [], 2022, among Wheels, Helbiz Merger Sub Inc. and Helbiz, Inc. (the “Merger Agreement”), setting forth the terms and conditions of the Merger, has been approved, adopted, certified, executed and acknowledged by each of the Wheels, Helbiz, Inc. and Helbiz Merger Sub Inc. in accordance with the requirements of Section 251 of the DGCL.

THIRD: The name of the surviving corporation is Wheels Lab, Inc. (the “Surviving Corporation”), as provided in the Certificate of Incorporation of the Surviving Corporation attached hereto as Exhibit A.

FOURTH: The Certificate of Incorporation of Wheels, as in effect immediately prior to the Effective Time (as defined in Article FIFTH), shall be amended and restated in its entirety at the Effective Time to read as set forth on Exhibit A and as so amended shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended in accordance with its terms and applicable law.

FIFTH: The Merger shall be effective upon the filing of this certificate (the “Effective Time”).

SIXTH: The executed Merger Agreement is on file at 32 Old Slip New York NY 10005, the principal place of business of Helbiz.

SEVENTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of Wheels Labs, Inc. or Helbiz Merger Sub Inc. immediately prior to the Effective Time.

IN WITNESS WHEREOF, the Surviving Corporation has caused this certificate to be signed by an authorized officer as of the ____ day of October 2022.

HELBIZ MERGER SUB INC.

By:	/s/ Salvatore Palella
Name:	Salvatore Palella
Title:	Chief Executive Officer

[Certificate of Merger – Helbiz, Inc.]

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

EXHIBIT B

FORM OF POST-CLOSING TARGET SECURITYHOLDER LOCK-UP AGREEMENT

TARGET SECURITY HOLDER LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of [•], 2022, by and between the stockholder of Wheels Labs, Inc. set forth on the signature page to this Agreement (the “Holder”) and Helbiz, Inc. a Delaware corporation (the “Purchaser” or the “Parent”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Merger Agreement (as defined below).

BACKGROUND

A.The Purchaser has entered into that certain Agreement and Plan of Merger, dated as of October __, 2022, as amended (the “Merger Agreement”), by and among the Purchaser, Wheels Lab, Inc. (“Wheels”), and Helbiz Merger Sub Inc., a wholly-owned subsidiary of Purchaser (“Merger Sub”).

B.The Merger Agreement provides for, among other things, the merger of Wheels with and into Merger Sub (“Merger”) and the exchange of equity securities of Wheels Common Stock into the right to receive Purchaser Merger Securities, in the amounts for each Wheels stockholder set forth in the Schedules of the Merger Agreement.

C.The Holder will be the beneficial owner of 1% or more of Purchaser Class A Common Stock (including shares underlying the Preferred Stock) upon the consummation of the Merger.

D.As a condition of, and as a material inducement for the Purchaser to enter into and consummate the transactions contemplated by the Merger Agreement, the Holder has agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1.Lock-Up.

(a)During the Lock-up Period (as defined below), the Holder irrevocably agrees that it, he or she will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below) (including any securities convertible into, or exchangeable for, or representing the rights to receive, Lock-up Shares), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any security of the Purchaser.

(b)In furtherance of the foregoing, the Purchaser will (i) place an irrevocable stop order on all Purchaser Merger Shares which are Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify the Purchaser’s stock transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct the Purchaser’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

(c)For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker-dealers or foreign regulated brokers.

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(d)For purpose of this agreement, “Lock-up Period” shall mean a period commencing on the Closing Date (as determined in accordance with the Merger Agreement) and expiring on the first business day which is 365 calendar days from the Closing Date.

2.Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. The Holder has independently evaluated the merits of its decision to enter into and deliver this Agreement, and such Holder confirms that it has not relied on the advice of the Purchaser, the Purchaser’s legal counsel, or any other person.

3.Beneficial Ownership. The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of capital stock of the Purchaser, or any economic interest in or derivative of such stock, other than those securities specified on the signature page hereto (the “Purchaser Securities”). For purposes of this Agreement, the Purchaser Securities beneficially owned by the Holder as specified on the signature hereto, together with any shares of capital stock of the Purchaser, or any economic interest in or derivative of such stock acquired during the Lock-Up Period, if any, are collectively referred to as the “Lock-up Shares.”

4.No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

5.Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or by courier service to the following addresses, or such other address as any party hereto designates by written notice to the other party. Provided, however, a transmission per telefax or email shall be sufficient and shall be deemed to be properly served when the telefax or email is received if the signed original notice is received by the recipient within three (3) calendar days thereafter.

(a)	If to the Purchaser:

Helbiz, Inc.
32 Old Slip
New York, NY 10005
Attention: Salvatore Palella

Email: ceo@helbiz.com

With a copy (which shall not constitute notice) to:

Ortoli Rosenstadt LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

Attention: William S. Rosenstadt, Esq.

Email: wsr@orllp.com

(b)	If to the Holder, to the address set forth on the Holder’s signature page hereto, with a copy, which shall not constitute notice, to:

Ortoli Rosenstadt LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

Attention: William S. Rosenstadt, Esq.

Email: wsr@orllp.com

or to such other address as any party may have furnished to the others in writing in accordance herewith.

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6.Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

7.Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

8.Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by the Purchaser and its successors and assigns.

9.Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

10.Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

11.Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12.No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

13.Dispute Resolution. All disputes hereunder shall be exclusively settled in the U.S. and New York state courts located in New York County, New York. Each party hereto submits to the personal jurisdiction of such courts for the purposes of settling disputes hereunder. Each party waives its right to a trial by jury.

14.Governing Law. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of New York.

15.Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Merger Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Target Security Holder Lock-Up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HELBIZ, INC.

By:

Name: Salvatore Palella

Title: Chief Executive Officer

4

IN WITNESS WHEREOF, the parties hereto have caused this Target Security Holder Lock-Up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER

By:

Name:

Address:

NUMBER OF LOCK-UP SHARES:

1. Shares of Series A Convertible Preferred Stock to be received in the Merger

_________________________

2. Warrants to be received in the Merger

___________________________

EXHIBIT H

FORM OF CERTIFICATE OF DESIGNATIONS

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

HELBIZ, INC.

On [-----------], 2022, the Board of Directors of Helbiz, Inc., a Delaware corporation (the “Company”), adopted the following resolution designating and creating, out of the authorized and unissued shares of preferred stock of the Company, [-------------] authorized shares of a series of preferred stock of the Company titled the “Series A Convertible Preferred Stock”:

RESOLVED that, pursuant to the Certificate of Incorporation, the By-Laws and applicable law, a series of preferred stock of the Company titled the “Series A Convertible Preferred Stock,” and having a par value of $0.00001 per share and an initial number of authorized shares equal to [---------], is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company, which series has the rights, designations, preferences, voting powers and other provisions set forth below.

SECTION 1.    Classification and Number of Shares. The shares of such series of Preferred Stock shall be classified as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”). The number of authorized shares constituting the Series A Preferred Stock shall be [---------]. That number from time to time may be increased or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by (a) further resolution duly adopted by the Board and (b) the filing of a certificate of increase or decrease with the Secretary of State of the State of Delaware. The Company shall not have the authority to issue fractional shares of Series A Preferred Stock. Upon an Automatic Conversion (as defined herein), no additional shares of Series Convertible Preferred Stock can be issued, there shall be no authorized shares of Series A Preferred Stock and the Series A Convertible Preferred Stock shall be retired.

SECTION 2.    Ranking. The Series A Preferred Stock will rank, with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company:

(a)    on a parity basis with each other class or series of Capital Stock of the Company now existing or hereafter authorized, classified or reclassified, the terms of which expressly provide that such class or series ranks on a parity basis with the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Parity Stock”);

(b)    junior to each other class or series of Capital Stock of the Company now existing or hereafter authorized, classified or reclassified, the terms of which expressly provide that such class or series ranks senior to the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Senior Stock”), provided that the creation of any such class of Senior Stock requires the consent of the majority of the holders of outstanding shares of the Series A Convertible Preferred Stock on the date of such vote; and

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(c)    senior to the Common Stock and each other class or series of Capital Stock of the Company now existing or hereafter authorized, classified or reclassified, other than Parity Stock and Senior Stock (such Capital Stock, “Junior Stock”).

SECTION 3.    Definitions. In addition to the terms defined elsewhere herein, the following terms shall have the following meanings:

“Accrued Dividends” means, as of any date, with respect to any share of Series A Preferred Stock, all dividends that have accrued on such share pursuant to Section 4(c), whether or not declared, but that have not, as of such date, been paid.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Base Amount” means, with respect to any share of Series A Preferred Stock, as of any date of determination, the sum of (a) the Liquidation Preference and (b) the Base Amount Accrued Dividends with respect to such share as of such date.

“Base Amount Accrued Dividends” means, with respect to any share of Series A Preferred Stock, as of any date of determination, (a) if a Preferred Dividend Payment Date has occurred since the issuance of such share, the Accrued Dividends with respect to such share as of the Preferred Dividend Payment Date immediately preceding such date of determination (taking into account the payment of Dividends, if any, on such Preferred Dividend Payment Date) or (b) if no Preferred Dividend Payment Date has occurred since the issuance of such share, zero.

Any Person shall be deemed to “beneficially own,” to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person together with such Person’s Affiliates is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided, however, that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable within sixty (60) days or thereafter (including assuming conversion of all Series A Preferred Stock, if any, owned by such Person into Common Stock).

“Board” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors for the purposes in question.

“Business Day” means any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

“By-Laws” means the Amended and Restated By-Laws of the Company, as may be amended from time to time.

“Capital Stock” means, with respect to any Person, any and all shares of, interests in, rights to purchase, warrants to purchase, options for, participations in or other equivalents of or interests in (however designated) stock issued by such Person.

“Certificate of Designations” means this Certificate of Designation, Preferences and Rights, as may be amended from time to time.

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“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as may be amended from time to time.

“Change of Control” means the occurrence, directly or indirectly, of one of the following, whether in a single transaction or a series of transactions:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority of the total voting power of the Voting Stock of the Company, other than as a result of any such transaction in which (i) the holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction are substantially the same as the holders of securities that represent a majority of the total voting power of all classes of Voting Stock of the surviving Person or any parent entity that wholly owns such surviving Person immediately after such transaction and (ii) the holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, Voting Stock of the surviving Person or any parent entity that wholly owns such surviving Person in substantially the same proportion to each other as immediately prior to such transaction; or

(b) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale, lease or transfer of all or substantially all of the assets of the Company (determined on a consolidated basis) to another Person, or any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, other than (i) a transaction following which holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly (in substantially the same proportion to each other as immediately prior to such transaction, other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction), at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction or (ii) a sale, lease or transfer to a Subsidiary or a Person that becomes a Subsidiary of the Company.

“Change of Control Purchase Date” means, with respect to each share of Series A Preferred Stock, the date on which the Company makes the payment in full of the Change of Control Purchase Price for such share to the Holder thereof.

“Class A Common Stock” means the Class A Common Stock, par value $0.00001, of the Company.

“Class B Common Stock” means the Class B Common Stock, par value $0.00001, of the Company.

“close of business” means 5:00 p.m. (New York City time).

“Common Stock” means the Class A Common Stock and the Class B Common Stock.

“Consolidated EBITDA” means, with respect to any period of four (4) consecutive fiscal quarters, the Adjusted EBITDA of the Company and its consolidated Subsidiaries for such period as reported in the Company’s Annual Report on Form 10-K or based upon the financial metrics included in the Company’s Quarterly Reports on Form 10-Q, in each case, in a manner consistent with how such metric was calculated in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

“Conversion Price” means, for any Accrued Dividend to be paid in shares of Class A Common Stock, an amount equal to the Accrued Dividend divided by the Liquidation Preference.

“Conversion Rate” means, for each share of Series A Preferred Stock one share of Class A Common Stock, subject to adjustment as set forth herein.

“Default Event” means the occurrence, without cure of any of, (a) the Company’s failure to pay any Participating Dividends when required pursuant to, and in accordance with, Section 4(b); (b) the Company’s failure to comply with its obligations to effect the conversion of shares of Series A Preferred Stock (including to reserve and keep available for issuance the requisite number of shares of Common Stock pursuant to Section 6(b)) in compliance with Section 6; (c) the Company’s failure to comply with its obligations to repurchase shares of Series A Preferred Stock in compliance with Section 9; (d) the Company’s violation of any restrictions set forth in Section 4(f) relating to payment of dividends or distributions to the holders of Common Stock or other Capital Stock; (e) the Company’s taking any action described in Section 12(b) without the prior affirmative vote or written consent of the Holders representing at least a majority of the then-issued and outstanding shares of Series A Preferred Stock, voting as a separate class; and (f) the Company’s failure to maintain the listing of the Common Stock on the Nasdaq (or its successor) or another U.S. national securities exchange or automated inter-dealer quotation system (or its successor).

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“Distribution Transaction” means any dividend or other distribution of equity securities of a Subsidiary of the Company to holders of Common Stock in which such Person ceases to be a Subsidiary of the Company by reason of such dividend or distribution of equity securities, whether by means of a spin-off, split-off, redemption, reclassification, exchange, stock dividend, share distribution, rights offering or similar transaction.

“Dividend Rate” means 7.5% per annum.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as reasonably determined by a majority of the Board acting in good faith, (a) after consultation with an Independent Financial Advisor, as to any security or other property with a Fair Market Value of less than $50,000,000, or (b) otherwise using an Independent Financial Advisor to provide a valuation opinion.

“Holder” means a Person in whose name any Series A Preferred Stock is registered in the Register.

“Implied Quarterly Dividend Amount” means, with respect to any share of Series A Preferred Stock, as of any date, the product of (a) the Base Amount of such share on the first day of the applicable Preferred Dividend Payment Period (or in the case of the first Dividend Payment Period for such share, as of the Issuance Date of such share) multiplied by (b) one-fourth of the Dividend Rate applicable on such date.

“Indebtedness” means (a) all obligations of the Company or any of its Subsidiaries for borrowed money or with respect to deposits or advances of any kind; (b) all obligations of the Company or any of its Subsidiaries evidenced by bonds, debentures, notes or similar instruments; (c) all letters of credit and letters of guaranty in respect of which the Company or any of its Subsidiaries is an account party; (d) all securitization or similar facilities of the Company or any of its Subsidiaries; and (e) all guarantees by the Company or any of its Subsidiaries of any of the foregoing.

“Indebtedness Agreement” means any agreement, document or instrument governing or evidencing any Indebtedness of the Company or its Subsidiaries.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing; provided, however, that such firm or consultant shall not be an Affiliate of the Company and shall be reasonably acceptable to the Holders of at least a majority of the shares of Series A Preferred Stock outstanding at such time.

“Issuance Date” means, with respect to any share of Series A Preferred Stock, the date of issuance of such share.

“Liquidation Preference” means, with respect to any share of Series A Preferred Stock, as of any date, [-----] per share.

“Nasdaq” means the Nasdaq Capital Market (or its successor).

“Original Issuance Date” means the date of [----].

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or any other entity.

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“Preferred Dividend Payment Date” means March 31, June 30, September 30 and December 31 of each year (each, a “Quarterly Date”), commencing on the first Quarterly Date immediately following the Original Issuance Date (the “Initial Dividend Payment Date”); provided, however, that if any such Quarterly Date is not a Business Day, then the applicable Dividend shall be payable on the next Business Day immediately following such Quarterly Date, without any interest.

“Preferred Dividend Payment Period” means (a) in respect of any share of Series A Preferred Stock issued on the Original Issuance Date, the period from and including the Original Issuance Date to but excluding the Initial Dividend Payment Date and, subsequent to the Initial Dividend Payment Date, the period from and including any Preferred Dividend Payment Date to but excluding the next Preferred Dividend Payment Date, and (b) for any share of Series A Preferred Stock issued subsequent to the Original Issuance Date, the period from and including the Issuance Date of such share to but excluding the next Preferred Dividend Payment Date and, subsequently, in each case the period from and including any Preferred Dividend Payment Date to but excluding the next Preferred Dividend Payment Date.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise).

“Requisite Stockholder Approval” means the stockholder approval contemplated by Rule 5635 of the Nasdaq listing rules with respect to the issuance of shares of Class A Common Stock upon conversion of the Series A Preferred Stock in excess of the limitations imposed by such rule; provided, however, that the Requisite Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable Nasdaq listing rules, such stockholder approval is no longer required for the Company to settle all conversions of the Series A Preferred Stock and accrued but unpaid Dividends in shares of Class A Common Stock.

“Satisfaction of Indebtedness Obligations” means, in connection with any Change of Control, (i) the payment in full in cash of all principal, interest, fees and all other amounts due or payable in respect of any Indebtedness of the Company or any of its Subsidiaries (including in respect of any penalty or premium) that is required to be prepaid, repaid, redeemed, repurchased or otherwise retired as a result of or in connection with such Change of Control or in order for the Series A Preferred Stock not to constitute or be deemed as “indebtedness”, “disqualified stock”, “disqualified capital stock”, “disqualified equity interests”, or similar instruments, however denominated, under the terms of any Indebtedness Agreement, (ii) the cancellation or termination, or if permitted by the terms of such Indebtedness, cash collateralization, of any letters of credit or letters of guaranty that are required to be cancelled or terminated or cash collateralized as a result of or in connection with such Change of Control or in order for the Series A Preferred Stock not to constitute or be deemed as “indebtedness”, “disqualified stock”, “disqualified capital stock”, “disqualified equity interests”, or similar instruments, however denominated, under the terms of any Indebtedness Agreement, (iii) compliance with any requirement to effect an offer to purchase any bonds, debentures, notes or other instruments of Indebtedness as a result of or in connection with such Change of Control or in order for the Series A Preferred Stock not to constitute or be deemed as “indebtedness”, “disqualified stock”, “disqualified capital stock”, “disqualified equity interests”, or similar instruments, however denominated, under the terms of any Indebtedness Agreement, and the purchase of any such instruments tendered in such offer and the payment in full of any other amounts due or payable in connection with such purchase and (iv) the termination of any lending commitments required to be terminated as a result of or in connection with such Change of Control or in order for the Series A Preferred Stock not to constitute or be deemed as “indebtedness”, “disqualified stock”, “disqualified capital stock”, “disqualified equity interests”, or similar instruments, however denominated, under the terms of any Indebtedness Agreement.

“Specified Contract Terms” means the covenants, terms and provisions of any indenture, credit agreement or any other agreement, document or instrument evidencing, governing the rights of the holders of or otherwise relating to any Indebtedness of the Company or any of its Subsidiaries.

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“Stockholder Voting Power” means the aggregate number of shares of Voting Stock of the Company, with the calculation of such aggregate number of shares of Voting Stock being conclusively made for all purposes under this Certificate of Designations and the Certificate of Incorporation, absent manifest error, by the Company based on the Company’s review of the Register, the Company’s other books and records, each Holder’s public filings pursuant to Section 13 or Section 16 of the Exchange Act and any other written evidence satisfactory to the Company regarding any Holder’s beneficial ownership of any securities of the Company.

“Subsidiary” of any Person means any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Trading Day” means a day on which the Nasdaq is open for the transaction of business for its normal operational hours.

“Voting Stock” means (a) with respect to the Company, the Common Stock, the Series A Preferred Stock and any other Capital Stock of the Company having the right to vote generally in any election of directors of the Board and (b) with respect to any other Person, all Capital Stock of such Person having the right to vote generally in any election of directors of the board of directors of such Person or other similar governing body.

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Company) page “CVET <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one (1) share of Common Stock on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained by the Company for such purpose).

SECTION 4.    Dividends. (a) Holders shall be entitled to receive dividends of the type and in the amount determined as set forth in this Section 4.

(b)    Participating Dividends. Holders shall be entitled to participate equally and ratably with the holders of shares of Common Stock in all cash dividends paid on the shares of Common Stock as if immediately prior to each Common Stock Dividend Record Date, all shares of Series A Preferred Stock then outstanding were converted into shares of Common Stock. Dividends payable pursuant to this Section 4(b) (the “Participating Dividends”) shall be payable on the same date that such dividends are payable to holders of shares of Common Stock, and no dividends shall be payable to holders of shares of Common Stock, unless the full dividends contemplated by this Section 4(b) are paid substantially at the same time to Holders.

(c)    Preferred Dividends. In addition to the Participating Dividends, a dividend equal to 3.75% of the VWAP of the Class A Common Stock on the Issuance Date shall be due (i) on the first day of the first full month following the four-month anniversary of the issuance date and (ii) on each three-month anniversary thereafter (the “Preferred Dividends”), provided that the Company may defer the first two Preferred Dividends due hereunder until the next Preferred Dividend payment is due under Section 4(c)(ii) and further provided that if there is an Automatic Conversion prior to the date of such subsequent Preferred Dividend, the Company may elect to pay accrued but unpaid Preferred Dividends in shares of Class A Common Stock by using the Conversion Price.

(e)    Record Date. Each Participating Dividend or Preferred Dividend shall be paid pro rata to the Holders of shares of Preferred Stock entitled thereto. Each Participating Dividend or Preferred Dividend shall be payable to the Holders of Preferred Stock as they appear on the Register at the close of business on the record date designated by the Board for such dividends (each such date, a “Dividend Record Date”) which (i) with respect to Participating Dividends, shall be the same day as the record date for the payment of dividends to the holders of shares of Common Stock (the “Common Stock Dividend Record Date”); and (ii) with respect to Preferred Dividends, no more than 10 days prior to the dates for such Preferred Dividends as set out in subsection 4(c).

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(f)    Other Dividends and Repurchases. Without the consent of the Holders representing at least a majority of the then-issued and outstanding shares of Series A Preferred Stock, the Company shall not (i) declare, pay or set aside for payment any dividends or distributions upon any Junior Stock or (ii) repurchase, redeem or otherwise acquire any Junior Stock (other than repurchases of shares of Common Stock from employees, officers, directors, consultants or contractors of the Company in the ordinary course of business or sellers of acquired businesses that received Common Stock as consideration) for any consideration or pay any moneys or make available for a sinking fund for the redemption of any shares of such Junior Stock, unless, in each case, (A) immediately before and after the taking of such action, the fair value of the Company’s assets would exceed the sum of its debts (including for this purpose the aggregate Liquidation Preference and the aggregate Accrued Dividends of the Series A Preferred Stock); (B) immediately after the taking of such action, the Company, in its good faith judgment, would be able to pay all of its debts (including the aggregate Liquidation Preference and the aggregate Accrued Dividends of the Series A Preferred Stock) as they are reasonably expected to come due; (C) such action is otherwise in compliance with applicable Law; and (D) no Default Event has occurred and is ongoing. Notwithstanding anything to the contrary herein, for so long as any shares of Series A Preferred Stock remain outstanding, if dividends are not declared and paid in full upon the shares of Series A Preferred Stock and any Parity Stock, all dividends declared upon shares of Series A Preferred Stock and any Parity Stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that all accrued and unpaid dividends as of the end of the most recent Preferred Dividend Payment Period per share of Series A Preferred Stock and accrued and unpaid dividends as of the end of the most recent dividend period per share of any Parity Stock bear to each other.

(g)    Conversion Following a Record Date. If the Conversion Date for any shares of Series A Preferred Stock is prior to the close of business on a Dividend Record Date, the Holder of such shares will not be entitled to any dividend in respect of such Dividend Record Date. If the Conversion Date for any shares of Series A Preferred Stock is after the close of business on a Dividend Record Date but prior to the corresponding payment date for such dividend, the Holder of such shares as of such Dividend Record Date shall be entitled to receive such dividend, notwithstanding the conversion of such shares prior to the applicable dividend payment date; further provided that if an Automatic Conversion occurs between the Dividend Record Date for a Preferred Dividend and the corresponding payment date, no such Preferred Dividend shall be due.

SECTION 5.    Liquidation Rights. (a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the Holders shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any Senior Stock or Parity Stock and the rights of the Company’s existing and future creditors, to receive in full a liquidating distribution in cash and in the amount per share of Series A Preferred Stock equal to the greater of (i) the sum of (A) the Liquidation Preference plus (B) the any accrued but unpaid dividends (the “Accrued Dividends”) with respect to such share of Series A Preferred Stock as of the date of such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and (ii) the amount such Holders would have received had, immediately prior to such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, such shares of Series A Preferred Stock and any Accrued Dividends been converted into Common Stock. Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 5 and will have no right or claim to any of the Company’s remaining assets.

(b)    Partial Payment. If in connection with any distribution described in Section 5(a) above, the assets of the Company or proceeds therefrom are not sufficient to pay in full the aggregate liquidating distributions required to be paid pursuant to Section 5(a) above to all Holders and the liquidating distributions payable to all holders of any Parity Stock, the amounts distributed to the Holders and to the holders of all such Parity Stock shall be paid pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled if all amounts payable thereon were paid in full.

(c)    Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, nor shall the merger, consolidation, statutory exchange or any other business combination transaction of the Company into or with any other Person or the merger, consolidation, statutory exchange or any other business combination transaction of any other Person into or with the Company be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

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SECTION 6.    [RESERVED]

SECTION 7.    Conversion.

(a) Automatic Conversion. Upon the effectiveness of the Requisite Stockholder Approval, the issued and outstanding shares of Series A Preferred Stock shall automatically convert into shares of Class A Common Stock at the Conversion Rate and any Accrued Dividends shall convert into shares of Class A Common Stock at the Conversion Price. No further action shall be required by the Holders or the Company to affect such conversion.

(b)    Notice of Automatic Conversion. Within five business days of the effectiveness of the Requisite Shareholder Approval, the Company shall (a) provide notice of such automatic conversion to the shareholders as well as the Conversion Price and Conversion Rate used for such automatic conversion (provided that any public report filed with the U.S. Securities and Exchange Commission disclosing such automatic conversion shall be deemed to be notice to the Holders) and (b) provide notice to the transfer agent for its Class A Common Stock instructing the transfer agent to record the issuance of the shares of Class A Common Stock issued as a result of the automatic conversion in book entry form on the accounts on behalf of the Company.

(c)Voluntary Conversion. If following the one-year anniversary of the filing of this Certificate of Designations, the majority of the holders of the Series A Preferred Stock vote (or provide written consent to the same effect) to have the Company redeem the Series A Preferred Stock, then within 30 days of notice of such action by the majority holders of the Series A Preferred Stock to the Company, the Company shall pay each holder of Series A Preferred Stock in exchange for such holder’s shares of Series A Preferred Stock, (i) the Liquidation Preference of the Series A Preferred Stock held by such holder plus (ii) any Accrued Dividends due on such Series A Preferred Stock. If the Company does not have adequate information in its records to make such payment to a holder of Series A Preferred Stock, the Company will use its reasonable efforts to obtain such information.

SECTION 8.    Conversion Procedures and Effect of Conversion. (a)   Effect of Conversion. Effective immediately prior to the close of business on the Conversion Date applicable to any shares of Series A Preferred Stock, subject to Section 8(f), Preferred Dividends and Participating Dividends shall no longer accrue or be declared on any such shares of Series A Preferred Stock, and on conversion, such shares of Series A Preferred Stock shall cease to be outstanding.

(b)    Record Holder of Underlying Securities as of Conversion Date. The Person or Persons entitled to receive the Class A Common Stock on an Automatic Conversion shall be treated for all purposes as the record holder(s) of such shares of Class A Common Stock. As promptly as practicable on or after the Conversion Date (and in any event no later than three (3) Trading Days thereafter), the Company shall issue the number of whole shares of Common Stock issuable upon conversion. Such delivery of shares of Class A Common Stock, securities or other property shall be made, at the option of the Company, in certificated form or by book-entry. Any such certificate or certificates shall be delivered by the Company to the appropriate Holder on a book-entry basis or by mailing certificates evidencing the shares to the Holders at their respective addresses as set forth in in the records of the Company. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock to be delivered upon conversion of shares of Series A Preferred Stock should be registered or paid, or the manner in which such shares and cash should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Company.

(c)    No Adjustment. No adjustment to shares of Series A Preferred Stock being converted on a Conversion Date or to the shares of Common Stock deliverable to the Holders upon the conversion thereof shall be made in respect of dividends or other distributions payable to holders of the Common Stock as of any date prior to the close of business on such Conversion Date (it being understood that the foregoing shall not limit any Holder’s right to receive Participating Dividends payable prior to such time or the operation of Section 10(a) in respect of events occurring prior to such time). Until the Conversion Date with respect to any share of Series A Preferred Stock has occurred, such share of Series A Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein.

(d)    Fractional Shares. Any fractional share of Class A Common Stock that would otherwise be delivered to a Holder upon conversion of the aggregate of such Holders shares of Series A Preferred Stock, shall be rounded up to the nearest whole share of Class A Common Stock.

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SECTION 9.    Change of Control. Prior to the effectiveness of the Requisite Shareholder Approval, the Company may not effect a Change of Control without the approval of a majority of the Holders of the Series A Preferred Stock.

SECTION 10.    Adjustments. (a) Adjustments. The Conversion Rate will be subject to adjustment, without duplication, upon the occurrence of the following events, except that the Company shall not make any adjustment to the Conversion Rate if Holders of the Series A Preferred Stock participate, at the same time and upon the same terms as holders of Common Stock and solely as a result of holding shares of Series A Preferred Stock, in any transaction described in this Section 10, without having to convert their Series A Preferred Stock, as if they held a number of shares of Common Stock equal to the Conversion Rate multiplied by the number of shares of Series A Preferred Stock held by such Holders:

(i)    The issuance of Common Stock as a dividend or distribution to all or substantially all holders of Common Stock, or a subdivision or combination (including, without limitation, a stock split or a reverse stock split) of Common Stock or a reclassification of Common Stock into a greater or lesser number of shares of Common Stock, in which event the Conversion Rate shall be adjusted on a pro-rata basis. Any adjustment made pursuant to this clause (i) shall be effective immediately after the close of business on (i) the Record Date for such dividend or distribution or (ii) the effective date of such subdivision, combination or reclassification. If any such dividend, distribution, subdivision, combination or reclassification is announced or declared but does not occur, the Conversion Rate shall be readjusted, effective as of the date the Board announces that such dividend, distribution, subdivision, combination or reclassification shall not occur to the Conversion Rate that would then be in effect if such dividend, distribution, subdivision, combination or reclassification had not been declared.

(b)    Calculation of Adjustments. All adjustments to the Conversion Rate shall be calculated by the Company to the nearest 1/1,000th of one (1) share of Common Stock.

(c)    When No Adjustment Required. (i) Except as otherwise provided in this Section 10, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing, or for the repurchase of Common Stock.

(ii)    Except as otherwise provided in this Section 10, the Conversion Rate will not be adjusted as a result of the issuance of, the distribution of separate certificates representing, the exercise or redemption of, or the termination or invalidation of, rights pursuant to any stockholder rights plans.

(iii)    No adjustment to the Conversion Rate will be made:

(A)    upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under any plan in which purchases are made at market prices on the date or dates of purchase, without discount, and whether or not the Company bears the ordinary costs of administration and operation of the plan, including brokerage commissions;

(B)    upon the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries or of any employee agreements or arrangements or programs;

(C)    upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security;

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(D)    for dividends or distributions declared or paid to holders of Common Stock in which Holders participate pursuant to Section 4(b); or

(E)    for a change solely in the par value of the Common Stock.

(d)    Successive Adjustments. After an adjustment to the Conversion Rate under this Section 10, any subsequent event requiring an adjustment under this Section 10 shall cause an adjustment to each such Conversion Rate as so adjusted.

(e)    Multiple Adjustments. For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Conversion Rate pursuant to this Section 10 under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder; provided, however, that if more than one subsection of this Section 10 is applicable to a single event, the subsection shall be applied that produces the largest adjustment.

(f)    Tax Adjustments. The Company may, but shall not be required to, make such increases in the Conversion Rate, in addition to those required by this Section 10, as the Board considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reason.

(g)     Failure to Timely Unaudited Financial Statements. If by the close of business on November 15, 2022, the Company has not received unaudited financial statements for Wheels Labs, Inc. for the three and nine months ending September 30, 2022 in compliance with Regulation S-K under the U.S. Securities Act of 1933, as amended, (including, but not limited to: (i) a full set of accompanying notes similar in form to that found in the Company’s quarterly report on Form 10-Q filed on August 15, 2022 and (ii) having been reviewed by the independent auditor of Wheels Labs, Inc.) (the “Requisite Interim Financial Information”), the Conversion Rate and the Conversion Price shall each be reduced by 10.05% (by way of example, if the then Conversion Rate meant 1,999 shares of Series A Preferred Stock would be converted into 1,999 shares of Class A Common Stock prior to such adjustment, such 1,999 shares of Series A Preferred Stock would be converted into 1,799 shares of Class A Common Stock after such adjustment). If by the close of business on December 15, 2022, the Company has not received the Requisite Interim Financial Information, the Conversion Rate and the Conversion Price shall each be further reduced by 11.18% (by way of example, if the then Conversion Rate meant 1,999 shares of Series A Preferred Stock would be converted into 1,799 shares of Class A Common Stock prior to such adjustment, such 1,999 shares of Series A Preferred Stock would be converted into 1,599 shares of Class A Common Stock after such adjustment).

(h)Notice of Adjustments. Whenever the Conversion Rate is adjusted as provided under this Section 10, the Company shall as soon as reasonably practicable following the occurrence of an event that requires such adjustment (or if the Company is not aware of such occurrence, as soon as reasonably practicable after becoming so aware) or the date the Company makes an adjustment pursuant to Section 10(f):

(i)    compute the adjusted applicable Conversion Rate in accordance with this Section 10; and

(ii)    (A) in the event that the Company shall give notice or make a public announcement to the holders of Common Stock of any action of the type described in Section 10 (but only if the action of the type described in Section 10 would result in an adjustment to the Conversion Price or a change in the type of securities or property to be delivered upon conversion of the Series A Preferred Stock), the Company shall, at the time of such notice or announcement, and in the case of any action that would require the fixing of a record date, at least ten (10) days prior to such record date, give notice to each Holder by mail, first-class postage prepaid, at the address appearing in the Register, which notice shall specify the record date, if any, with respect to any such action, the approximate date on which such action is to take place and the facts with respect to such action as shall be reasonably necessary to indicate the effect on the Conversion Price and the number, kind or class of shares or other securities or property, which shall be deliverable upon conversion or redemption of the Series A Preferred Stock or (B) in the event that the Company does not give notice or make a public announcement as set forth in subclause (A) of this clause (ii), the Company shall, as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to one or more provisions of Section 10 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event, in the same manner and with the same detail as the notice set forth in subclause (A) of this clause (ii); and

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(iii)    whenever the Conversion Price shall be adjusted pursuant to Section 10, the Company shall, as soon as practicable following the determination of the revised Conversion Price, (A) file at the principal office of the Company, a statement showing in reasonable detail the facts requiring such adjustment, the Conversion Price that shall be in effect after such adjustment and the method by which the adjustment to the Conversion Price was determined and (B) cause a copy of such statement to be sent in the manner set forth in subclause (A) of clause (ii) to each Holder.

SECTION 11.    Adjustment for Reorganization Events.

(a)    Reorganization Events. In the event of:

(i)    any reclassification, statutory exchange, merger, consolidation or other similar business combination of the Company with or into another Person, in each case, pursuant to which at least a majority of the Common Stock is changed or converted into, or exchanged for, cash, securities or other property of the Company or another Person;

(ii)    any sale, transfer, lease or conveyance to another Person of all or substantially all the property and assets of the Company, in each case pursuant to which the Common Stock is converted into cash, securities or other property; or

(iii)    any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition) or reclassification, recapitalization or reorganization of the Common Stock into other securities;

(each of which is referred to as a “Reorganization Event” and the cash, securities or other property into which the Common Stock is changed, converted or exchanged, the “Exchange Property” and the amount and kind of Exchange Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Reorganization Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), an “Exchange Property Unit”), then, notwithstanding anything to the contrary in this Certificate of Designations, from and after the effective time of such Reorganization Event, without the consent of the Holders, each share of Series A Preferred Stock will remain outstanding (unless converted in accordance with Section 11(d)) and (I) the consideration due upon conversion of any Series A Preferred Stock will be determined in the same manner as if each reference to any number of shares of Common Stock in Section 10 or in this Section 11, or in any related definitions, were instead a reference to the same number of Exchange Property Units; (II) for purposes of Sections 6 and 7, each reference to any number of shares of Common Stock in such Sections (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units (and the terms of any conversion shall be based upon the Liquidation Value and Accrued Dividends at the time of such subsequent conversion); (III) for purposes of the definition of “Change of Control” and related concepts, the term “Common Stock” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Exchange Property; and (IV) other references to “Common Stock” shall refer to the Exchange Property with appropriate adjustment to preserve, to the greatest extent possible (so long as there is no detrimental effect to the Company), the economic and other rights in respect of the Series A Preferred Stock granted by this Certificate of Designations; provided, however, that the foregoing shall not apply if such Holder is a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person, to the extent such Reorganization Event provides for different treatment of Common Stock held by such Persons. If the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person (other than a Constituent Person or an Affiliate thereof), then for the purpose of this Section 11(a), the kind and amount of securities, cash and other property receivable upon conversion following such Reorganization Event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock.

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(b)    Successive Reorganization Events. The above provisions of this Section 11 shall similarly apply to successive Reorganization Events.

(c)    Reorganization Event Notice. The Company (or any successor) shall, no less than twenty (20) Business Days prior to the anticipated effective date of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 11.

(d)    Reorganization Event Agreements. The Company shall not enter into any agreement for a transaction constituting a Reorganization Event, unless (i) such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series A Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 11, and (ii) to the extent that the Company is not the surviving corporation in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Series A Preferred Stock into stock of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event.

(e)    Change of Control. For the sake of clarity, if a Reorganization Event constitutes a Change of Control, then Section 9 shall take precedence over this Section 11 to the extent there is any inconsistency between such sections.

SECTION 12.    Voting Rights.

(a)    General. The Holders of shares of Series A Preferred Stock shall be entitled to vote as a class with the other Holders of shares of Series A Preferred Stock on all matters affecting the Series A Preferred Stock. The Holders of shares of Series A Preferred Stock shall be entitled to notice of any such meeting of the Holders of shares of Series A Preferred Stock in accordance with the Certificate of Incorporation and the By-Laws as if they were holders of record of Common Stock for such meeting. The Holders of shares of Series A Preferred Stock shall not be entitled to vote with the holders of the Common Stock on any matters submitted to a vote of holders of the Company’s Common Stock, the Class A Common Stock or the Class B Common Stock.

(b)    Adverse Changes. So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote required by applicable law, the Company may not take any of the following actions (including by means of merger, consolidation, reorganization, recapitalization or otherwise) without the prior affirmative vote or written consent from the Holders of at least a majority of the then-issued and outstanding shares of Series A Preferred, voting as a separate class:

(i)    amend, alter, repeal or otherwise modify (whether by merger, consolidation or otherwise) any provision of the Certificate of Incorporation (including this Certificate of Designations) in a manner that would adversely affect the powers, preferences, rights or privileges of the Series A Preferred Stock;

(ii)    authorize, create, increase the authorized amount of, or issue any class or series of Senior Stock or Parity Stock or any security convertible into, or exchangeable or exercisable for any of the foregoing, or reclassify any security into, any Senior Stock or Parity Stock (provided, however, that the authorization, creation, increase in the authorized amount of, or issuance of any class or series of Junior Stock or any security convertible into, or exchangeable or exercisable for any of the foregoing, or reclassification of any security into, Junior Stock will not require the vote or consent of any Holders); and

(iii)    increase or decrease the authorized number of shares of Series A Preferred Stock (except for the cancellation and retirement of shares set forth in Section 14).

(c)    Each Holder of Series A Preferred Stock will have one (1) vote per share on any matter on which Holders of Series A Preferred Stock are entitled to vote separately as a class, whether at a meeting or by written consent.

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(d)    The vote or consent of the Holders of a majority of the shares of Series A Preferred Stock outstanding at such time, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be sufficient to waive or amend the provisions of Section 9(i), and any amendment or waiver of any of the provisions of Section 9(i) approved by such percentage of the Holders shall be binding on all of the Holders.

(e)    For the avoidance of doubt and notwithstanding anything to the contrary in the Certificate of Incorporation or By-Laws, the Holders shall have the exclusive consent and voting rights set forth in Section 12(b) and may take action or consent to any action with respect to such rights without a meeting by delivering a consent in writing or by electronic transmission of the Holders of the Series A Preferred Stock entitled to cast not less than the minimum number of votes that would be necessary to authorize, take or consent to such action at a meeting of stockholders.

SECTION 13.    Transfer Agent. The Company may appoint a transfer agent and remove its transfer agent in accordance with the agreement between the Company and such transfer agent; provided, however, that the Company shall appoint a successor transfer agent of recognized standing who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders. When a Holder requests to register the transfer of shares of Series A Preferred Stock, the Company or the Company’s transfer agent, as applicable, shall register the transfer as requested if its reasonable requirements for such transaction are met.

SECTION 14.    Status of Shares. Shares of Series A Preferred Stock that have been issued and reacquired in any manner, whether by redemption, repurchase or otherwise or upon any conversion of shares of Series A Preferred Stock to Common Stock, shall thereupon be retired and shall have the status of authorized and unissued shares of preferred stock of the Company undesignated as to series, and may be redesignated as any series of preferred stock of the Company and reissued.

SECTION 15.    Term. Except as expressly provided in this Certificate of Designations, the shares of Series A Preferred Stock shall not be redeemable or otherwise mature and the term of the Series A Preferred Stock shall be perpetual.

SECTION 16.    Creation of Capital Stock. Subject to Section 12(b)(ii), the Board, without the vote of the Holders, may authorize and issue additional shares of Capital Stock of the Company.

SECTION 17.    No Sinking Fund. Shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

SECTION 18.    Taxes. (a) Transfer Taxes. The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or shares of Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock, shares of Common Stock or other securities in a name other than the name in which the shares of Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment, unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(b)    Withholding. All payments and distributions (or deemed distributions) on the shares of Series A Preferred Stock (and on the shares of Common Stock received upon their conversion) shall be subject to withholding and backup withholding of taxes to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the Holders.

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SECTION 19.    Notices. All notices referred to herein shall be in writing and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed, (i) if to the Company, to its office at 7 Custom House Street, Portland ME 04101 (Attention: General Counsel), or to any transfer or other agent of the Company designated to receive such notice as permitted by this Certificate of Designations; (ii) if to any Holder, to such Holder at the address of such Holder as listed in the Register; or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

SECTION 20.    Facts Ascertainable. When the terms of this Certificate of Designations refer to a specific agreement or other document to determine the meaning or operation of a provision hereof, the Secretary of the Company shall maintain a copy of such agreement or document at the principal executive offices of the Company and a copy thereof shall be provided free of charge to any Holder who makes a request therefor. The Secretary of the Company shall also maintain a written record of the Issuance Date, the number of shares of Series A Preferred Stock issued to a Holder and the date of each such issuance, and shall furnish such written record free of charge to any Holder who makes a request therefor.

SECTION 21.    Waiver. Notwithstanding any provision in this Certificate of Designations to the contrary, any provision contained herein and any right of the Holders of Series A Preferred Stock granted hereunder may be waived as to all shares of Series A Preferred Stock (and the Holders thereof) upon the written consent of the Holders of a majority of the shares of Series A Preferred Stock then outstanding.

SECTION 22.    Severability. If any term of the Series A Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein, which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term, unless so expressed herein.

SECTION 23.    No Other Rights. Except as expressly provided in any agreement between a Holder and the Company, the Series A Convertible Preferred Stock will have no rights, preferences or voting powers, except as provided in this Certificate of Designations or the Certificate of Incorporation or as provided by applicable law.

[Signature Page Follows]

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This Certificate of Designations has been approved by the Board in the manner and by the vote required by law.

The undersigned acknowledges this Certificate of Designations to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its SVP, General Counsel and Secretary on this 19th day of May, 2020.

Helbiz, Inc.

By:
Name:
Title:

EXHIBIT I

FORM OF WARRANTS

Form of Warrant

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THE HOLDER HEREOF, BY ACQUIRING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY STATE SECURITIES LAWS OR (c) WITH THE PRIOR WRITTEN CONSENT OF THE CORPORATION, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

SHARE PURCHASE WARRANT

of

HELBIZ, INC.

1. Purchase Warrant. THIS CERTIFIES THAT, in consideration of funds duly paid by or on behalf of [●] (“Holder”), as registered owner of this Purchase Warrant, to Helbiz, Inc., a Delaware corporation (the “Company”), Holder is entitled, at any time or from time to time from [ ], 2022 (the “Commencement Date”), and at or before 5:00 p.m., Eastern time, on the three-year Anniversary of the Commencement Date (the “Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part,

(i)	prior to the effectiveness of the Requisite Stockholder Approval (as defined in the Certificate of Designation, Preference and Rights of Series A Convertible Preferred Stock) [●] shares of Company Series A Convertible Preferred Stock, par value $0.00001 per share (the “Preferred Stock”) or

(ii)	after the effectiveness of the Requisite Stockholder Approval, [●] shares of Company Class A common stock, par value $0.00001 per share (the “Common Shares” and together with the Preferred Stock, the “Underlying Securities”), subject to adjustment as provided in Section 5 hereof.

If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Purchase Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate this Purchase Warrant, except as otherwise provided herein or with the Holder’s consent. This Purchase Warrant is initially exercisable at $3.00 per Underlying Security; provided, however, that upon the occurrence of any of the events specified in Section 5 hereof, the rights granted by this Purchase Warrant, including the exercise price per Underlying Security and the number of Underlying Securities to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context. This Purchase Warrant is being issued in connection with aa Agreement and Plan of Merger entered into by the Company on October [ ], 2022 (the “Meger Agreement”), and any capitalized terms used but not otherwise defined herein shall have the meaning given to them in the Merger Agreement.

2. Exercise.

2.1 Exercise Form. In order to exercise this Purchase Warrant, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Purchase Warrant and payment of the Exercise Price for the Underlying Securities being purchased payable in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check or official bank check. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Purchase Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

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2.2 Payment. This Purchase Warrant may be exercised by the Holder thereof by paying in full the Exercise Price for each Underlying Security as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant by certified check or bank draft or wire transfer of immediately available funds to the payable order of the Company.

2.3 Legend. Each certificate for the Underlying Security purchased under this Purchase Warrant shall bear a legend as follows unless such Underlying Securities have been registered under the Securities Act of 1933, as amended (the “Act”):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE [AND ANY SECURITIES INTO WHICH THEY MAY CONVERT] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE LAW. NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW WHICH, IN THE OPINION OF COUNSEL TO THE COMPANY, IS AVAILABLE.”

3. Transfer.

3.1 General Restrictions. In order to make any permitted assignment of this Purchase Warrant, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Purchase Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five (5) Business Days upon receipt of the completed assignment form and payment of all transfer taxes, if any, transfer this Purchase Warrant on the books of the Company and shall execute and deliver a new Purchase Warrant or Purchase Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Underlying Securities purchasable hereunder or such portion of such number as shall be contemplated by any such assignment. The term “Business Day” means any day other than a Saturday, Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York, New York.

3.2 Restrictions Imposed by the Act. The Underlying Securities evidenced by this Purchase Warrant shall not be transferred unless and until: (i) the Company has received the opinion of counsel for the Holder that the securities may be transferred pursuant to an exemption from registration under the Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company or (ii) a registration statement or a post-effective amendment to the Registration Statement relating to the offer and sale of such Underlying Securities has been filed by the Company and declared effective by the U.S. Securities and Exchange Commission (the “Commission”) and compliance with applicable state securities law has been established. The Company acknowledges that this Purchase Warrant and the Underlying Securities issuable upon exercise of this Purchase Warrant have been registered pursuant to the Registration Statement.

4. New Purchase Warrants to be Issued.

4.1 Partial Exercise or Transfer. Subject to the restrictions in this Purchase Warrant, this Purchase Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax if exercised pursuant to Section 2.1 hereto, the Company shall cause to be delivered to the Holder without charge a new Purchase Warrant of like tenor to this Purchase Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Underlying Securities purchasable hereunder as to which this Purchase Warrant has not been exercised or assigned.

4.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Purchase Warrant of like tenor and date. Any such new Purchase Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

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5. Adjustments.

5.1 Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of Underlying Securities underlying the Purchase Warrant shall be subject to adjustment from time to time as hereinafter set forth:

5.1.1 Share Dividends; Split Ups. If, after the date hereof, and subject to the provisions of Section 5.3 below, the number of outstanding Shares is increased by a stock dividend payable in Shares or by a split up of Shares or other similar event, then, on the effective day thereof, the number of Underlying Securities purchasable hereunder shall be increased in proportion to such increase in outstanding Shares, and the Exercise Price shall be proportionately decreased.

5.1.2 Aggregation of Shares. If, after the date hereof, and subject to the provisions of Section 5.3 below, the number of outstanding Shares is decreased by a consolidation, combination or reclassification of Shares or other similar event, then, on the effective date thereof, the number of Underlying Securities purchasable hereunder shall be decreased in proportion to such decrease in outstanding Shares, and the Exercise Price shall be proportionately increased.

5.1.3 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Shares other than a change covered by Section 5.1.1 or 5.1.2 hereof or that solely affects the par value of such Shares, or in the case of any share reconstruction or amalgamation or consolidation or merger of the Company with or into another corporation (other than a consolidation or share reconstruction or amalgamation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Shares), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Purchase Warrant shall have the right thereafter (until the expiration of the right of exercise of this Purchase Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, share reconstruction or amalgamation, or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of Shares of the Company obtainable upon exercise of this Purchase Warrant immediately prior to such event; and if any reclassification also results in a change in Underlying Securities covered by Section 5.1.1 or 5.1.2, then such adjustment shall be made pursuant to Sections 5.1.1, 5.1.2 and this Section 5.1.3. The provisions of this Section 5.1.3 shall similarly apply to successive reclassifications, reorganizations, share reconstructions or amalgamations, or consolidations, sales or other transfers.

5.1.4 Changes in Form of Purchase Warrant. This form of Purchase Warrant need not be changed because of any change pursuant to this Section 5.1, and Purchase Warrants issued after such change may state the same Exercise Price and the same number of Underlying Securities as are stated in the Purchase Warrants initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Purchase Warrants reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.

5.2 Substitute Purchase Warrant. In case of any consolidation of the Company with, or share reconstruction or amalgamation or merger of the Company with or into, another corporation (other than a consolidation or share reconstruction or amalgamation or merger which does not result in any reclassification or change of the outstanding Shares), the corporation formed by such consolidation or share reconstruction or amalgamation shall execute and deliver to the Holder a supplemental Purchase Warrant providing that the holder of each Purchase Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Purchase Warrant) to receive, upon exercise of such Purchase Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or share reconstruction or amalgamation or merger, by a holder of the number of Underlying Securities of the Company for which such Purchase Warrant might have been exercised immediately prior to such consolidation, share reconstruction or amalgamation or merger, sale or transfer. Such supplemental Purchase Warrant shall provide for adjustments which shall be identical to the adjustments provided for in this Section 5. The above provision of this Section shall similarly apply to successive consolidations or share reconstructions or amalgamations.

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5.3 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Underlying Securities upon the exercise of the Purchase Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Underlying Securities or other securities, properties or rights.

6. Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized Underlying Securities, solely for the purpose of issuance upon exercise of the Purchase Warrants, such number of Underlying Securities or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Purchase Warrants and payment of the Exercise Price therefor, in accordance with the terms hereby, all Underlying Securities and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. As long as the Purchase Warrants shall be outstanding, the Company shall use its commercially reasonable efforts to cause all Shares issuable upon exercise of the Purchase Warrants to be listed (subject to official notice of issuance) on a national securities exchange or quoted on any tier of the OTC Bulletin Board or any successor trading market on which the Shares may then be listed and/or quoted.

7. Certain Notice Requirements.

7.1 Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Purchase Warrants and their exercise, any of the events described in Section 7.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least ten (10) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other shareholders of the Company in connection with the events described in Section 7.2 below at the same time and in the same manner that such notice is given to the shareholders.

7.2 Events Requiring Notice. The Company shall be required to give the notice described in this Section 7 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, (ii) the Company shall offer to all the holders of its Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or share reconstruction or amalgamation) or a sale of all or substantially all of its property, assets and business shall be proposed.

7.3 Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 5 hereof, send notice to the Holders of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s Chief Financial Officer.

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7.4 Transmittal of Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and addressed to the other party at its address set forth below (or to such other address that the receiving party may designate from time to time in accordance with this Section 7.4), and shall be deemed to have been given (a) three (3) days after mailing if sent by certified mail return receipt requested, (b) one (1) day after mailing if sent by receipted overnight carrier (i.e. Federal Express), provided that proof of delivery or rejection is obtained, or (c) when delivered if by hand or sent by email to the physical address or email address set forth below.

If to the Holder, at the address provided by Wheels Labs, Inc pursuant to the Merger Agreement (unless otherwise provided by the Holder in writing to the Company).

If to the Company:

Helbiz, Inc.

32 Old Slip

New York, New York 10005

Attn: Salvatore Palella, Chief Executive Officer

8. Miscellaneous.

8.1 Amendments. All modifications or amendments to this Purchase Warrant shall require the written consent of, and be signed by, the party against whom enforcement of the modification or amendment is sought.

8.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Warrant.

8.3. Entire Agreement. This Purchase Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

8.4 Binding Effect. This Purchase Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Warrant or any provisions herein contained.

8.5 Governing Law; Submission to Jurisdiction; Trial by Jury. This Purchase Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Warrant shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 7 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company and the Holder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

8.6 Waiver, etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Purchase Warrant to be signed by its duly authorized officer as of the [●] day of [●], 2022.

HELBIZ, INC.

By:
Name:
Title:

[Form to be used to exercise Purchase Warrant]

Date: __________, 20___

The undersigned hereby elects irrevocably to exercise the Purchase Warrant for (i) if prior to the Requisite Stockholder Approval, ______ shares of Series A Preferred Stock, par value $0.00001 per share (the “Preferred Stock”),or (ii) if after the Requisite Stockholder Approval, ______ shares of common stock, par value $0.00001 per share (together with the Preferred Stock, the “Underlying Security”), of HELBIZ, INC., a Delaware corporation (the “Company”), and hereby makes payment of $____ (at the rate of $____ per Underlying Security) in payment of the Exercise Price pursuant thereto. Please issue the Underlying Securities as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Underlying Securities for which this Purchase Warrant has not been exercised.

Please issue the Underlying Securities as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Underlying Securities for which this Purchase Warrant has not been converted.

Signature

Signature Guaranteed

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:
(Print in Block Letters)

Address:

NOTICE: The signature to this form must correspond with the name as written upon the face of the Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

[Form to be used to assign Purchase Warrant]

ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the within Purchase Warrant):

FOR VALUE RECEIVED, __________________ does hereby sell, assign and transfer unto ____________________ the rights evidenced by the Purchase Warrant issued by HELBIZ, INC., a Delaware corporation (the “Company”) and does hereby authorize the Company to transfer such right on the books of the Company.

Dated: __________, 20__

Signature

Signature Guaranteed

NOTICE: The signature to this form must correspond with the name as written upon the face of the within Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

EXHIBIT I

FORM OF SUPPORT AGREEMENT